Filed Pursuant to Rule 424(B)(2)
Registration Statement No. 333-130074

Prospectus Supplement to the Prospectus dated December 5, 2006 and the Prospectus Supplement dated December 5, 2006 — No. 656

The Goldman Sachs Group, Inc. Medium-Term Notes, Series B Leveraged Equity Index-Linked Notes Linked to an Index or a Basket of Indices

GENERAL TERMS

        Goldman Sachs may from time to time offer and sell leveraged equity index-linked notes the payments and performance of which will be linked to an index or a basket of indices, which we refer to as the “notes”. The accompanying prospectus dated December 5, 2006, the accompanying prospectus supplement dated December 5, 2006 and this prospectus supplement no. 656 dated August 23, 2007 (this “prospectus supplement no. 656”) describe terms that will apply generally to the notes, including any notes you purchase. A separate pricing supplement will describe general terms that apply specifically to your notes, including any changes to the general terms specified below.

        The notes may bear interest, if any, at a fixed rate or a floating rate, as specified in the applicable pricing supplement. The amount payable at maturity on your notes is linked to the performance of a specified index or weighted basket of indices, as specified in the pricing supplement, in each case as measured over the life of the notes. On the stated maturity date, for each of your notes, you will be paid the “cash settlement amount”, if any. The cash settlement amount is subject to any adjustments or modifications as provided in this prospectus supplement no. 656 and the applicable pricing supplement for your notes.

        The return on your notes at maturity will be based on the performance of the applicable index or basket of indices, as applicable, as measured by the percentage change in the closing level of the applicable index or the weighted average of the closing levels of the indices included in the basket, as applicable, on the determination date or each averaging date, as applicable (the “final index level” or “final basket level”, as applicable, subject to adjustments as described elsewhere in this prospectus supplement no. 656) from the “initial index level”or “initial basket level”, as applicable, which will be specified in the applicable pricing supplement. We refer to this percentage change as the “index return” or “basket return”, as applicable. The cash settlement amount will be an amount in cash equal to:

•	if the final index or basket level is greater than the initial index or basket level, the face amount of a note plus an additional amount equal to the product of the participation rate (which will be a positive percentage specified in the applicable pricing supplement) times 1% of the face amount of a note for every 1% positive index or basket return, subject to the cap level if specified in the applicable pricing supplement; if a cap level is applicable, any increase in the final index or basket level over the cap level will not increase the cash settlement amount;

•	if the applicable pricing supplement specifies a buffer level (which will be a positive amount less than the initial index or basket level), and if the final index or basket level is less than or equal to the initial index or basket level but greater than or equal to the buffer level, the face amount of a note; if the applicable pricing supplement specifies a buffer level, and if the final index or basket level is less than the buffer level, the face amount of a note minus an amount equal to the product of the buffer rate (which will be a percentage greater than or equal to 100%, as specified in the applicable pricing supplement) times 1% of the face amount of a note for every 1% negative index or basket return below the index or basket return at the buffer level; or

•	if the applicable pricing supplement does not specify a buffer level, and if the final index or basket level is equal to the initial index or basket level, the face amount of a note; if the applicable pricing supplement does not specify the buffer level, and if the final index or basket level is less than the initial index or basket level, the face amount of a note minus an amount equal to 1% of the face amount of a note for every 1% negative index or basket return.

        Therefore, if the applicable pricing supplement specifies a buffer level, to the extent that the final index or basket level declines below the buffer level, the rate of decline in the amount you will be paid on your notes, if any, on the stated maturity date may exceed the rate of decline in the applicable index or basket of indices. The notes are not principal protected and you could lose all or a substantial portion of your investment in the notes; a final index or basket level below the buffer level or initial index or basket level, as the case may be, will reduce the amount payable you will receive on your notes, if any, on the stated maturity date below the face amount of your notes. In addition, if the participation rate for your notes is less than 100%, the rate of increase in the amount you will be paid on your notes over the face amount of your notes will be less than the rate of increase in the applicable index or basket of indices. Furthermore, if the applicable pricing supplement specifies a cap level, the amount you will be paid on your notes over the face amount of your notes will be capped.

        The general terms of the notes are described beginning on page S-33 and include the following:

Issuer: The Goldman Sachs Group, Inc.

Index or indices included in a basket: as specified in the applicable pricing supplement

Cash settlement amount: on the stated maturity date, for each of your notes the issuer will pay you an amount in cash calculated as described under “General Terms of the Leveraged Equity Index-Linked Notes — Payment of Principal on Stated Maturity Date” on page S-34

Face amount: each note will have a face amount equal to $1,000, or integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable pricing supplement

Stated maturity date: as specified in the applicable pricing supplement, subject to postponement as described in “General Terms of the Leveraged Equity Index-Linked Notes — Payment of Principal on Stated Maturity Date — Stated Maturity Date” on page S-37, unless otherwise specified in your pricing supplement

Determination date: as specified in the applicable pricing supplement, subject to postponement as described in “General Terms of the Leveraged Equity Index-Linked Notes — Payment of Principal on Stated Maturity Date — Determination Date” on page S-37, unless otherwise specified in your pricing supplement

Interest rate (coupon) (if any): as specified in the applicable pricing supplement

Interest payment dates: as specified in the applicable pricing supplement

Interest reset dates: as specified in the applicable pricing supplement

Calculation agent: Goldman, Sachs & Co.

        Your investment in the leveraged equity index-linked notes involves certain risks. See “Additional Risk Factors Specific to the Leveraged Equity Index-Linked Notes” beginning on page S-25 to read about investment risks relating to the notes.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement no. 656. Any representation to the contrary is a criminal offense.

        Goldman Sachs may use this prospectus supplement no. 656 in the initial sale of the leveraged equity index-linked notes. In addition, Goldman, Sachs & Co., or any affiliate of Goldman Sachs may use this prospectus supplement no. 656 in a market-making transaction in leveraged equity index-linked notes after its initial sale. Unless Goldman Sachs or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement no. 656 is being used in a market-making transaction.

Goldman, Sachs & Co.

Prospectus Supplement dated August 23, 2007

In this prospectus supplement no. 656, when we refer to a “note”, including your notes, we mean a leveraged equity index-linked note unless the context requires otherwise. Each of the notes has the terms described under “Summary Information” on page S-3 and under “General Terms of the Leveraged Equity Index-Linked Notes” on page S-33. Please note that in this prospectus supplement no. 656, references to “The Goldman Sachs Group, Inc.”, “we”, “our”, and “us”mean only The Goldman Sachs Group, Inc., and do not include its consolidated subsidiaries, while references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries. References to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company (“DTC”). Please review the special considerations that apply to owners of beneficial interests in the accompanying prospectus, under “Legal Ownership and Book-Entry Issuance”. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated December 5, 2006, as supplemented by the accompanying prospectus supplement, dated December 5, 2006, of The Goldman Sachs Group, Inc. References to the “relevant pricing supplement” or “applicable pricing supplement” mean the pricing supplement that describes the specific terms of your notes.

The Notes Are Part of a Series

        The leveraged equity index-linked notes, including your notes, are part of a series of debt securities, entitled “Medium-Term Notes, Series B”, that we may issue under our indenture from time to time. The leveraged equity index-linked notes, including your notes, are “indexed debt securities”, as defined in the accompanying prospectus. This prospectus supplement no. 656 summarizes financial and other terms that apply generally to the notes, including your notes. We describe terms that apply generally to all Series B medium-term notes in “Description of Notes We May Offer” and “Description of Debt Securities We May Offer” in the accompanying prospectus supplement and accompanying prospectus, respectively. The terms described here supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

        Please note that the information about the settlement or trade dates, issue price discounts or commissions and net proceeds to The Goldman Sachs Group, Inc. in the relevant pricing supplement relates only to the initial issuance and sale of your notes. If you have purchased your notes in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Specific Terms Will Be Described in Pricing Supplements

        The specific terms of your notes will be described in the relevant pricing supplement accompanying this prospectus supplement no. 656. The terms described there supplement those described here and in the accompanying prospectus and accompanying prospectus supplement. If the terms described in the relevant pricing supplement are inconsistent with those described here or in the accompanying prospectus or accompanying prospectus supplement, the terms described in the relevant pricing supplement are controlling.

SUMMARY INFORMATION

Payment of Principal at Maturity

        Subject to modification as provided in the applicable pricing supplement, on the stated maturity date, we will exchange each of your notes for the cash settlement amount, if any, subject to any adjustments or modifications as described below.

Cash Settlement Amount for Notes With Buffer Level

        The relevant pricing supplement may specify a buffer level for your notes. If the relevant pricing supplement so provides, the buffer level will be a specified percentage (less than 100% and greater than 0%) of the initial index or basket level.

        In such a case, whether the notes are linked to a single index or a basket of indices, if the final level of the applicable index or basket of indices is greater than the initial level of such index or basket of indices, the cash settlement amount will equal the face amount of a note plus an additional amount equal to the product of the participation rate (as described below) times 1% of the face amount of a note for every 1% positive index or basket return, subject to the cap level (as described below) if specified in the applicable pricing supplement. Since the applicable index or basket return will be a positive percentage in this case, the cash settlement amount will be greater than the face amount of a note. If, on the other hand, the final level of the applicable index or basket of indices is less than or equal to the initial level of such index or basket of indices but greater than or equal to the buffer level, the cash settlement amount will equal the face amount of a note. Further, if the final level of the applicable index or basket of indices is less than the buffer level, the cash settlement amount will equal the face amount of a note minus an amount equal to the product of the buffer rate (as described below) times 1% of the face amount of a note for every 1% negative index or basket return below the index or basket return at the buffer level. Since the buffer rate will be a positive percentage, the cash settlement amount will be less than the face amount of a note. In addition, unless the applicable pricing supplement otherwise provides, the buffer rate will exceed 100% and therefore the rate of decrease in the cash settlement amount will exceed the rate of decrease in the applicable index or basket of indices. In such a case, the cash settlement amount could even be zero. If the applicable pricing supplement specifies that the buffer rate is 100%, the rate of decrease in the cash settlement amount will equal the rate of decrease in the applicable index or basket of indices and the minimum cash settlement amount will equal the buffer amount times the face amount of a note.

        The  participation rate indicates the extent to which you will participate in any positive return in the applicable index or basket of indices. If the applicable pricing supplement specifies a participation rate that is less than 100%, you will participate in less than the full return of the applicable index or basket of indices over the life of your notes. If the participation rate is greater than 100%, you will participate in the return of the applicable index or basket of indices to a greater extent than as measured by such return alone, or in other words, on a leveraged basis.

        The buffer rate indicates the rate of decrease in the cash settlement amount compared to any rate of decrease in the final level of the applicable index or basket of indices below the buffer level. If you purchase the notes with a buffer rate greater than 100%, and if the final index level is less than the buffer level, the cash settlement amount, if any, will decrease at a greater rate than the rate of decrease in return of the applicable index or basket of indices alone, or in other words, on a leveraged basis. If you purchase the notes with a buffer rate equal to 100%, the cash settlement amount will decrease at the same rate as the rate of decrease in return of the applicable index or basket of indices below the buffer level. Therefore, the minimum cash settlement amount will equal the buffer amount times the face amount of a note.

        The return of the applicable index or basket of indices, which we refer to as the index return or the basket return, is equal to the percentage, if any, by which the final level of the applicable index or basket of indices (which we refer to as the final index level or final basket level) exceeds the initial level of such index or basket of indices (which we refer to as the initial index level or initial basket level). The index or basket return measures the performance of the applicable index or basket of indices over the life of the notes by measuring the change in the final index or basket level (as determined on the determination date or the averaging dates, as applicable, for the notes) over the initial index or basket level (as determined on the applicable trade date for the notes). As a result, temporary fluctuations in the index or basket level during the interim life of the notes may have little, if any, impact on the cash settlement amount that will be paid, if any, at maturity.

Calculation of Cash Settlement Amount for Notes Linked to a Single Index

        For notes linked to a single index, if the final index level is greater than the initial index level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x participation rate x index return)

, provided that the cash settlement amount will be subject to the cap level, if specified in the applicable pricing supplement,

where,

face amount	=	unless otherwise specified in the relevant pricing supplement, each note will have a face amount equal to $1,000, or integral multiples thereof in excess of $1,000
participation rate	=	as specified in the applicable pricing supplement, and which could be greater or less than 100%
index return	=	final index – initial index level initial index level	, expressed as a percentage
initial index level	=	as specified in the applicable pricing supplement, and which will be the level of the index at a specific time during the trade date for the notes
final index level	=	the closing level of the index on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the closing levels of the index on each of the specified averaging dates, in each case except in limited circumstances described under “General Terms of the Leveraged Equity Index-Linked Notes — Payment of Principal on Stated Maturity Date — Consequences of a Market Disruption Event or a Non-Trading Day” on page S-38 and subject to adjustment as provided under “General Terms of the Leveraged Equity Index-Linked Notes — Discontinuance or Modification of an Index” on page S-40
closing level	=	the level of the index, or any successor index, published by the index sponsor at the regular weekday close of trading of the relevant exchanges or trading facilities on the relevant trading day and where,
stated maturity date	=	the date specified in the applicable pricing supplement, subject to postponement as described under “General Terms of the Leveraged Equity Index-Linked Notes — Payment of Principal on Stated Maturity Date — Stated Maturity Date” on page S-37 or as provided in the applicable pricing supplement
determination date	=	the date specified in the applicable pricing supplement or, if the applicable pricing supplement specifies averaging dates, the date of the last averaging date, in each case subject to postponement as described under “General Terms of the Leveraged Equity Index-Linked Notes — Payment of Principal on Stated Maturity Date — Determination Date” on page S-37 or as provided in the applicable pricing supplement
averaging dates	=	the dates, if any, that may be specified in the applicable pricing supplement, each subject to postponement as described under “General Terms of the Leveraged Equity Index-Linked Notes — Payment of Principal on Stated Maturity Date — Averaging Dates” on page S-38 or as provided in the applicable pricing supplement

        If the final index level is less than or equal to the initial index level but greater than or equal to the buffer level, the cash settlement amount will equal the face amount of a note.

        If the final index level is less than the buffer level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x buffer rate x (index return + buffer amount))

where,

buffer rate	=	as specified in the applicable pricing supplement, and which is expected to equal either (i) the quotient of (A) the initial index level divided by (B) the buffer level, expressed as a percentage, or (ii) 100%
buffer amount	=	as specified in the applicable pricing supplement, and which is expected to equal the result of (i) the initial index level minus the buffer level divided by (ii) the initial index level, expressed as a percentage

Calculation of Cash Settlement Amount for Notes Linked to a Basket of Indices

       For notes linked to a basket of indices, if the final basket level is greater than the initial basket level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x participation rate x basket return)

, provided that, the cash settlement amount will be subject to the cap level, if specified in the applicable pricing supplement,

where,

initial basket level	=	the initial basket level, which will be specified in the applicable pricing supplement, will be determined on the trade date for your notes and will be based on (i) the initial index level (as defined above) for each index included in the basket and (ii) a “weighting multiplier” (as defined below) for each index in the basket as set forth on the applicable trade date; the “weighting multipliers” will determine the fractional values of each of the indices included in the basket and will be based on the initial index levels and relative weighting of each of the indices in the basket; the weighting multipliers will remain constant for the life of the notes

For example, in the case of notes linked to the value of a basket of three indices, A, B and C, the initial basket level will be the sum of the following:

Initial Index Level of Basket Index		Weighting Multiplier
(initial index level of Index A	x	weighting multiplier for Index A)
+

(initial index level of Index B	x	weighting multiplier for Index B)
+

(initial index level of Index C	x	weighting multiplier for Index C)

basket closing level	=	the sum of the products, as calculated for each basket index, of the closing level for each basket index on any trading day multiplied by the weighting multiplier for each

basket closing level	=	such basket index
final basket level	=	the basket closing level on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the basket closing levels on each of the specified averaging dates, in each case except in limited circumstances described under “General Terms of the Leveraged Equity Index-Linked Notes — Payment of Principal on Stated Maturity Date — Consequences of a Market Disruption Event or a Non-Trading Day” on page S-38 and subject to adjustment as provided under “General Terms of the Leveraged Equity Index-Linked Notes — Discontinuance or Modification of an Index” on page S-40
basket return	=	final basket level – initial basket level initial basket level	,expressed as a percentage
weighting percentage	=	for each basket index, the applicable percentage weight of such basket index within the basket of indices, as set forth in the applicable pricing supplement for your notes; the sum of the weighting percentage of all of the indices in a basket will always equal 100%
weighting multiplier	=	for each basket index, the quotient of (i) the product of the initial basket level times the weighting percentage for such basket index divided by (ii) the initial index level for such basket index, as set forth in the applicable pricing supplement for your notes and where,

“face amount”, “participation rate”, “closing level”, “determination date” and “averaging dates” are as defined under “— Calculation of Cash Settlement Amount for Notes Linked to a Single Index” above.

        If the final basket level is less than or equal to the initial basket level but greater than or equal to the buffer level, the cash settlement amount will equal the face amount of a note.

        If the final basket level is less than the buffer level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x buffer rate x (basket return + buffer amount)) where,

buffer rate	=	as specified in the applicable pricing supplement, and which is expected to equal either (i) the quotient of (A) the initial basket level divided by (B) the buffer level, expressed as a percentage, or (ii) 100%
buffer amount	=	as specified in the applicable pricing supplement, and which is expected to equal the result of (i) the initial basket level minus the buffer level divided by (ii) the initial basket level, expressed as a percentage

Cash Settlement Amount for Notes Without Buffer Level

        If the relevant pricing supplement does not specify a buffer level, whether the notes are linked to a single index or a basket of indices, if the final index or basket level is greater than the initial index or basket level, the cash settlement amount will equal the face amount of a note plus an additional amount equal to the product of the participation rate times 1% of the face amount of a note for every 1% positive index or basket return, subject to the cap level (as described below) if specified in the applicable pricing supplement. Since the applicable index or basket return will be a positive percentage in this case, the cash settlement amount will be greater than the face amount of a note. If, on the other hand, the final index or basket level is equal to the initial index or basket level, the cash settlement amount will equal the face amount of a note. Further, if the final index or basket level is less than the initial index or basket level, the cash settlement amount will equal the face amount of a note minus 1% of the face amount of a note for every 1% negative index or basket return. In such a case, the cash settlement amount will be less than the face amount of a note and could even be zero.

Calculation of Cash Settlement Amount for Notes Linked to a Single Index

        For notes linked to a single index, if the final index level is greater than the initial index level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x participation rate x index return)

, provided that the cash settlement amount will be subject to the cap level, if specified in the applicable pricing supplement,

where,

“face amount”, “participation rate” and “index return” are as defined under “— Cash Settlement Amount with Buffer Level — Calculation of Cash Settlement Amount for Notes Linked to a Single Index” above.

        If the final index level is equal to the initial index level, the cash settlement amount will equal the face amount of a note.

        If the final index level is less than the initial index level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x index return)

Calculation of Cash Settlement Amount for Notes Linked to a Basket of Indices

        For notes linked to a basket of indices, if the final basket level is greater than the initial basket level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x participation rate x basket return)

, provided that, the cash settlement amount will be subject to the cap level, if specified in the applicable pricing supplement,

where,

“face amount”, “participation rate” and “basket return” are as defined under “— Cash Settlement Amount with Buffer Level — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Indices” above.

        If the final basket level is equal to the initial basket level, the cash settlement amount will equal the face amount of a note.

        If the final basket level is less than the initial basket level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount x basket return)

Cash Settlement Amount for Notes subject to Cap Level

        The relevant pricing supplement may specify a cap level for your notes. If the relevant pricing supplement so provides, the cap level will be a specified percentage (which will be greater than 100%) of the initial index level.

Calculation of Cash Settlement Amount for Notes Linked to a Single Index

        The cash settlement amount will equal the lesser of the following:

•	the cash settlement amount calculated as described under “— Cash Settlement Amount for Notes With Buffer Level — Calculation of Cash Settlement Amount for Notes Linked to a Single Index” or “— Cash Settlement Amount for Notes Without Buffer Level — Calculation of Cash Settlement Amount for Notes Linked to a Single Index” above, as the case may be; and
•	face amount + (face amount x participation rate x capped return)

where,

capped return =	index cap – initial index level initial index level	, expressed as a percentage

Calculation of Cash Settlement Amount for Notes Linked to a Basket of Indices

        The cash settlement amount will equal the lesser of the following:

•	the cash settlement amount calculated as described under “— Cash Settlement Amount for Notes With Buffer Level — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Indices” or “— Cash Settlement Amount for Notes Without Buffer Level — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Indices” above, as the case may be; and
•	face amount + (face amount x participation rate x capped return)

where,

capped return =	index cap – initial basket level initial basket level	, expressed as a percentage

Averaging Dates

        If specified in the applicable pricing supplement, the final index or basket level will be based on the arithmetic average of the closing levels of the relevant index or the basket closing levels on each of the specified averaging dates, except in limited circumstances described under “General Terms of the Leveraged Equity Index-Linked Notes — Payment of Principal on Stated Maturity Date — Consequences of a Market Disruption Event or a Non-Trading Day” on page S-38 and subject to adjustment as provided under “General Terms of the Leveraged Equity Index-Linked Notes — Discontinuance or Modification of an Index” on page S-40.

Underlying Indices

        For a description of certain indices to which the notes may be linked, see “The Indices,” attached to this prospectus supplement no. 656 as Annex A. Any other index or indices to which the notes may be linked will be described in the applicable pricing supplement.

Interest

        The notes may pay interest, if any, at a fixed rate or a floating rate, which will be specified in the applicable pricing supplement. If the notes pay interest, such interest will be paid on the interest payment dates specified in the applicable pricing supplement.

Other Terms of the Notes

•	The notes will not be listed on any securities exchange or interdealer quotation system, unless specified otherwise in the applicable pricing supplement.
•	You will not have the right to present the notes to us for repayment prior to maturity, unless specified otherwise in the applicable pricing supplement.

•	The notes may be issued at a discount to their stated principal amount.
•	We may from time to time, without your consent, issue additional leveraged equity index-linked notes having the same terms as certain index-linked notes previously issued.

Our Redemption Right

        If so specified in the applicable pricing supplement, we will have the option to redeem all or part of your notes on the redemption date(s) or under the circumstances specified in the applicable pricing supplement. If we decide to redeem your notes, we will:

•	send a notice of redemption to the holder of your notes and the trustee announcing that we have decided to redeem the notes;
•	specify in the notice of redemption the redemption price that we will pay you in exchange for each of your notes, which will be set forth in the applicable pricing supplement; and
•	specify in the notice of redemption the redemption date when your notes will be mandatorily exchanged; the redemption date will be on or after the initial redemption date specified in the applicable pricing supplement and at least 30 but no more than 60 calendar days after the date the notice of redemption is given.

        In addition, if so specified in the applicable pricing supplement, our option to redeem your notes may be conditioned upon the closing level of the applicable index or the basket closing level being greater or lower than a threshold level specified in the applicable pricing supplement. For more detail on such price dependent redemption right, see “General Terms of the Leveraged Equity Index-Linked Notes — Our Redemption Right — Price Dependent Redemption Right” below.

Calculation Agent

        Goldman, Sachs & Co. is appointed as the initial calculation agent for the leveraged equity index-linked notes as of the date of this prospectus supplement no. 656. We may change the calculation agent without notice to the holders and Goldman, Sachs & Co. may resign as calculation agent at any time upon 60 days’ written notice to Goldman Sachs. The calculation agent will make all determinations regarding the interest payments, if applicable; the final index or basket level; the index or basket return; market disruption events; stated maturity date; determination date; averaging dates, if applicable; business days, trading days; the default amount; the cash settlement amount and the amount payable on your notes at maturity or upon redemption; and any other determination as applicable or specified in the relevant pricing supplement. Absent manifest error, all determinations of the calculation agent will be final and binding, without any liability on the part of the calculation agent.

What About Taxes?

        The U.S. federal income tax consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental Discussion of Federal Income Tax Consequences” on page S-47.

        Pursuant to the terms of the notes, The Goldman Sachs Group, Inc. and you agree (in the absence of an administrative or judicial ruling to the contrary) to characterize your notes for all purposes as a pre-paid forward contract which is an income-bearing forward contract if the notes bear interest. If your notes are so treated, you will generally recognize capital gain or loss upon the sale, maturity, or redemption of your notes in an amount equal to the difference between the amount you receive upon the sale or redemption of your notes or on the stated maturity date and the amount you paid for your notes. Such gain or loss generally would be long-term capital gain or loss if you held your notes for more than one year.

HYPOTHETICAL RETURNS ON THE LEVERAGED EQUITY INDEX-LINKED NOTES

        The following examples, tables and charts are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate hypothetical cash settlement amounts at maturity, assuming all other variables described below remain constant, for a range of index and basket performances as they relate to hypothetical issuances of notes linked to a single index and notes linked to a basket of indices.

        The information in the tables and charts below reflects hypothetical rates of return on the notes assuming that they are purchased on the original issue date and held to the stated maturity date. If you sell your notes prior to the stated maturity date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the examples, tables and charts below such as prevailing interest rates and the volatility of the index or a basket of indices. For more information on the value of your notes in the secondary market, see “Additional Risk Factors Specific to the Leveraged Equity Index-Linked Notes — Market Value of Your Notes May Be Influenced by Many Unpredictable Factors”below.

        No one can predict what the level of the applicable index or basket of indices will be on the determination date or any of the averaging dates, as applicable, for your notes. The indices described in “The Indices” in Annex A to this prospectus supplement no. 656 below have been highly volatile — meaning that their levels have changed substantially in relatively short periods — in the past and their performance cannot be predicted for the future. In addition, any rate of return you may earn on an investment in the notes may be lower than that which you could earn on a comparable investment in the index stocks of the index or indices to which your notes are linked. Among other things, the return on your notes will not reflect any dividends that may be paid on the index stocks. Also, the hypothetical examples shown below do not take into account the effects of applicable taxes, see “Additional Risk Factors Specific to the Leveraged Equity Index-Linked Notes —The Tax Consequences of an Investment in Your Notes Are Uncertain” below.

        The following examples, tables and charts do not reflect interest payments, if any, that may be payable on your notes. We have assumed for the purposes of these examples, tables and charts below that there is no change in or affecting the composition of any index or the method by which any index sponsor calculates the relevant index, that there is no change in the relative weighting of any index stock for a particular index, and that no market disruption event occurs with respect to any index.

        For these reasons, the actual performance of the applicable index or basket of indices over the life of your notes, as well as the amount payable at maturity, may bear little relation to the hypothetical examples shown below.

        The initial index or basket level, the participation rate, the buffer level, the buffer rate, the buffer amount, the cap level, the stated maturity date, the determination date, the averaging dates and the weighting multipliers, as applicable, that will apply to your notes will be set forth in a pricing supplement prepared specifically for the notes you purchase.

Notes Linked to a Single Index with a Determination Date

Examples for the Case Where the Final Index Level is Greater Than the Initial Index Level

        If the final index level is greater than the initial index level, on the stated maturity date for each note you will receive a cash settlement amount greater than the face amount of a note. The cash settlement amount will be calculated on the determination date (examples of which are provided below) and will equal the sum of the face amount plus the product of (i) the face amount times (ii) the participation rate times (iii) the index return, the latter of which is the percentage, if any, by which the final

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index level exceeds the initial index level. Accordingly, if the final index level is greater than the initial index level, the amount payable at maturity per each note will be as follows:

face amount + (face amount x participation rate x index return)

        However, if the relevant pricing supplement specifies a cap level for your notes, the amount payable at maturity per each note will be limited to the lesser of (i) the cash settlement amount calculated as described in the immediately preceding paragraph and (ii) an amount calculated based on the cap level, calculated as follows:

face amount + (face amount x participation rate x capped return)

        The hypothetical examples presented below show how the amount payable on the notes is calculated, when the final index level is greater than the initial index level, based on key terms and assumptions set forth below.

Example 1: The participation rate is greater than 100%.

Key Terms and Assumptions
Face amount:	$1,000
Hypothetical initial index level:	1,000
Hypothetical final index level:	1,500
Hypothetical participation rate:	130%
Relevant pricing supplement does not specify a cap level

Cash settlement amount	=	$1,000 + ($1,000 x 130% x	1,500 – 1,000 1,000)	= $1,650

        In the example above, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, or $1,650. Because the participation rate is greater than 100%, the return on your notes is greater than the rate of increase in the index level from the trade date to the determination date.

        The table below illustrates the effect of the assumed participation rate of 130% on the hypothetical return on each note for the specified final index levels that are greater than the initial index level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date. The hypothetical percentage return on a note is greater than the hypothetical percentage return on the underlying index by 30% due to the participation rate of 130%.

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Hypothetical Percentage Return on Underlying Index	Hypothetical Final Index Level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
300%	4,000	$1,000	$4,900	390.0%
200%	3,000	$1,000	$3,600	260.0%
150%	2,500	$1,000	$2,950	195.0%
100%	2,000	$1,000	$2,300	130.0%
75%	1,750	$1,000	$1,975	97.5%
50%	1,500	$1,000	$1,650	65.0%
25%	1,250	$1,000	$1,325	32.5%
20%	1,200	$1,000	$1,260	26.0%
10%	1,100	$1,000	$1,130	13.0%

Example 2: The participation rate is less than 100%.

Key Terms and Assumptions
Face amount:	$1,000
Hypothetical initial index level:	1,000
Hypothetical final index level:	1,500
Hypothetical participation rate:	80%
Relevant pricing supplement does not specify a cap level

Cash settlement amount	=	$1,000 + ($1,000 x 80% x	1,500 – 1,000 1,000)	= $1,400

        In the example above, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, or $1,400. Because the participation rate is less than 100%, the return on your notes is less than the rate of increase in the index level from the trade date to the determination date.

        The table below illustrates the effect of the assumed participation rate of 80% on the hypothetical return on each note for the specified final index levels that are greater than the initial index level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date. The hypothetical percentage return on a note is less than the hypothetical percentage return on the underlying index by 20% due to the participation rate of 80%.

Hypothetical Percentage Return on Underlying Index	Hypothetical Final Index Level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
300%	4,000	$1,000	$3,400	240%
200%	3,000	$1,000	$2,600	160%
150%	2,500	$1,000	$2,200	120%
100%	2,000	$1,000	$1,800	80%
75%	1,750	$1,000	$1,600	60%
50%	1,500	$1,000	$1,400	40%
25%	1,250	$1,000	$1,200	20%
20%	1,200	$1,000	$1,160	16%
10%	1,100	$1,000	$1,080	8%

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Example 3: The cap level is applicable.

Key Terms and Assumptions
Face amount:	$1,000
Hypothetical initial index level:	1,000
Hypothetical final index level:	1,200
Hypothetical participation rate:	130%
Hypothetical cap level:	1,300

Cash settlement amount calculated without regard to the cap level	=	$1,000 + ($1,000 x 130% x	1,200 – 1,000 1,000)	= $1,260

Cash settlement amount calculated based on the cap level	=	$1,000 + ($1,000 x 130% x	1,300 – 1,000 1,000)	= $1,390

        In the example above, the cash settlement amount calculated without regard to the cap level is less than the cash settlement amount calculated based on the cap level. Therefore, the cash settlement amount will equal the cash settlement amount calculated without regard to the cap level, or $1,260. Because the final index level is less than the cap level, the return on your notes is not limited by the index return at the cap level.

Key Terms and Assumptions
Face amount:	$1,000
Hypothetical initial index level:	1,000
Hypothetical final index level:	1,500
Hypothetical participation rate:	130%
Hypothetical cap level:	1,300

Cash settlement amount calculated without regard to the cap level	=	$1,000 + ($1,000 x 130% x	1,500 – 1,000 1,000)	= $1,650

Cash settlement amount calculated based on the cap level	=	$1,000 + ($1,000 x 130% x	1,300 – 1,000 1,000)	= $1,390

        In the example above, the cash settlement amount calculated without regard to the cap level is greater than the cash settlement amount calculated based on the cap level. Therefore, the cash settlement amount will equal the cash settlement amount calculated based on the cap level, or $1,390. Because the final index level is greater than the cap level, the return on your notes is capped based on the index return at the cap level.

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Key Terms and Assumptions
Face amount:	$1,000
Hypothetical initial index level:	1,000
Hypothetical participation rate:	80%
Hypothetical cap level:	1,750

        The table below illustrates the effect of the assumed cap level of 1,750 and assumed participation rate of 80% on the hypothetical return on each note for the specified final index levels that are greater than the initial index level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date. The hypothetical percentage return on a note is capped at 60% regardless of the hypothetical percentage returns on the underlying index that exceed 75%, due to the cap level of 1,750 and the participation rate of 80%.

Hypothetical Percentage Return on Underlying Index	Hypothetical Final Index Level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
300%	4,000	$1,000	$1,600	60%
200%	3,000	$1,000	$1,600	60%
150%	2,500	$1,000	$1,600	60%
100%	2,000	$1,000	$1,600	60%
75%	1,750	$1,000	$1,600	60%
50%	1,500	$1,000	$1,400	40%
25%	1,250	$1,000	$1,200	20%
20%	1,200	$1,000	$1,160	16%
10%	1,100	$1,000	$1,080	8%

        If a cap level applies to your notes, the appreciation potential of the notes will be limited by the cap level even if the final index level would otherwise imply a much higher return on your notes. Therefore, your return may be less than the return you would have otherwise received if you had invested directly in the underlying index or the index stocks of the underlying index.

Examples for the Case Where the Relevant Pricing Supplement Specifies a Buffer Level and the Final Index Level is Equal to or Less Than the Initial Index Level

        If the relevant pricing supplement specifies a buffer level, and if the final index level is equal to or less than the initial index level but greater than or equal to the buffer level, on the stated maturity date for each note you will receive a cash settlement amount equal to the face amount of a note. If the relevant pricing supplement specifies a buffer level, and if the final index level is less than the buffer level, on the stated maturity date for each note you will receive a cash settlement amount less than the face amount of a note. In such a case, the cash settlement amount will be calculated on the determination date (examples of which are provided below) and will equal the sum of the face amount plus the product of (i) the face amount times (ii) the buffer rate times (iii) the sum of (1) the index return plus (2) the buffer amount. Accordingly, if the final index level is equal to or less than the initial index level, the amount payable at maturity per each note will be as follows:

if the final index level is equal to or less than the initial index level but greater than or equal to the buffer level,

face amount

if the final index level is less than the buffer level,

face amount + (face amount x buffer rate x (index return + buffer amount))

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Example 4: The buffer level is applicable.

Key Terms and Assumptions
Face amount:	$1,000
Hypothetical initial index level:	1,000
Hypothetical final index level:	900
Hypothetical buffer level:	800

        In the example above, since the final index level of 900 is greater than the buffer level of 800, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, which will in turn equal the $1,000 face amount.

Key Terms and Assumptions
Face amount:	$1,000
Hypothetical initial index level:	1,000
Hypothetical final index level:	600
Hypothetical buffer level:	800

If the applicable pricing supplement specifies a buffer rate that is greater than 100%,

Buffer rate =	1,000 800	= 125%

Cash settlement amount	=	$1,000 + ($1,000 x 125% x (	600 – 1,000 1,000	+	1,000 – 800 1,000))	= $750

If the applicable pricing supplement specifies a buffer rate of 100%,

Cash settlement amount	=	$1,000 + ($1,000 x 100% x (	600 – 1,000 1,000	+	1,000 – 800 1,000))	= $800

        In the example above, since the final index level of 600 is less than the buffer level of 800, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, which will be less than the $1,000 face amount. Unless the applicable pricing supplement specifies a buffer rate of 100%, the buffer rate will equal the quotient of the initial index level of 1,000 divided by the buffer level of 800, or 125%, and the buffer amount will equal the result of (i) the initial index level of 1,000 minus the buffer level of 800 divided by (ii) the initial index level of 1,000, expressed as a percentage, or 20%. In such a case, the cash settlement amount will equal $750. If the applicable pricing supplement specifies a buffer rate of 100%, the cash settlement amount will equal $800.

Key Terms and Assumptions
Face amount:	$1,000
Hypothetical initial index level:	1,000
Hypothetical buffer level:	800
Hypothetical buffer rate:	125%

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        The table below illustrates the effect of the assumed buffer level of 800 and the assumed buffer rate of 125% on the hypothetical return on each note for the specified final index levels that are equal to or less than the initial index level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date. The hypothetical percentage return on a note will decrease at an accelerated rate when the hypothetical percentage returns on the underlying index are below -20%. Therefore, the hypothetical amount payable on your notes will not be protected and could even be zero.

Hypothetical Percentage Return on Underlying Index	Hypothetical Final Index Level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
0%	1,000	$1,000	$1,000.0	0.00%
-10%	900	$1,000	$1,000.0	0.00%
-20%	800	$1,000	$1,000.0	0.00%
-25%	750	$1,000	$ 937.5	-6.25%
-50%	500	$1,000	$ 625.0	-37.50%
-75%	250	$1,000	$ 312.5	-68.75%
-100%	0	$1,000	$ 0.0	-100.00%

Key Terms and Assumptions
Face amount:	$1,000
Hypothetical initial index level:	1,000
Hypothetical buffer level:	800
Hypothetical buffer rate:	100%

        The table below illustrates the effect of the assumed buffer level of 800 and the assumed buffer rate of 100% on the hypothetical return on each note for the specified final index levels that are equal to or less than the initial index level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date. The hypothetical percentage return on a note will decrease at the same rate as the rate of decrease in the final index level when the hypothetical percentage returns on the underlying index are below -20%. Therefore, the hypothetical amount payable on your notes is protected at 20% of the face amount of your notes regardless of the hypothetical percentage returns on the underlying index.

Hypothetical Percentage Return on Underlying Index	Hypothetical Final Index Level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
0%	1,000	$1,000	$1,000	0%
-10%	900	$1,000	$1,000	0%
-20%	800	$1,000	$1,000	0%
-25%	750	$1,000	$ 950	-5%
-50%	500	$1,000	$ 700	-30%
-75%	250	$1,000	$ 450	-55%
-100%	0	$1,000	$ 200	-80%

Examples for the Case Where the Relevant Pricing Supplement Does Not Specify a Buffer Level and the Final Index Level is Equal to or Less Than the Initial Index Level

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        If the relevant pricing supplement does not specify a buffer level, and if the final index level is equal to the initial index level, on the stated maturity date for each note you will receive a cash settlement amount equal to the face amount. If the relevant pricing supplement does not specify a buffer level, and if the final index level is less than the initial index level, on the stated maturity date for each note you will receive a cash settlement amount less than the $1,000 face amount. In such a case, the cash settlement amount will be calculated on the determination date (examples of which are provided below) and will equal the sum of the face amount plus the product of (i) the face amount times (ii) the index return. Accordingly, if the final index level is equal to or less than the initial index level, the amount payable at maturity per each note will be as follows:

if the final index level is equal to the initial index level,

face amount

if the final index level is less than the initial index level,

face amount + (face amount x index return)

Example 5: The buffer level is not applicable.

Key Terms and Assumptions
Face amount:	$1,000
Hypothetical initial index level:	1,000
Hypothetical final index level:	1,000

        In the example above, since the final index level of 1,000 is equal to the initial index level of 1,000, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, which will in turn equal the $1,000 face amount.

Key Terms and Assumptions
Face amount:	$1,000
Hypothetical initial index level:	1,000
Hypothetical final index level:	600

Cash settlement amount	=	$1,000 + ($1,000 X	600 - 1,000 1,000)	= $600

        In the example above, since the final index level of 600 is less than the initial index level of 1,000, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, or $600.

        The table below illustrates the hypothetical return on each note for the specified final index levels that are equal to or less than the initial index level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date. The hypothetical percentage return on a note decreases at the rate of one-for-one when the hypothetical percentage returns on the underlying index are below 0%.

Hypothetical Percentage Return on Underlying Index	Hypothetical Final Index Level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
0%	1,000	$1,000	$1,000	0%
-10%	900	$1,000	$ 900	-10%
-20%	800	$1,000	$ 800	-20%
-25%	750	$1,000	$ 750	-25%
-50%	500	$1,000	$ 500	-50%

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Hypothetical Percentage Return on Underlying Index	Hypothetical Final Index Level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
-75%	250	$1,000	$ 250	-75%
-100%	0	$1,000	$ 0	-100%

Charts Illustrating the Relationship of the Hypothetical Cash Settlement Amounts and the Hypothetical Final Index Levels

        The following charts are graphical illustrations of hypothetical cash settlement amounts (expressed as a percentage of the face amount of a note) that we would deliver to the holder of your notes on the stated maturity date, if the final index level (expressed as a percentage of the initial index level) were any of the hypothetical levels shown on the horizontal axis, based on the assumptions noted below. However, the charts below do not cover the complete range of the relationships between possible cash settlement amounts and final index levels on the stated maturity date.

Chart 1:	The participation rate is greater than 100%; and no buffer level is specified.

        The chart above shows that any hypothetical final index level of less than the initial index level (the section left of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount of less than 100% of the face amount of a note (the section below the 100% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes. On the other hand, any hypothetical final index level of greater than the initial index level (the section right of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is greater than 100% of the face amount of a note on a leveraged basis (the section above the 100% marker on the vertical axis).

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Chart 2:	The participation rate is 100%; a cap level is specified; a buffer level is specified; and a buffer rate that equals 100% is specified.

        The chart above shows that any hypothetical final index level of less than the buffer level (the section left of the “Buffer Level” marker on the horizontal axis) would result in a hypothetical cash settlement amount of less than 100% of the face amount of a note (the section below the 100% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes. Since the buffer rate equals 100%, the rate of decrease in the hypothetical cash settlement amounts equals the rate of decrease in the final index levels when the final index level is less than the buffer level, and the minimum hypothetical cash settlement amount will be greater than zero. On the other hand, any hypothetical final index level of greater than or equal to the buffer level (the section on and right of the “Buffer Level” marker on the horizontal axis) but equal to or less than the initial index level (the section on and left of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount of 100% of the face amount of a note (the horizontal line on the 100% marker on the vertical axis). Further, any hypothetical final index level of greater than or equal to the initial index level (the section on and right of the 100% marker on the horizontal axis) but less than the cap level (the section left of the “Cap Level” marker on the horizontal axis) would result in a hypothetical cash settlement amount that is greater than or equal to 100% of the face amount of a note (the section on or above the 100% marker on the vertical axis). Since the participation rate equals 100%, the rate of increase in the hypothetical cash settlement amounts equals the rate of increase in the final index levels when the final index level is between the initial index level and the cap level. In addition, any hypothetical final index level of greater than or equal to the cap level (the section on or right of the “Cap Level” marker on the horizontal axis) would result in a capped hypothetical cash settlement amount that is greater than 100% of the face amount of a note (the line perpendicular to the horizontal axis that is right of the “Cap Level” marker on the horizontal axis).

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Chart 3:	The participation rate is less than 100%; a cap level is specified; a buffer level is specified; and a buffer rate that is greater than 100% is specified.

        The chart above shows that any hypothetical final index level of less than the buffer level (the section left of the “Buffer Level” marker on the horizontal axis) would result in a hypothetical cash settlement amount of less than 100% of the face amount of a note (the section below the 100% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes. Since the buffer rate is greater than 100%, the rate of decrease in the hypothetical cash settlement amounts exceed the rate of decrease in the final index levels when the final index level is less than the buffer level, and the hypothetical cash settlement amount may even be zero. On the other hand, any hypothetical final index level of greater than or equal to the buffer level (the section on and right of the “Buffer Level” marker on the horizontal axis) but equal to or less than the initial index level (the section on and left of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount of 100% of the face amount of a note (the horizontal line on the 100% marker on the vertical axis). Further, any hypothetical final index level of greater than or equal to the initial index level (the section on and right of the 100% marker on the horizontal axis) but less than the cap level (the section left of the “Cap Level” marker on the horizontal axis) would result in a hypothetical cash settlement amount that is greater than or equal to 100% of the face amount of a note (the section on or above the 100% marker on the vertical axis) on a reduced basis. Finally, any hypothetical final index level of greater than or equal to the cap level (the section on or right of the “Cap Level” marker on the horizontal axis) would result in a capped hypothetical cash settlement amount that is greater than 100% of the face amount of a note (the line perpendicular to the horizontal axis).

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Notes Linked to a Basket of Indices

        If the final basket level is greater than the initial basket level, on the stated maturity date for each note you will receive a cash settlement amount that is greater than the $1,000 face amount, subject to the cap level if specified in the relevant pricing supplement. If the relevant pricing supplement specifies a buffer level and if the final basket level is less than or equal to the initial basket level but greater than or equal to the buffer level, on the stated maturity date for each note you will receive a cash settlement amount that will equal the $1,000 face amount. If the relevant pricing supplement specifies a buffer level and if the final index level is less than the buffer level, on the stated maturity date for each note you will receive a cash settlement amount that is less than the $1,000 face amount. On the other hand, if the relevant pricing supplement does not specify a buffer level and if the final basket level is equal to the initial basket level, on the stated maturity date for each note you will receive a cash settlement amount that will equal the $1,000 face amount. If the relevant pricing supplement does not specify a buffer level and if the final index level is less than the initial index level, on the stated maturity date for each note you will receive a cash settlement amount that is less than the $1,000 face amount.

        The tables under “— Notes Linked to a Single Index with a Determination Date” can also be used to illustrate the hypothetical amount payable at maturity on each note for a range of hypothetical percentage changes in the basket closing levels. However, it is important to understand that the basket returns are based on the weighted returns of each index included in the basket, which can offset one another. The following examples assume an initial basket level of 100.

Example 6: All basket indices have positive returns.

Key Terms and Assumptions
Face amount:	$1,000
Hypothetical initial basket level:	100
Hypothetical participation rate:	130%
No cap level is specified

Basket Index	Hypothetical Initial Index Level	Hypothetical Weighting Percentage	Hypothetical Weighting Multiplier	Hypothetical Final Index Level	Hypothetical Index Return	Final Index Level × Weighting Multiplier
Index A	200	33.34%	0.1667	220	10%	36.674
Index B	800	33.36%	0.0417	880	10%	36.696
Index C	500	33.30%	0.0222	650	10%	36.630
					Final Basket Level:	110
					Basket Return:	10%

        The final basket level is the sum of the products, as calculated for each basket index, of the applicable final index level times the corresponding weighting multiplier. The basket return is the quotient of (i) the initial basket level minus the final basket level divided by (ii) the initial basket level, expressed as a percentage. Assuming that no cap level is specified and that a hypothetical participation rate of 130% is applicable, the cash settlement amount is calculated as follows:

Cash settlement amount = $1,000 + ($1,000 x 130% x 10%) = $1,130

        Therefore, in this example, the hypothetical amount payable at maturity per note will equal the cash settlement amount, $1,130. Because the participation rate is greater than 100%, the return on your notes is greater than the rate of increase in the basket closing level from the trade date to the determination date.

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Example 7: Mixed returns of basket indices are applicable.

Key Terms and Assumptions
Face amount:	$1,000
Hypothetical initial basket level:	100
Hypothetical buffer level:	90

        In the table below, two of the three basket indices have a positive index return, but these positive returns are offset by a negative return of the basket index with the greatest weighting percentage in the basket.

Basket Index	Hypothetical Initial Index Level	Hypothetical Weighting Percentage	Hypothetical Weighting Multiplier	Hypothetical Final Index Level	Hypothetical Index Return	Final Index Level × Weighting Multiplier
Index A	200	50%	0.25000	120	-40.00%	30.00
Index B	800	25%	0.03125	840	5.00%	26.25
Index C	500	25%	0.01667	600	6.67%	26.67
					Final Basket Level:	82.92
					Basket Return:	-17.08%

        The basket return in this example is -17.08%. Assuming that a buffer level that equals 90% of the initial index level, the amount payable at maturity per $1,000 face amount of your notes will be the cash settlement amount, which will be calculated as follows:

        If the applicable pricing supplement specifies a buffer rate that is greater than 100%,

Buffer rate =	1,000 900	= 111%

Cash settlement amount	=	$1,000 + ($1,000 x 111% x (-17.08% +	100 – 900 100)	= $921.41

        If the applicable pricing supplement specifies a buffer rate of 100%,

Cash settlement amount	=	$1,000 + ($1,000 x 100% x (-17.08% +	100 – 90 100)	= $929.20

        In the example above, since the final basket level of 82.92 is less than the buffer level of 90, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, which will be less than the $1,000 face amount. Unless the applicable pricing supplement specifies a buffer rate of 100%, the buffer rate will equal the quotient of the initial index level of 100 divided by the buffer level of 90, or approximately 111%, and the buffer amount will equal the result of (i) the initial index level of 100 minus the buffer level of 90 divided by (ii) the initial index level of 100, expressed as a percentage, or 10%. In such a case, the cash settlement amount will equal approximately $921.41. If the applicable pricing supplement specifies a buffer rate of 100%, the cash settlement amount will equal $929.20.

        On the other hand, if no buffer level is specified in the relevant pricing supplement, the amount payable at maturity per $1,000 face amount of your notes will be the cash settlement amount of approximately $829.20, calculated as follows.

Cash settlement amount	=	$1,000 + ($1,000 x	82.92 – 100 100)	= $829.20

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        To see how a cap level or averaging dates affects the calculation of the amount payable at maturity for notes linked to a basket of indices, please refer to the relevant examples described in “—Notes Linked to a Single Index with a Determination Date” and “— Notes with Averaging Dates,” respectively, which would also apply to notes linked to a basket of indices.

Notes with Averaging Dates

        In the case of notes with averaging dates, the cash settlement amount, if any, will be based on the final index or basket level, which will equal the arithmetic average of the closing levels of the underlying index or the basket closing levels on each of the averaging dates (four in the examples below) specified in the applicable pricing supplement. Because the value of the underlying index or basket of indices may be subject to significant fluctuations over the period covered by the averaging dates, it is not possible to present a chart or table illustrating the complete range of possible cash settlement amounts on the stated maturity date. The examples of the hypothetical cash settlement amount calculations that follow are intended to illustrate the effect of general trends in the closing levels of the underlying index or the basket closing levels over such period on the amount payable to you at maturity. However, the underlying index or basket of indices may not increase or decrease over such period in accordance with any of the trends depicted by the hypothetical examples below.

Example 8: Four averaging dates are specified.

Key Terms and Assumptions
Face amount:	$1,000
Hypothetical initial index/basket level:	100
Hypothetical participation rate:	110
Hypothetical buffer level:	97.50
Hypothetical buffer rate:	102.56%
No cap level is specified

        The following four cases illustrate the amount payable at maturity on each note for a range of closing levels of an index or basket closing levels in a hypothetical issuance with four averaging dates and demonstrate the impact of basing the calculation of the cash settlement amount on the final index or basket level as determined over the averaging dates, assuming the face amount of $1,000, a hypothetical initial index or basket level of 100, a hypothetical buffer level of 97.50 and a hypothetical buffer rate of 102.56%.

	Case 1	Case 2	Case 3	Case 4
	Closing Level	Closing Level	Closing Level	Closing Level
1st Averaging Date	130	110	130	95
2nd Averaging Date	140	100	140	90
3rd Averaging Date	150	90	120	85
Final Averaging Date	160	80	100	125
Hypothetical Final Index/Basket Level	145.00	95.00	122.50	98.75
Hypothetical Participation Rate	110.00%	110.00%	110.00%	110.00%
Hypothetical Buffer Level	97.50	97.50	97.50	97.50
Amount Payable at Maturity on a $1,000 Face	$1,495.00	$974.36	$1,247.50	$1,000.00
Amount
•	In Case 1, the index or basket closing levels increase on each averaging date but, due to the averaging of the closing levels of the basket indices over the averaging dates, the final index or basket level of 145 is lower than the closing level of 160 on the final averaging date. At maturity, for each note, the investor receives a cash settlement amount of $1,495.00. The

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return on the notes at maturity represents a 49.50% increase above the $1,000 face amount, which is less than the simple index or basket return of 60% over the life of the notes.
•	In Case 2, the index or basket closing levels decrease on each averaging date. The averaging of the closing levels over the averaging dates results in a final index or basket level of 95, which is higher than the closing level of 80 on the final averaging date. Because the final index or basket level is less than the buffer level of 97.50, the investor receives a cash settlement amount of approximately $974.36.
•	In Case 3, the index or basket closing levels reach a high of 140 on the second averaging date and declines on subsequent averaging dates. At maturity, the final index or basket level of 122.50 is higher than the closing level of 100 on the final averaging date. At maturity, for each note, the investor receives a cash settlement amount of $1,247.50. The return on the notes at maturity represents a 24.75% increase above the $1,000 face amount, even though the simple index or basket return over the life of the notes is 0%.
•	In Case 4, the index or basket closing levels decline on each of the first three averaging dates to a low of 85 and increase on the final averaging date. The final index or basket level of 98.75 is less than the closing level of 125.00 on the final averaging date. Because the final index or basket level is less than the initial index or basket level but greater than the buffer level of 97.50, the cash settlement amount equals the $1,000 face amount, even though the index or basket of indices declines by 1.25% over the life of the notes. On the other hand, although the simple index or basket return over the life of the notes is 25%, the investor will not receive any amount over the $1,000 face amount for each note at maturity.
We cannot predict the actual final index level or final basket level for your notes, nor can we predict the relationship between the index or basket level and the market value of your notes at any time prior to the stated maturity date. The actual amount that a holder of the notes will receive at stated maturity and the rate of return on the notes will depend on the actual final index or basket level determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount of cash to be paid in respect of your notes on the stated maturity date may be very different from the information reflected in the examples above.

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ADDITIONAL RISK FACTORS SPECIFIC TO THE LEVERAGED EQUITY INDEX-LINKED NOTES

An investment in your notes is subject to the risks described below as well as the risks described under “Considerations Relating to Indexed Securities” in the accompanying prospectus dated December 5, 2006. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in the index stocks, i.e., the stocks comprising the index or indices to which your notes are linked. You should carefully consider whether the notes are suited to your particular circumstances.

The Principal of Your Notes Will Not Be Protected

        The principal of your notes will not be protected. Our cash payment on your notes on the stated maturity date will be based on the performance of the applicable index or basket of indices on the determination date or each of the averaging dates, as applicable, over its level on the trade date. If the relevant pricing supplement specifies the buffer level, and if the final index or basket level is less than the buffer level, then you will lose the buffer rate times 1% (which will be greater than 1%, unless the applicable pricing supplement specifies a buffer rate of 100%) of the face amount of your notes for every 1% negative index or basket return below such return at the buffer level. On the other hand, if the relevant pricing supplement does not specify the buffer level, and if the final index or basket level is less than the initial index or basket level, then you will lose 1% of the face amount of your notes for every 1% negative index or basket return. Thus, unless the applicable pricing supplement specifies a buffer rate of 100%, you may lose your entire investment in the notes. Even if the relevant pricing supplement specifies a buffer rate of 100%, you may lose a significant portion of your investment in the notes.

        Also, the market price of your notes prior to the stated maturity date may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.

Your Notes May Bear Interest at a Low Rate or They May Bear No Interest at All

        The relevant pricing supplement will state whether your notes bear interest. Therefore, your notes may bear no interest at all. If your notes do bear interest, they may do so at a rate that is below the prevailing market rate for our debt securities that are not linked to an index or a basket of indices. Consequently, unless the amount payable on your notes on the stated maturity date substantially exceeds the amount you paid for your notes, the overall return you earn on your notes could be less than what you would have earned by investing in non-indexed debt securities that bear interest at prevailing market rates.

Assuming No Changes in Market Conditions or any Other Relevant Factors, the Market Value of Your Notes on the Date of any Applicable Pricing Supplement (as Determined By Reference to Pricing Models Used By Goldman, Sachs & Co.) Will Be Significantly Less Than the Issue Price

        The value or quoted price of your notes at any time, however, will reflect many factors and cannot be predicted. If Goldman, Sachs & Co. makes a market in the notes, the price quoted by Goldman, Sachs & Co. would reflect any changes in market conditions and other relevant factors, and the quoted price could be higher or lower than the issue price, and may be higher or lower than the value of your notes as determined by reference to pricing models used by Goldman, Sachs & Co.

        If at any time a third party dealer quotes a price to purchase your notes or otherwise values your notes, that price may be significantly different (higher or lower) than any price quoted by Goldman, Sachs & Co. You should read “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

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        Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount.

        There is no assurance that Goldman, Sachs & Co. or any other party will be willing to purchase your notes; and, in this regard, Goldman, Sachs & Co. is not obligated to make a market in the notes. See “— Your Notes May Not Have an Active Trading Market” below.

If Your Notes Are Linked to a Basket of Indices, the Lower Performance of One Index May Offset an Increase in the Other Indices in the Basket

        Your notes may be linked to a basket of indices that are not equally weighted. Declines in the level of one index may offset increases in the levels of the other indices in the basket. As a result, any return on the basket — and thus on your notes — may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your notes at maturity.

The Amount Payable on Your Notes Will Not Be Affected by the Closing Level of the Relevant Index or the Basket Closing Level, as Applicable, on Any Date Other Than the Determination Date or Each Averaging Date, as Applicable

        The cash settlement amount will be determined based on the closing level of the applicable index or the basket closing level on the determination date or on each of the averaging dates, as applicable. Although the actual closing level of a particular index or basket closing level on the stated maturity date or at other times during the life of your notes may be higher than the final index or basket level, you will not benefit from the closing level of such index or basket closing level at any time other than on the determination date or each of the averaging dates, as applicable.

The Amount Payable on Your Notes May Be Linked to the Closing Levels of the Index or Indices on a Specified Number of Averaging Dates

        If specified in the applicable pricing supplement, the index or basket return will be based on the arithmetic average of the closing levels of an index or basket closing levels, as applicable, on each of the specified averaging dates (each of which is subject to postponement in case of market disruption events or non-trading days), and therefore not the simple performance of the index or basket of indices over the life of your notes. For example, if the closing level of a particular index dramatically surged on the last of five averaging dates (in other words, the determination date), the amount payable for each of your notes may be significantly less than it would have been had such amount been linked only to the closing level of the index on the last averaging date.

The Potential for the Value of Your Notes to Increase May Be Limited

        If the applicable pricing supplement specifies that your notes are subject to the cap level, your ability to participate in any change in the value of the index or basket of indices over the life of the notes will be limited. If so specified, the cap level will limit the amount in cash you may receive for each of your notes at maturity, no matter how much the level of the index or basket of indices, as applicable, may rise beyond the cap level over the life of the notes. Accordingly, the amount payable for each of your notes may be significantly less than it would have been had you invested directly in the underlying index or basket of indices.

        In addition, if the participation rate specified in the applicable pricing supplement is less than 100% and at maturity the final index or basket level exceeds the initial index or basket level, the amount in cash you receive at maturity will be less than the amount you would have otherwise received if you invested directly in the underlying index or indices. This is because a participation rate of less than 100% will have the effect of reducing your exposure to any index or basket returns.

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Your Notes May Not Have an Active Trading Market

        We do not expect your notes will be listed or displayed on any securities exchange or included in any interdealer market quotation system, and as a result there may be little or no secondary market for your notes. Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors

        The following factors, many of which are beyond our control, may influence the market value of your notes:

•	the volatility — i.e., the frequency and magnitude of changes — of the levels the index or basket of indices;
•	whether your notes are linked to a single index or a basket of indices;
•	the level of the index or indices to which your notes are linked, the participation rate, the weighting multiplier, the cap level and/or the buffer level, as applicable;
•	the dividend rates of the stocks underlying the index or basket of indices;
•	economic, financial, regulatory, political, military and other events that affect stock markets generally and the stocks underlying the index or the basket closing level, and which may affect the closing level of the index or the basket closing level;
•	interest rates and yield rates in the market;
•	the time remaining until your notes mature; and
•	our creditworthiness.

        These factors may influence the market value of your notes if you sell your notes before maturity. If you sell your notes prior to maturity, you may receive less than the face amount of your notes. You cannot predict the future performance of the applicable index or basket of indices based on their historical performance.

If the Levels of the Index or Indices Change, the Market Value of Your Notes May Not Change in the Same Manner

        Your notes may trade quite differently from the performance of the index or basket of indices. Changes in the levels of the index or basket of indices may not result in a comparable change in the market value of your notes. We discuss some of the reasons for this disparity under “—The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” above.

The Return on Your Notes Will Not Reflect Any Dividends Paid on Index Stocks

        Each index sponsor calculates the level of the applicable index by reference to the prices of the stocks included in the applicable index, without taking account of the value of dividends paid on those stocks. Therefore, the return on your notes will not reflect the return you would realize if you actually owned the stocks included in each index and received the dividends paid on those stocks. You will not

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receive any dividends that may be paid on any of the index stocks by the index stock issuers. See “—You Have No Shareholder Rights or Rights to Receive Any Stock” below for additional information.

You Have No Shareholder Rights or Rights to Receive Any Stock

        Investing in your notes will not make you a holder of any of the stocks underlying the index or basket of indices. Neither you nor any other holder or owner of your notes will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to such stocks. Your notes will be paid in cash, and you will have no right to receive delivery of any such stocks.

Trading And Other Transactions by Goldman Sachs in Instruments Linked to the Applicable Index or Basket of Indices, the Currencies They Are Denominated in or the Index Stocks Underlying the Applicable Index or Basket of Indices, as Applicable, May Impair the Value of Your Notes

        As we describe under “Use of Proceeds and Hedging” below, we, through Goldman, Sachs & Co. or one or more of our other affiliates, expect to hedge our obligations under the notes by purchasing futures and/or other instruments linked to the index or indices. We also expect to adjust our hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the index or indices, or the stocks underlying the applicable index or basket of indices, as applicable, comprising such index or basket of indices, which we refer to as index stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the determination date for your notes. We may also enter into, adjust and unwind hedging transactions relating to other leveraged equity index-linked notes whose returns are linked to changes in the level of the index or basket of indices. Any of these hedging activities may adversely affect the levels of the index or indices — directly or indirectly by affecting the price of the index stocks — and therefore the market value of your notes and the amount we will pay on your notes, if any, at maturity. It is possible that we, through our affiliates, could receive substantial returns with respect to our hedging activities while the value of your notes may decline. See “Use of Proceeds and Hedging” below for a further discussion of transactions in which we or one or more of our affiliates may engage.

        Goldman, Sachs & Co. and our other affiliates may also engage in trading in one or more of the index stocks or instruments whose returns are linked to the applicable index, indices or index stocks for their proprietary accounts, for other accounts under their management or to facilitate transactions, including block transactions, on behalf of customers. Any of these activities of Goldman, Sachs & Co. or our other affiliates could adversely affect the level of the index or indices — directly or indirectly by affecting the price of the index stocks — and therefore, the market value of your notes and the amount we will pay on your notes, if any, at maturity. We may also issue, and Goldman, Sachs & Co. and our other affiliates may also issue or underwrite, other securities or financial or derivative instruments with returns linked to changes in the level of the index or indices or one or more of the index stocks. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the market value of your notes and the amount we will pay on your notes, if any, at maturity.

An Investment in the Notes May Be Subject to Risks Associated with Foreign Securities Markets

        The index or basket of indices to which your notes may be linked may include stocks issued by foreign companies in the United Kingdom, Europe or Asia. You should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. The foreign securities markets comprising the index or basket of indices may have less liquidity and may be more volatile than U.S. or other securities markets and market developments may affect foreign markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize the foreign securities markets, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and

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financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

        Securities prices in the United Kingdom, Europe and Asia are subject to political, economic, financial and social factors that apply in those geographical regions. These factors, which could negatively affect those securities markets, include the possibility of recent or future changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health development in the region. Moreover, foreign economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Notes Linked to Certain Indices, Such as the MSCI EAFE Index or the Dow Jones Euro STOXX 50® Index, Are Subject to Foreign Currency Exchange Rate Risk

        For notes linked to certain indices whose index stock prices are converted into U.S. dollars for purposes of calculating the value of the indices, such as the MSCI EAFE Index (and its component country indices) or the dollar-denominated version of the Dow Jones Euro STOXX 50® Index, investors of the notes will be exposed to currency exchange rate risk with respect to each of the currencies represented in the indices which are calculated in such manner. An investor’s net exposure will depend on the extent to which the currencies represented in such an index strengthen or weaken against the U.S. dollar and the relative weight of each relevant currency represented in the overall index. If, taking into account such weighting, the dollar strengthens against the component currencies, the value of the relevant index will be adversely affected and the amount payable at maturity of the notes may be reduced.

        Foreign currency exchange rates vary over time, and may vary considerably during the life of your notes. Changes in a particular exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions. Of particular importance are:

•	rates of inflation;
•	interest rate levels;
•	the balance of payments among countries;
•	the extent of governmental surpluses or deficits in the component countries and the United States; and
•	other financial, economic, military and political factors.

        All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the various component countries and the United States and other countries important to international trade and finance.

        The price of the notes and payment on the stated maturity date could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad with respect to the index or basket of indices or other de facto restrictions on the repatriation of U.S. dollars.

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For Notes Linked to Indices Whose Index Stocks are Traded in Foreign Currencies, The Return on Your Notes Will Depend on Changes in the Final Index or Basket Level and Will Not Be Adjusted for Changes in the Foreign Currency Exchange Rate

        For notes linked to the indices whose index stocks are traded in foreign currencies, although the index stocks may be traded in one or more foreign currencies and your notes will be denominated in U.S. dollars, the amount payable on your notes at maturity will not be adjusted for changes in the applicable foreign currency/U.S. dollar exchange rates. The amount payable on the stated maturity date will be based solely upon the overall change in the level of the applicable index or the basket of indices over the life of your notes. Changes in foreign currency exchange rates, however, may reflect changes in the economy of the applicable foreign countries whose currencies in which your notes are traded that, in turn, may affect the final index or basket level.

Our Business Activities May Create Conflicts of Interest between Your Interests in the Notes and Us

        As we have noted above, Goldman, Sachs & Co. and our other affiliates expect to engage in trading activities related to the index or basket of indices, as applicable, or index stocks that are not for your account or on your behalf. These trading activities may present a conflict between your interest in the notes and the interests Goldman, Sachs & Co. and our other affiliates will have in their proprietary accounts, in facilitating transactions, including block trades, for their customers and in accounts under their management. These trading activities, if they influence the levels of the applicable index or basket of indices, could be adverse to your interests as a beneficial owner of your notes.

        Goldman, Sachs & Co. and our other affiliates may, at present or in the future, engage in business with the sponsors of the index or indices to which your notes may be linked or with the issuers of the index stocks, including making loans to or equity investments in those companies or providing advisory services to those companies. These services could include merger and acquisition advisory services. These activities may present a conflict between the obligations of Goldman, Sachs & Co. or another affiliate of Goldman Sachs and your interests as a beneficial owner of the notes. Moreover, one or more of our affiliates have published and, in the future, expect to publish research reports with respect to some or all of the issuers of the index stocks and with respect to the index or indices to which your notes may be linked. Any of these activities by any of our affiliates may affect the levels of the applicable index or basket of indices and, therefore, the market value of your notes and the amount we will pay on your notes at maturity.

The Calculation Agent Will Have the Authority to Make Determinations That Could Affect the Market Value of Your Notes, When Your Notes Mature and the Amount You Receive, If Any, at Maturity

        As of the date of this prospectus supplement no. 656, we have appointed Goldman, Sachs & Co. as the calculation agent for the leveraged equity index-linked notes. As calculation agent for your notes, Goldman, Sachs & Co. will make all determinations regarding the interest payment, if applicable; the final index or basket level; the index return or the basket return; market disruption events; the determination date, the stated maturity date and the averaging dates, if applicable; the default amount; the cash settlement amount and the amount payable on your notes; and any other determination as applicable or specified in the relevant pricing supplement. The calculation agent also has discretion in making certain adjustments relating to a discontinuation or modification of an index, individually or within a basket of indices. The exercise of this discretion by Goldman, Sachs & Co. could adversely affect the value of your notes and may present Goldman, Sachs & Co. with a conflict of interest of the kind described under “— Our Business Activities May Create Conflicts of Interest between Your Interests in the Notes and Us” above. We may change the calculation agent at any time without notice, and Goldman, Sachs & Co. may resign as calculation agent at any time upon 60 days’ written notice to The Goldman Sachs Group, Inc.

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The Policies of the Applicable Index Sponsor and Changes that Affect an Index to Which Your Notes are Linked, or the Index Stocks Underlying Such Index, Could Affect the Amount Payable on Your Notes and Their Market Value

        The policies of the applicable index sponsor concerning the calculation of the level of an index to which your notes are linked, additions, deletions or substitutions of index stocks underlying such index, and the manner in which changes affecting the index stocks or their issuers, such as stock dividends, reorganizations or mergers, are reflected in the index level, could affect the level of the applicable index and, therefore, the amount payable on your notes on the stated maturity date and the market value of your notes before that date. The amount payable on your notes and their market value could also be affected if the applicable index sponsor changes these policies, for example, by changing the manner in which it calculates the index level, or if any index sponsor discontinues or suspends calculation or publication of the index level, in which case it may become difficult to determine the market value of your notes. If events such as these occur, or if any of the index levels is not available on the determination date or on any averaging date (if applicable) because of a market disruption event, a non-trading day or for any other reason, the calculation agent — which initially will be Goldman, Sachs & Co., our affiliate — may determine the index or basket levels on any such date — and thus the amount payable on the stated maturity date — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the index levels on the determination date and the amount payable on your notes more fully under “General Terms of the Leveraged Equity Index-Linked Notes — Discontinuance or Modification of an Index” and “— Role of Calculation Agent” below.

The Calculation Agent Can Postpone the Stated Maturity Date If A Market Disruption Event Occurs

        In case of notes linked to a single index, if the calculation agent determines that, on the determination date or any averaging date, as applicable, a market disruption event has occurred or is continuing with respect to such index or that day is not a trading day, the determination date or the applicable averaging date and each succeeding averaging date, if any, as applicable, will be postponed until the first following trading day on which no market disruption event occurs or is continuing. In no case will the determination date or any averaging date, as applicable, be postponed later than the originally scheduled stated maturity date, or if such date is not a business day, the business day following the originally scheduled stated maturity date. If the determination date or any averaging date, as applicable, is postponed to the last possible day and a market disruption event occurs or is continuing on such last possible day or such day is not a trading day, such date will nevertheless be the determination date or the applicable averaging date, respectively. In case of notes linked to a basket of indices, the determination date or any averaging date, as applicable, with respect to each basket index will be determined as described in the preceding three sentences. The last averaging date for notes (and thus, the determination date for the notes) linked to a basket of indices will occur on the latest of the averaging dates for the basket indices.

        As a result of any of the foregoing, the stated maturity date for your notes will also be postponed. Thus, you may not receive the cash payment, if any, that we are obligated to deliver on the stated maturity date until several days after the originally scheduled stated maturity date. Moreover, if the determination date or any averaging date, as applicable, does not occur on the applicable scheduled date because of a market disruption event, a non-trading day or for any other reason, in certain circumstances the calculation agent will determine the final index or basket level as described under “General Terms of the Leveraged Equity Index-Linked Notes — Consequences of a Market Disruption Event or a Non-Trading Day” below.

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Except to the Extent We are One of the 500 Companies Whose Common Stock Comprises the S&P 500® Index, There Is No Affiliation Between The Index Stock Issuers or The Index Sponsors And Us, And We Are Not Responsible For Any Disclosure By The Index Stock Issuers

        The common stock of Goldman Sachs is one of the 500 index stocks comprising the S&P 500® Index. Goldman Sachs is not otherwise affiliated with the issuers of the index stocks or the index sponsors. As we have told you above, however, we or our affiliates may currently or from time to time in the future engage in business with the index stock issuers. Nevertheless, neither we nor any of our affiliates assumes any responsibility for the accuracy or the completeness of any information about the index or basket of indices and the index stock issuers. You, as an investor in your notes, should make your own investigation into the indices and the index stock issuers. See “Annex A — The Indices” below for additional information about the index or basket indices to which your notes may be linked.

        Neither the index sponsors nor the index stock issuers are involved in the offering of your notes in any way and none of them have any obligation of any sort with respect to your notes. Thus, neither the index sponsors nor the index stock issuers have any obligation to take your interests into consideration for any reason, including in taking any corporate actions that might affect the market value of your notes.

The Tax Consequences of an Investment in Your Notes Are Uncertain

        The tax consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes. We discuss these matters under “Supplemental Discussion of Federal Income Tax Consequences” below. Pursuant to the terms of the notes, The Goldman Sachs Group, Inc. and you agree (in the absence of an administrative or judicial ruling to the contrary) to characterize your notes for all purposes as a pre-paid forward contract which is an income-bearing forward contract if the notes bear interest. If your notes are so treated, you will generally recognize capital gain or loss upon the sale, maturity, or redemption of your notes in an amount equal to the difference between the amount you receive upon the sale or redemption of your notes or on the stated maturity date and the amount you paid for your notes. Such gain or loss generally would be long-term capital gain or loss if you held your notes for more than one year. Please also consult your own tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances.

        If you are a non-U.S. investor, please also read the section of this prospectus supplement no. 656 called “Supplemental Discussion of Federal Income Tax Consequences”.

        You are urged to consult your own tax advisors regarding all aspects of the U.S. federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Certain Considerations For Insurance Companies and Employee Benefit Plans

        Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the leveraged equity index-linked notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the leveraged equity index-linked notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the leveraged equity index-linked notes. This is discussed in more detail under “Employee Retirement Income Security Act” below.

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GENERAL TERMS OF THE LEVERAGED EQUITY INDEX-LINKED NOTES

        In addition to the terms described on the first nine pages of this prospectus supplement no. 656, the following general terms will apply to the index-linked notes, including your notes:

Specified Currency

        Unless otherwise specified in the relevant pricing supplement, all payments of principal and interest, if any, will be made in U.S. dollars (“$”).

Form and Denomination

        The notes will be issued only in global form through DTC. Unless otherwise specified in the relevant pricing supplement, the denomination of each note will be an amount equal to $1,000 or integral multiples of $1,000 in excess thereof.

No Listing

        Unless otherwise specified in the relevant pricing supplement, your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system.

Defeasance, Default Amount, Other Terms

        Neither full defeasance nor covenant defeasance will apply to your notes. The following will apply to your notes:

•	the default amount will be payable on any acceleration of the maturity of your notes as described under “— Special Calculation Provisions” below;
•	a business day for your notes will have the meaning described under “— Special Calculation Provisions” below; and
•	a trading day for your notes will have the meaning described under “— Special Calculation Provisions” below.

        Please note that the information about the settlement or trade dates, issue price discounts or commissions and net proceeds to The Goldman Sachs Group, Inc. in the relevant pricing supplement relates only to the initial issuance and sale of your notes. If you have purchased your notes in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Index, Basket Index, Index Sponsor and Index Stocks

        In this prospectus supplement no. 656, when we refer to an index, we mean the applicable index specified in the relevant pricing supplement, or any successor index, as such index or successor index may be modified, replaced or adjusted from time to time as described under “— Discontinuance or Modification of an Index” below. When we refer to a basket index, we mean the applicable index included in the basket specified in the relevant pricing supplement, or any successor index, as such index or successor index may be modified, replaced or adjusted from time to time as described under “— Discontinuance or Modification of an Index” below. When we refer to an index sponsor as of any time, we mean the entity, including any successor sponsor, that determines and publishes the applicable index as then in effect. When we refer to the index stocks as of any time, except as otherwise stated herein or in any applicable pricing supplement hereto, we mean the stocks that comprise the applicable index as then in effect, after giving effect to any additions, deletions or substitutions.

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Payment of Principal on Stated Maturity Date

        On the stated maturity date, we will exchange each of your notes for the cash settlement amount, if any, subject to any adjustments or modifications as described below.

Cash Settlement Amount for Notes With Buffer Level

        This subsection entitled “— Cash Settlement Amount for Notes With Buffer Level” is applicable to your notes if the relevant pricing supplement specifies a buffer level for your notes. If the relevant pricing supplement so provides, the buffer level will be a specified percentage (less than 100% and greater than 0%) of the initial index level.

        Notes Linked to a Single Index.

        If the final index level is greater than the initial index level, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount plus (ii) the product of (A) the face amount times (B) the participation rate times (C) the index return. Since the index return will be a positive amount in this case, the cash settlement amount will be greater than the face amount.

•	The participation rate will be a positive percentage specified in the applicable pricing supplement.
•	The index return will equal the result of (i) the final index level minus the initial index level divided by (ii) the initial index level.
•	The final index level will equal the closing level of the index on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the closing levels of the index on each of the specified averaging dates, subject to adjustments as described under “— Consequences of a Market Disruption Event or a Non-Trading Day” and “— Discontinuance or Modification of an Index” below.
•	The initial index level will be specified in the applicable pricing supplement.

        If the final index level is less than or equal to the initial index level and greater than or equal to the buffer level, the cash settlement amount will equal the face amount.

        If the final index level is less than the buffer level, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount plus (ii) the product of (A) the face amount times (B) the buffer rate times (C) the sum of (1) the index return plus the buffer amount. Since the sum of the index return plus the buffer amount will be a negative amount in this case, the cash settlement amount will be less than the face amount and, if the buffer rate specified in the applicable pricing supplement is greater than 100%, the cash settlement amount could even be zero.

•	The buffer rate in this case will be a positive percentage specified in the applicable pricing supplement, and is expected to equal either (i) the quotient of (A) the initial index level divided by (B) the buffer level, expressed as a percentage, or (ii) 100%.
•	The buffer amount in this case will be a positive amount specified in the applicable pricing supplement, and is expected to equal the result of (i) the initial index level minus the buffer level divided by (ii) the initial index level, expressed as a percentage.

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        Notes Linked to a Basket of Indices.

        If the final basket level is greater than the initial basket level, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount plus (ii) the product of (A) the face amount times (B) the participation rate times (C) the basket return. Since the basket return will be a positive amount in this case, the cash settlement amount will be greater than the face amount.

•	The basket return will equal the result of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level.
•	The final basket level will be the basket closing level on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the basket closing level on each of the specified averaging dates, subject to adjustments as described under “— Consequences of a Market Disruption Event or a Non-Trading Day” and “— Discontinuance or Modification of an Index” below.
•	The basket closing level on any given day will equal the sum of the products, as calculated for each basket index, of the closing level for such basket index multiplied by its respective weighting multiplier.
•	A basket index refers to any index in the specified basket of indices.
•	A weighting multiplier is the (i) the product of the initial basket level times the weighting percentage for such basket index divided by (ii) the initial index level for such basket index, as set forth in the applicable pricing supplement for your notes.
•	The weighting percentage for each basket index will be the applicable percentage weight within the basket provided for such basket index in the applicable pricing supplement. The sum of the weighting percentages for all of the indices in a basket will always be 100%.
•	The initial basket level will be specified in the applicable pricing supplement.

        If the final basket level is less than or equal to the initial basket level and greater than or equal to the buffer level, the cash settlement amount will equal the face amount.

        If the final basket level is less than the buffer level, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount plus (ii) the product of (A) the face amount times (B) the buffer rate times (C) the sum of (1) the basket return plus the buffer amount. Since the sum of the basket return plus the buffer amount will be a negative amount in this case, the cash settlement amount will be less than the face amount and, if the buffer rate specified in the applicable pricing supplement is greater than 100%, the cash settlement amount could even be zero.

•	The buffer rate in this case will be a positive percentage specified in the applicable pricing supplement, and is expected to equal either (i) the quotient of (A) the initial basket level divided by (B) the buffer level, expressed as a percentage, or (ii) 100%.
•	The buffer amount in this case will be a positive amount specified in the applicable pricing supplement, and is expected to equal the result of (i) the initial basket level minus the buffer level divided by (ii) the initial basket level, expressed as a percentage.

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Cash Settlement Amount for Notes Without Buffer Level

        This subsection entitled “— Cash Settlement Amount for Notes Without Buffer Level” is applicable to your notes if the relevant pricing supplement does not specify a buffer level for your notes.

        Notes Linked to a Single Index.

        If the final index level is greater than or equal to the initial index level, the cash settlement amount will be determined as described under “— Cash Settlement Amount for Notes With Buffer Level — Notes Linked to a Single Index” above.

        If the final index level is less than the initial index level, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount plus (ii) the product of (A) the face amount times (B) the index return. Since the index return will be a negative amount in this case, the cash settlement amount will be less than the face amount and could even be zero.

        Notes Linked to a Basket of Indices.

        If the final basket level is greater than or equal to the initial basket level, the cash settlement amount will be determined as described under “— Cash Settlement Amount for Notes With Buffer Level — Notes Linked to a Basket of Indices” above.

        If the final basket level is less than the initial basket level, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount plus (ii) the product of (A) the face amount times (B) the basket return. Since the basket return will be a negative amount in this case, the cash settlement amount will be less than the face amount and could even be zero.

Cash Settlement Amount for Notes Subject to Cap Level

        The cash settlement amount, if any, will be modified as described under this subsection entitled “— Cash Settlement Amount for Notes Subject to Cap Level” only if the applicable pricing supplement specifies a cap level for your notes. If the relevant pricing supplement so provides, the cap level will be a specified percentage (which will be greater than 100%) of the initial index level.

        Notes Linked to a Single Index. If a cap level is specified in the applicable pricing supplement, the cash settlement amount will equal the lesser of (i) the cash settlement amount calculated as described under the subsection entitled “— Cash Settlement Amount for Notes With Buffer Level — Notes Linked to a Single Index” or “—Cash Settlement Amount for Notes Without Buffer Level — Notes Linked to a Single Index” above, as the case may be, and (ii) an amount in cash equal to the sum of (i) the face amount plus (ii) the product of (A) the face amount times (B) the participation rate times (C) the capped return.

•	The capped return in this case will equal the result of (i) the cap level minus the initial index level divided by (ii) the initial index level.

        Because of the formula we use to calculate the capped return, the cash settlement amount calculated under this subsection entitled “— Cash Settlement Amount for Notes Subject to Cap Level” will always be less than the cash settlement amount calculated without regard to the cap level if the final index level is greater than the cap level.

        Notes Linked to a Basket of Indices. If a cap level is specified in the applicable pricing supplement, the cash settlement amount will equal the lesser of (i) the cash settlement amount calculated as described under the subsection entitled “— Cash Settlement Amount for Notes With Buffer Level — Notes Linked to a Basket of Indices” or “— Cash Settlement Amount for Notes Without Buffer Level —

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Notes Linked to a Basket of Indices”above, as the case may be, and (ii) an amount in cash equal to the sum of (i) the face amount plus (ii) the product of (A) the face amount times (B) the participation rate times (C) the capped return.

•	The capped return in this case will equal the result of (i) the cap level minus the initial basket level divided by (ii) the initial basket level.

        Because of the formula we use to calculate the capped return, the cash settlement amount calculated under this subsection entitled “— Cash Settlement Amount for Notes Subject to Cap Level” will always be less than the cash settlement amount calculated without regard to the cap level if the final basket level is greater than the cap level.

Stated Maturity Date

        The stated maturity date for your notes will be the date specified in the relevant pricing supplement, unless that date is not a business day, in which case the stated maturity date will be the next following business day. If the determination date is postponed as described below, however, then the stated maturity date will be the date that is a number of business days following the postponed determination date equal to the number of business days from but excluding the originally scheduled determination date to and including the postponed determination date, in each case as specified in the applicable pricing supplement. The calculation agent may postpone the determination date or any averaging date, as applicable, — and therefore the stated maturity date —if a market disruption event occurs or is continuing on a day that would otherwise be the determination date or the applicable averaging date, as applicable. We describe market disruption events under “— Special Calculation Provisions” below.

Determination Date

        Notes Linked to a Single Index. The determination date for your notes in this case will be the date specified in the relevant pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on such day or such day is not a trading day. In that event, the determination date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the determination date be later than the originally scheduled stated maturity date or, if such date is not a business day, later than the first business day after such date. If a market disruption event occurs or is continuing on such last possible day or such last possible day is not a trading day, that day will nevertheless be the determination date.

        Notes Linked to a Basket of Indices. The determination dates for each basket index and for your notes in this case will be the date specified in the relevant pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on such day or such day is not a trading day with respect to any basket index. In that event, the determination date with respect to any basket index affected by a market disruption event will be the first following trading day on which the calculation agent determines that a market disruption event with respect to such basket index does not occur and is not continuing. In no event, however, will the determination date with respect to any basket index be later than the originally scheduled stated maturity date or, if such date is not a business day, later than the first business day after such date. If a market disruption event with respect to such basket index occurs or is continuing on such last possible day or such last possible day is not a trading day, that day will nevertheless be the determination date with respect to such basket index. If the determination date with respect to any basket index does not occur on the originally scheduled determination date, the determination date for your notes will occur on the latest of the determination dates with respect to the basket indices.

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        Notwithstanding the two preceding paragraphs, if the applicable pricing supplement specifies averaging dates for your notes, the determination date will occur on the last averaging date.

Averaging Dates

        The applicable pricing supplement may specify that averaging dates will apply to your notes. In such a case, the following rules will apply:

        Notes Linked to a Single Index. If a market disruption event occurs or is continuing on any day that would otherwise be an averaging date or such day is not a trading day, such averaging date and each succeeding averaging date, if any, will be postponed to the next trading day(s) on which no market disruption event occurs or is continuing; provided that no averaging date will be postponed beyond the originally scheduled stated maturity date or, if such date is not a business day, later than the first business day after such date. If a market disruption event occurs or is continuing on such last possible day or such last possible day is not a trading day, that day will nevertheless be the last averaging date. In such cases, more than one averaging date may occur simultaneously on such last possible day.

        Notes Linked to a Basket of Indices. If a market disruption event occurs or is continuing with respect to a basket index on any day that would otherwise be an averaging date or such day is not a trading day, such averaging date and each succeeding averaging date, if any, with respect to any basket index affected by such market disruption event will be postponed to the next trading day(s) on which no market disruption event with respect to such basket index occurs or is continuing; provided that no averaging date with respect to any basket index will be postponed beyond the originally scheduled stated maturity date or, if such date is not a business day, later than the first business day after such date. If a market disruption event occurs or is continuing with respect to such basket index on such last possible day or such last possible day is not a trading day, that day will nevertheless be the last averaging date with respect to such basket index. In such cases, more than one averaging date with respect to such basket index may occur simultaneously on such last possible day. If any averaging date with respect to any basket index does not occur on the scheduled date for such averaging date, the last averaging date for your notes will occur on the latest of the averaging dates with respect to the basket indices.

Consequences of a Market Disruption Event or a Non-Trading Day

        Notwithstanding any description in this prospectus supplement no. 656 that may suggest otherwise, a market disruption event with respect to one or more basket indices will not, by itself, constitute a market disruption event for the remaining unaffected basket indices.

        Notes Linked to a Single Index. If a market disruption event occurs or is continuing on a day that would otherwise be the determination date or any averaging date, as applicable, or such day is not a trading day, then the determination date or the applicable averaging date and each succeeding averaging date, if any, as applicable, will be postponed to the next following trading day on which a market disruption event does not occur and is not continuing. In no event, however, will the determination date or any averaging date be later than the originally scheduled stated maturity date or, if such date is not a business day, later than the first business day after such date. If the determination date or any averaging date is postponed to the last possible day but a market disruption event occurs or is continuing on that day or such last possible day is not a trading day, that day will nevertheless be the determination date or the applicable averaging date, as applicable. If the closing level of the index that must be used to determine the cash settlement amount is not available on the last possible determination date or any averaging date because of a market disruption event, a non-trading day or for any other reason, the calculation agent will nevertheless determine the closing level of the index based on its assessment, made in its sole discretion, of the level of the index on that day.

        Notes Linked to a Basket of Indices. If a market disruption event with respect to any basket index occurs or is continuing on a day that would otherwise be the determination date or any averaging

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date, as applicable, or such day is not a trading day, then the determination date or the applicable averaging date and each succeeding averaging date, if any, as applicable, solely with respect to such affected basket index, will be postponed to the next following trading day on which a market disruption event does not occur and is not continuing. In no event, however, will the determination date or any averaging date with respect to any basket index be later than the originally scheduled stated maturity date or, if such date is not a business day, later than the first business day after such date. If the determination date or any averaging date is postponed due to a market disruption event or non-trading day with respect to less than all of the basket indices, the basket closing level for the determination date or the applicable averaging date, as applicable, will be calculated based on (i) the closing level of each of the basket indices that are not affected by the market disruption event or non-trading day on the originally scheduled determination date or the applicable scheduled averaging date, as applicable, and (ii) the closing level of each of the basket indices that are affected by the market disruption event or non-trading day determined on the postponed determination date or the applicable postponed averaging date, as applicable, subject to the adjustment described in “— Consequences of a Market Disruption Event or a Non-Trading Day — Notes Linked to a Single Index” above. A market disruption event with respect to one or more indices will not, by itself, constitute a market disruption event for the remaining unaffected basket indices.

Interest Payments

        Your notes may bear interest if so specified in the applicable pricing supplement. Interest will accrue on the face amount of your notes and will be calculated and paid as described in the accompanying prospectus with regard to fixed rate notes or floating rate notes, as specified in the applicable pricing supplement, except that the interest payment dates will be those specified in the relevant pricing supplement and, as long as your notes are in global form, the regular record date for each interest payment date will be the fifth business day preceding the interest payment dates, unless otherwise specified in the relevant pricing supplement. If the stated maturity date does not occur on the date specified in the relevant pricing supplement, however, the interest payment date scheduled for that date will instead occur on the actual stated maturity date. No interest will accrue from and including the originally scheduled stated maturity date to and including the postponed stated maturity date, if the stated maturity date is so postponed.

Our Redemption Right

Redemption Right

        If so specified in the applicable pricing supplement, we may, at our sole option, redeem your notes on or after the initial redemption date, in whole or in part, for mandatory exchange into cash at the redemption price specified in the applicable pricing supplement. If we elect to redeem your notes, we will pay you for each face amount of your notes to be redeemed an amount in cash equal to the redemption price on the redemption date in exchange for your notes to be redeemed, and no payment on your notes so redeemed will be made thereafter.

        Redemption Date. If we elect to exercise our redemption right, we will specify the redemption date in the notice of redemption. We may specify (i) any scheduled trading day on or after the initial redemption date or (ii) the stated maturity date (whether or not it is a scheduled trading day) as the redemption date, unless otherwise specified in the applicable pricing supplement.

        Redemption Price. If we elect to exercise our redemption right, we will specify (i) an amount in cash or (ii) a formula by which an amount in cash may be determined as the redemption price in the notice of redemption. The redemption price will never be less than the face amount of your notes.

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        Notice of Redemption. If we elect to exercise our redemption right, we will deliver a notice of redemption at least 30 but not more than 60 calendar days prior to the redemption date, unless otherwise specified in the applicable pricing supplement.

Price Dependent Redemption Right

        If so specified in the applicable pricing supplement, we may have the option to redeem the notes, in whole or in part, for mandatory exchange into cash during the price dependent redemption period (as defined below) which we can exercise at our sole discretion only if the closing level of an index or the basket closing level, as applicable, on the trading day immediately preceding the redemption notice date (as defined below) is greater, less than or equal to the upper or lower threshold level specified in such pricing supplement. If we elect to redeem your notes in such cases, your notes to be redeemed will be mandatorily exchanged for cash as described under the subsection entitled “— Redemption Right” above.

        Price Dependent Redemption Period. If we elect to exercise our price dependent redemption right, the applicable pricing supplement will specify the period during which the mandatory exchange of your notes to be redeemed for cash may be effected.

        Redemption Notice Date. The redemption notice date is the date the notice of redemption is delivered to the holder of your notes and the trustee. If we elect to exercise our price dependent redemption right, the redemption notice date must fall within the price dependent redemption period, unless otherwise specified in the applicable pricing supplement.

Discontinuance or Modification of an Index

        If an index sponsor discontinues publication of the applicable index and such index sponsor or anyone else publishes a substitute index that the calculation agent determines is comparable to the applicable index, then the calculation agent will determine the amount payable on the stated maturity date by reference to the substitute index. We refer to any substitute index approved by the calculation agent as a successor index.

        If the calculation agent determines that the publication of an index is discontinued and there is no successor index, or that the level of an index is not available on the determination date or any averaging date (after postponement to the last possible day) because of a market disruption event, a non-trading day or for any other reason, the calculation agent will determine the amount payable on the stated maturity date, by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the applicable index.

        If the calculation agent determines that an index, the stocks comprising an index or the method of calculating an index is changed at any time in any respect — including any split or reverse split of the applicable index and any addition, deletion or substitution and any reweighting or rebalancing of the applicable index stocks, and whether the change is made by the applicable index sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the applicable index stocks or their issuers, or is due to any other reason — and is not otherwise reflected in the level of the applicable index by the applicable index sponsor pursuant to the applicable index methodology described under “The Indices” in Annex A to this prospectus supplement no. 656, then the calculation agent will be permitted (but not required) to make such adjustments in the applicable index or the method of its calculation as it believes are appropriate to ensure that the final index or basket level, used to determine the amount payable on the stated maturity date, is equitable.

        All determinations and adjustments to be made by the calculation agent with respect to an index may be made by the calculation agent in its sole discretion. The calculation agent is not obligated to make any such adjustments.

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Default Amount on Acceleration

        If an event of default occurs and the maturity of your notes is accelerated, we will pay the default amount in respect of the principal of your notes at the maturity. We describe the default amount under “—Special Calculation Provisions” below.

        For the purpose of determining whether the holders of our Series B medium-term notes, which include the index-linked notes, are entitled to take any action under the indenture, we will treat the outstanding face amount of each index-linked note as the outstanding principal amount of that note. Although the terms of the index-linked notes differ from those of the other Series B medium-term notes, holders of specified percentages in principal amount of all Series B medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series B medium-term notes, including the index-linked notes. This action may involve changing some of the terms that apply to the Series B medium-term notes, accelerating the maturity of the Series B medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification of the Debt Indentures and Waiver of Covenants”.

Manner of Payment

        Any payment on your notes at maturity will be made to an account designated by the holder of your notes and approved by us, or at the office of the trustee in New York City, but only when your notes are surrendered to the trustee at that office. We may pay interest due on any interest payment date by check mailed to the person who is the holder on the regular record date. We also may make any payment in accordance with the applicable procedures of the depositary.

Modified Business Day

        As described in the accompanying prospectus, any payment on your notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. For your notes, however, the term business day has a different meaning than it does for other Series B medium-term notes. We discuss this term under “— Special Calculation Provisions”below.

Role of Calculation Agent

        The calculation agent will make all determinations regarding the interest payment, if applicable; the final index or basket level; the index or basket return; market disruption events; stated maturity date; determination date; averaging dates, if applicable; business days, trading days; the default amount; the cash settlement amount and the amount payable on your notes at maturity or upon redemption; and any other determination as applicable or specified in the relevant pricing supplement. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

        Please note that the firm named as the calculation agent in this prospectus supplement no. 656 is the firm serving in that role as of the issue date of your notes, unless otherwise specified in the relevant pricing supplement. We may change the calculation agent after the issue date without notice and the calculation agent may resign as calculation agent at any time upon 60 days’ written notice to Goldman Sachs.

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Special Calculation Provisions

Business Day

        When we refer to a business day with respect to your notes, we mean a day that is a business day of the kind described in the accompanying prospectus, unless otherwise specified in the relevant pricing supplement. If the relevant pricing supplement specifies a different meaning for the term business day, we will use that modified definition in determining each interest payment date as well as the stated maturity date for your notes, all as described in this prospectus supplement no. 656.

Trading Day

        When we refer to a trading day with respect to any index other than the MSCI® EAFE Index, we mean a day on which (i) the respective principal securities markets for all of the index stocks that underlie such index are open for trading, (ii) the index sponsor for such index is open for business and (iii) such index is calculated and published by the applicable index sponsor, unless otherwise specified in the relevant pricing supplement. Although an index sponsor may publish an index level with respect to the applicable index on a day when one or more of the principal securities markets for the index stocks for the applicable index are closed, that day would not be a trading day for purposes of the applicable index.

        On the other hand, when we refer to a trading day with respect to the MSCI® EAFE Index, we mean a day on which the MSCI® EAFE Index is calculated and published by the index sponsor, unless otherwise specified in the relevant pricing supplement. Therefore, in the case of the MSCI® EAFE Index, a day would be a trading day regardless of whether one or more of the principal securities markets for the index stocks for the MSCI® EAFE Index are closed on that day, if the index sponsor publishes the MSCI® EAFE Index level on that day.

Closing Level

        The closing level for any index will be the level of the applicable index or any successor index published by the applicable index sponsor at the regular weekday close of trading on the relevant exchanges on any trading day for such index.

Default Amount

        The default amount for your notes on any day will be an amount, in the specified currency for the principal of your notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to your notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your notes. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holder of your notes in preparing any documentation necessary for this assumption or undertaking.

        During the default quotation period for your notes, which we describe below, the holder and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution

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providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

        Default Quotation Period. The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or
•	every quotation of that kind obtained is objected to within five business days after the due day as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

        In any event, if the default quotation period and the subsequent two-business-day objection period have not ended before the determination date, then the default amount will equal the principal amount of your notes.

        Qualified Financial Institutions. For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and is rated either:

•	A-1 or higher by Standard & Poor’s Ratings Group or any successor, or any other comparable rating then used by that rating agency, or
•	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Market Disruption Event

        Any of the following will be a market disruption event with respect to an index:

•	a suspension, absence or material limitation of trading in index stocks constituting 20% or more, by weight, of the applicable index or any constituent index of such index on their respective primary markets, in each case for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or
•	a suspension, absence or material limitation of trading in option or futures contracts relating to the applicable index or any constituent index of such index or to index stocks constituting 20% or more, by weight, of the applicable index or any constituent index of such index, if available, in the respective primary markets for those contracts, in each case for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or
•	index stocks constituting 20% or more, by weight, of the applicable index or any constituent index of such index, or option or futures contracts relating to the applicable index or any constituent index of such index, or to index stocks constituting 20% or more, by weight, of the applicable index or any constituent index of such index, if available, do not trade on what

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were the respective primary markets for those index stocks or contracts, as determined by the calculation agent in its sole discretion,

and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of The Goldman Sachs Group, Inc. or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the notes. For more information about hedging by The Goldman Sachs Group, Inc. and/or any of its affiliates, see “Use of Proceeds and Hedging” below.

        The following events will not be market disruption events with respect to an index:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and
•	a decision to permanently discontinue trading in the option or futures contracts relating to the applicable index or any constituent index of such index or to any index stock.

        For this purpose, an “absence of trading” in the primary securities market on which an index stock, or on which option or futures contracts relating to any index or any constituent index of such index or to any index stock are traded will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in an index stock or in option or futures contracts relating to any index or any constituent index of such index or to any index stock, if available, in the primary market for that stock or those contracts, by reason of:

•	a price change exceeding limits set by that market, or
•	an imbalance of orders relating to that index stock or those contracts, or
•	a disparity in bid and ask quotes relating to that index stock or those contracts,

will constitute a suspension or material limitation of trading in that stock or those contracts in that market.

        For purposes of this subsection entitled “— Market Disruption Event,” a “constituent index of an index”refers to a constituent index comprising or underlying the index to which your notes may be linked.

        As is the case throughout this prospectus supplement no. 656, references to an index in this description of market disruption events includes the applicable index and any successor index as it may be modified, replaced or adjusted from time to time.

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USE OF PROCEEDS AND HEDGING

        We will use the net proceeds we receive from the sale of the notes for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the notes as described below. The original price of the notes includes the calculation agent’s commissions (as shown on the cover page of the applicable pricing supplement) paid with respect to the notes and the cost of hedging our obligations.

        In anticipation of the sale of the notes, we and/or our affiliates expect to enter into hedging transactions involving purchases of the index stocks, listed or over-the-counter options, futures and/or other instruments linked to the indices, the index stocks, foreign currencies or other instruments linked to the indices, the index stock, indices designed to track the performance of the relevant equity markets or components of such markets on or before the trade date. In addition, from time to time after we issue the notes, we and/or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into, in connection with the notes and perhaps in connection with other notes we issue, some of which may have returns linked to any one or more of the indices, the index stocks or foreign currencies. Consequently, with regard to your notes, from time to time, we and/or our affiliates:

•	expect to acquire or dispose of positions in listed or over-the-counter options, futures or other instruments linked to some or all of the indices, some or all index stocks or foreign currencies,
•	may take or dispose of positions in the securities of the index stock issuers themselves,
•	may take or dispose of positions in listed or over-the-counter options or other instruments based on indices designed to track the performance of the stock exchanges or other components of the equity markets,
•	may take short positions in the index stocks or other securities of the kind described above — i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to purchaser, and/or
•	may acquire or dispose of U.S. dollars in foreign exchange transactions involving the Japanese yen, euro or British pound sterling.

        We and/or our affiliates may acquire a long or short position in securities similar to your notes from time to time and may, in our or their sole discretion, hold or resell those securities.

        In the future, we and/or our affiliates expect to close out hedge positions relating to the notes and perhaps relating to other notes with returns linked to the indices, the index stocks or the foreign currencies. We expect these steps to involve sales of instruments linked to the indices, the index stocks or the foreign currencies on or shortly before the determination date. These steps also may involve sales and/or purchases of some or all of the index stocks or listed or over-the-counter options, futures or other instruments linked to any one or more of the indices or the foreign currencies, some or all of the index stocks, indices designed to track the performance of the U.S., European or Asian stock exchanges or other components of the U.S., European and Asian equity markets or other components of such markets, as applicable.

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The hedging activity discussed above may adversely affect the market value of your notes from time to time and the value of the consideration that we will deliver on your notes at maturity. See “Additional Risk Factors Specific to the Leveraged Equity Index-Linked Notes— Trading and Other Transactions by Goldman Sachs in Instruments Linked to the Applicable Index or Indices, The Currencies They Are Denominated in or the Index Stocks May Impair the Value of Your Notes” and “— Our Business Activities May Create Conflicts of Interest between Your Interests in the Notes and Us” above for a discussion of these adverse effects.

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SUPPLEMENTAL DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

        The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus supplement with respect to United States holders.

        The following section is the opinion of Sullivan & Cromwell LLP, counsel to The Goldman Sachs Group, Inc. In addition, it is the opinion of Sullivan & Cromwell LLP that the characterization of the notes for U.S. federal income tax purposes that will be required under the terms of the notes, as discussed below, is a reasonable interpretation of current law.

        This section applies to you only if you are a United States holder that holds your notes as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of a note and you are:

•	a citizen or resident of the United States;
•	a domestic corporation;
•	an estate whose income is subject to United States federal income tax regardless of its source; or
•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

        This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;
•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
•	a bank;
•	a life insurance company;
•	a tax exempt organization;
•	a regulated investment company;
•	a common trust fund;
•	a person that owns a note as a hedge or that is hedged against interest rate or currency risks;
•	a person that owns a note as part of a straddle or conversion transaction for tax purposes; or
•	a United States holder whose functional currency for tax purposes is not the U.S. dollar.

        Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly

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addresses how your notes should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your notes are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your own tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

        You will be obligated pursuant to the terms of the notes- in the absence of an administrative determination or judicial ruling to the contrary – to characterize each note for all tax purposes as prepaid forward contract which is an income-bearing forward contract if the notes bear a coupon. Except as otherwise noted below, the discussion herein assumes that the notes will be so treated.

        If your notes bear a coupon, it is likely that any coupon payment will be taxed as ordinary income in accordance with your regular method of accounting for United States federal income tax purposes.

        Upon the maturity of your notes you would recognize a capital gain or loss in an amount equal to the difference, if any, between the amount of cash you receive at such time and your tax basis in the notes. Your tax basis in the notes will generally be equal to the amount that you paid for the notes. Any such capital gain or loss will be long-term capital gain or loss if you hold your notes for more than one year. The holding period for purposes of such capital gain and loss will begin on the day following the first day you held the notes.

        Upon the sale, exchange, or redemption of your notes, you would recognize gain or loss equal to the difference between the amount realized on the sale, exchange, or redemption and your tax basis in your notes. If you hold your notes for more than one year, the gain or loss generally will be long-term capital gain or loss, except to the extent attributable to accrued but unpaid coupon, if any, with respect to your notes. If you hold your notes for one year or less, the gain or loss generally will be short-term capital gain or loss, except to the extent attributable to accrued but unpaid coupon, if any, with respect to your notes.

        There is no judicial or administrative authority discussing how your notes should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your notes as a single debt instrument subject to special rules governing contingent payment obligations if your notes have a term of more than one year. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your notes prior to your receipt of cash attributable to that income.

        If the rules governing contingent payment obligations apply, you would recognize gain or loss upon the sale, redemption, or maturity of your notes in an amount equal to the difference, if any, between the amount of cash you receive at that time and your adjusted basis in your notes. In general, your adjusted basis in your notes would equal the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes, in accordance with the comparable yield and the projected payment schedule for your notes, and decreased by the amount of interest payments you receive with respect to your notes.

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        If the rules governing contingent payment obligations apply, any gain you recognize upon the sale or maturity of your notes would be ordinary interest income. Any loss you recognize at that time would be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and thereafter, as a capital loss.

        If the rules governing contingent payment obligations apply, special rules would apply to a person who purchases notes at a price other than the adjusted issue price as determined for tax purposes.

        If your notes have a term of one year or less, the Internal Revenue Service may assert that your notes should be treated as a single debt instrument that is subject to special rules regarding short term debt instruments. See “United States Taxation — United States Holders — Original Issue Discount-Short term Debt Securities” in the accompanying prospectus supplement.

        It is possible that the Internal Revenue Service could seek to characterize your notes in a manner that results in tax consequences to you different from those described above. For example, if your notes bear a coupon, your notes could also be treated as a unit consisting of a forward contract (the “Forward Contract”) and an interest-bearing cash deposit used to secure your obligation to purchase the underlying stock under the Forward Contract (“the Cash Deposit”). Under this characterization, if you are an initial purchaser of the notes, your notes would likely be treated for United States federal income tax purposes in the same manner as a pre-paid interest-bearing Forward Contract as described above. If, however you are a secondary purchaser of the notes, you would likely be required to allocate your purchase price for the securities between the Forward Contract and the Cash Deposit based on the respective fair market value of each on the date of the purchase. If the portion of your purchase price allocated to the Cash Deposit is at a discount from, or is in excess of           , the principal amount of your security, you may be subject to the market discount or amortizable bond premium rules describes in the accompanying prospectus supplement under “United States Taxation — United States Holders — Debt Securities Purchased with Market Discount” and “United States Taxation — United States Holders — Debt Securities Purchased at Premium” with respect to the Cash Deposit. Accordingly, if you purchase your notes in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

        If your notes bear a coupon, it is also possible that the Internal Revenue Service could seek to characterize your notes as a notional principal contract. If your notes bear a coupon, it is also possible that the coupon payments would not be treated as interest for United States federal income tax purposes, but instead would be treated in some other manner. For example, the coupon payments could be treated all or in part as contract fees in respect of a forward contract, and the United States federal income tax treatment of such contract fees is uncertain. In addition, if your notes provide a fixed amount of return irrespective of the performance of the underlying index or basket of indices, it is possible that the Internal Revenue Service may take the position that you are required to accrue the fixed amount of return over the life of your notes and that it should be characterized as ordinary income irrespective of the amount you receive upon the maturity of your notes. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your notes for United States federal income tax purposes.

United States Alien Holders

        If you are a United States alien holder, please see the discussion under “United States Taxation -Taxation of Debt Securities - United States Alien Holders” in the accompanying prospectus for a description of the tax consequences relevant to you. You are a United States alien holder if you are the beneficial owner of the notes and are, for United States federal income tax purposes:

•	a nonresident alien individual;
•	a foreign corporation;

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•	a foreign partnership; or
•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from the notes.

Backup Withholding and Information Reporting

        Please see the discussion under “United States Taxation - Taxation of Debt Securities - Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your notes.

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EMPLOYEE RETIREMENT INCOME SECURITY ACT

        This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

        The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption is available to the transaction. The Goldman Sachs Group, Inc. and certain of its affiliates each may be considered a “party in interest” or a “disqualified person” with respect to many employee benefit plans, and, accordingly, prohibited transactions may arise if the notes are acquired by a Plan unless those notes are acquired and held pursuant to an available exemption. In general, available exemptions are: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under an exemption in Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less nor pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The assets of a Plan may include assets held in the general account of an insurance company that are deemed to be “plan assets” under ERISA. The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the Plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) the Plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the notes, (b) none of the purchase, holding or disposition of the notes or the exercise of any rights related to the notes will result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the notes, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the notes, and no advice provided by The Goldman Sachs Group, Inc. or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the notes and the transactions contemplated with respect to the notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the notes, you should consult your legal counsel.

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SUPPLEMENTAL PLAN OF DISTRIBUTION

        With respect to each leveraged equity index-linked note to be issued, The Goldman Sachs Group, Inc. will agree to sell to Goldman, Sachs & Co., and Goldman, Sachs & Co. will agree to purchase from The Goldman Sachs Group, Inc. the face amount of the notes specified, at the price specified under “Net proceeds to the issuer”, in the relevant pricing supplement. Goldman, Sachs & Co. intends to resell each note it purchases at the original issue price specified in the relevant pricing supplement, and to certain securities dealers at such price less a concession specified in the relevant pricing supplement.

        In the future, Goldman, Sachs & Co. or other affiliates of The Goldman Sachs Group, Inc. may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. For more Information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

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ANNEX A

THE INDICES

        All information contained in this prospectus supplement no. 656 and the relevant pricing supplement regarding any index or basket index, including, without limitation, its make-up, its method of calculation and changes in its components and its historical closing values, is derived from publicly available information prepared by the applicable index sponsor. Such information reflects the policies of, and is subject to change by, the applicable index sponsor. Each index or basket index is calculated and maintained by its respective index sponsor. Neither The Goldman Sachs Group, Inc. nor Goldman, Sachs & Co., in its role as calculation agent, has participated in the preparation of such documents or made any due diligence inquiry with respect to any index or basket index or index sponsor in connection with the offering of the notes. In connection with the offering of the notes, neither The Goldman Sachs Group, Inc. nor Goldman, Sachs & Co., in its role as calculation agent, makes any representation that such publicly available information regarding any index or basket index or index sponsor is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date of any offering of leveraged equity index-linked notes (including events that would affect the accuracy or completeness of the publicly available information described in this prospectus supplement no. 656 or in the relevant pricing supplement) that would affect the value of any index or basket index have been publicly disclosed. Subsequent disclosure of any such events could affect the value received at maturity or on any redemption date with respect to the leveraged equity index-linked notes and therefore the market value of the leveraged equity index-linked notes.

        We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the index stocks of any index or basket index without regard to your interests, including extending loans to or entering into loans with, or making equity investments in, one or more of such issuers or providing advisory services to one or more of such issuers, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of such issuers and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to such issuers. These research reports may or may not recommend that investors buy or hold the securities of such issuers. As a prospective purchaser of leveraged equity index-linked notes, you should undertake an independent investigation of the applicable index or basket indices or of the issuers of the index stocks of the applicable index or basket indices to the extent required, in your judgment, to allow you to make an informed decision with respect to an investment in any leveraged equity index-linked notes.

        We are not incorporating by reference the website of any index sponsor or any material it includes into this prospectus supplement no. 656, the accompanying prospectus, dated December 5, 2006, or the accompanying Prospectus, dated December 5, 2006.

        In this prospectus supplement no. 656 and any relevant pricing supplement, unless the context requires otherwise, references to any index or basket index listed below will include any successor index to such index or basket index and references to the index sponsor will include any successor thereto.

Dow Jones Euro STOXX 50® Index

        The Dow Jones Euro STOXX 50® Index, which we refer to as the Euro STOXX 50 Index, is a capitalization-weighted index of 50 European blue-chip stocks and was created by STOXX Limited, a joint venture between Deutsche Boerse AG, Dow Jones & Company, Inc. and SWX Swiss Exchange. Publication of the Euro STOXX 50 Index began on February 28, 1998, based on an initial index value of 1,000 at December 31, 1991. The Euro STOXX 50 Index is published in The Wall Street Journal and disseminated on the STOXX Limited website: http://www.stoxx.com. STOXX Limited is under no

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obligation to continue to publish the Euro STOXX 50 Index and may discontinue publication of the Euro STOXX 50 Index at any time.

        Euro STOXX 50 Index Composition and Maintenance. The Euro STOXX 50 Index is composed of 50 index stocks of market sector leaders from within the Dow Jones STOXX 600 Supersector Indices, which includes stocks selected from the Eurozone. The index stocks have a high degree of liquidity and represent the largest companies across all market sectors.

        The composition of the Euro STOXX 50 Index is reviewed annually, based on the closing stock data on the last trading day in August. The index stocks are announced the first trading day in September. Changes to the index stocks are implemented on the third Friday in September and are effective the following trading day. Changes in the composition of the Euro STOXX 50 Index are made to ensure that the Euro STOXX 50 Index includes the 50 market sector leaders from within the Euro STOXX Index.

        The free float factors for each index stock used to calculate the Euro STOXX 50 Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review. Each component’s weight is capped at 10% of the Euro STOXX 50 Index’s total free float market capitalization.

        The Euro STOXX 50 Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the Euro STOXX 50 Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

        Index Calculation. The Euro STOXX 50 Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the index stocks against a fixed base quantity weight. The formula for calculating the Euro STOXX 50 Index value can be expressed as follows:

Index =	free float market capitalization of the Euro STOXX 50 Index divisor

        The “free float market capitalization of the Euro STOXX 50 Index” is equal to the sum of the product of the closing price, market capitalization and free float factor for each index stock as of the time the Euro STOXX 50 Index is being calculated.

        The “divisor” for the Euro STOXX 50 Index is adjusted to maintain the continuity of the Euro STOXX 50 Index values across changes due to corporate actions. The following is a summary of the adjustments to any index stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the index stock will receive “B” number of shares for every “A” share held (where applicable).

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(1)	Cash dividend:

Adjusted price = closing price – announced dividend * (1 – withholding tax) Divisor: decreases

(2)	Special cash dividend:

Adjusted price = closing price – announced dividend * (1 – withholding tax) Divisor: decreases

(3)	Split and reverse split:

Adjusted price = closing price * A / B New number of shares = old number of shares * B / A Divisor: no change

(4)	Rights offering:

Adjusted price = (closing price * A + subscription price * B) / (A + B) New number of shares = old number of shares * (A + B) / A Divisor: increases

(5)	Stock dividend:

Adjusted price = closing price * A / (A + B) New number of shares = old number of shares * (A + B) / A Divisor: no change

(6)	Stock dividend of another company:

Adjusted price = (closing price * A – price of other company * B) / A Divisor: decreases

(7)	Return of capital and share consideration:

Adjusted price = (closing price – dividend announced by company * (1– withholding tax)) * A / B New number of shares = old number of shares * B / A Divisor: decreases

(8)	Repurchase shares / self tender:

Adjusted price = ((price before tender * old number of shares) – (tender price * number of tendered shares)) / (old number of shares – number of tendered shares) New number of shares = old number of shares – number of tendered shares
Divisor: decreases

(9)	Spin-off:

Adjusted price = (closing price * A – price of spun-off shares * B) / A Divisor: decreases

(10)	Combination stock distribution (dividend or split) and rights offering:

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For this corporate action, the following additional assumptions apply:

•	Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held
•	If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:
- If rights are applicable after stock distribution (one action applicable to other):

Adjusted price = (closing price * A + subscription price * C * (1 + B / A)) / ((A + B) * (1 + C / A)) New number of shares = old number of shares * ((A + B) * (1 + C / A)) / A Divisor: increases

- If stock distribution is applicable after rights (one action applicable to other):

Adjusted price = (closing price * A + subscription price * C) / ((A + C) * (1 + B / A)) New number of shares = old number of shares * ((A + C) * (1 + B / A)) Divisor: increases

- Stock distribution and rights (neither action is applicable to the other):

Adjusted price = (closing price * A + subscription price * C) / (A + B + C) New number of shares = old number of shares * (A + B +C) / A Divisor: increases

        License Agreement between STOXX Limited and The Goldman Sachs Group, Inc.

        The Euro STOXX 50 Index is owned and published by STOXX Limited. The license agreement between STOXX Limited and Goldman, Sachs & Co. provides that the following language must be set forth in this prospectus supplement:

        STOXX Limited (“STOXX”) and Dow Jones & Company, Inc. (“Dow Jones”) have no relationship to Goldman Sachs, other than the licensing of The Dow Jones Euro STOXX 50® Index and the related trademarks for use in connection with leveraged equity index-linked notes.

        STOXX and Dow Jones do not:

•	Sponsor, endorse, sell or promote leveraged equity index-linked notes.
•	Recommend that any person invest in leveraged equity index-linked notes or any other securities.
•	Have any responsibility or liability for or make any decisions about the timing, amount or pricing of leveraged equity index-linked notes.
•	Have any responsibility or liability for the administration, management or marketing of leveraged equity index-linked notes.
•	Consider the needs of leveraged equity index-linked notes or the owners of leveraged equity index-linked notes in determining, composing or calculating The Dow Jones Euro STOXX 50® Index or have any obligation to do so.

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        STOXX and Dow Jones will not have any liability in connection with leveraged equity index-linked notes. Specifically,

•	STOXX and Dow Jones do not make any warranty, express or implied and disclaim any and all warranty about:
•	The results to be obtained by leveraged equity index-linked notes, the owner of leveraged equity index-linked notes or any other person in connection with the use of The Dow Jones Euro STOXX 50® Index and the data included in The Dow Jones Euro STOXX 50® Index;
•	The accuracy or completeness of The Dow Jones Euro STOXX 50® Index and its data;
•	The merchantability and the fitness for a particular purpose or use of The Dow Jones Euro STOXX 50® Index and its data;
•	STOXX and Dow Jones will have no liability for any errors, omissions or interruptions in The Dow Jones Euro STOXX 50® Index or its data; and
•	Under no circumstances will STOXX or Dow Jones be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX or Dow Jones knows that they might occur.

        The licensing agreement between Goldman Sachs and STOXX is solely for their benefit and not for the benefit of the owners of leveraged equity index-linked notes or any other third parties.

Dow Jones Industrial AverageSM

        The Dow Jones Industrial AverageSM, which we refer to as the DJIA, is a price-weighted index composed of 30 common stocks selected at the discretion of the editors of The Wall Street Journal (the “WSJ”), which is published by Dow Jones & Company, Inc., which we refer to as Dow Jones, as representative of the broad market of U.S. industry. Dow Jones is under no obligation to continue to publish the DJIA and may discontinue publication of the DJIA at any time.

        There are no pre-determined criteria for selection of an index stock except that component companies represented by the DJIA should be established U.S. companies that are leaders in their industries. The DJIA serves as a measure of the entire U.S. market such as financial services, technology, retail, entertainment and consumer goods and is not limited to traditionally defined industrial stocks. Changes in the composition of the DJIA are made entirely by the editors of the WSJ without consultation with the component companies represented in the DJIA, any stock exchange, any official agency or us. In order to maintain continuity, changes to the index stocks included in the DJIA tend to be made infrequently and generally occur only after corporate acquisitions or other dramatic shifts in a component company’s core business. When one index stock is replaced, the entire index is reviewed. As a result, multiple component changes are often implemented simultaneously. The index stocks of the DJIA may be changed at any time for any reason.

        The DJIA is price weighted rather than market capitalization weighted. Therefore, the index stock weightings are affected only by changes in the stocks’ prices, in contrast with the weightings of other indices that are affected by both price changes and changes in the number of shares outstanding. The value of the DJIA is the sum of the primary exchange prices of each of the 30 common stocks included in the DJIA, divided by a divisor. The divisor is changed in accordance with a mathematical formula to adjust for stock dividends, stock splits and other corporate actions. The current divisor of the DJIA is published daily in the WSJ and other publications. While this methodology reflects current practice in

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calculating the DJIA, no assurance can be given that Dow Jones will not modify or change this methodology in a manner that may affect the return on your notes.

        The formula used to calculate divisor adjustments is:

New Divisor =	Current Divisor x	Adjusted Sum of Prices Unadjusted Sum of Prices

        License Agreement between Dow Jones and The Goldman Sachs Group, Inc.

        We, or Goldman, Sachs & Co., expect to enter into non-exclusive license agreements with Dow Jones, whereby we and our affiliates, in exchange for a fee, will be permitted to use the index in connection with the offer and sale of leveraged equity index-linked notes. We are not affiliated with Dow Jones; the only relationship between Dow Jones and us is the licensing of the use of the DJIA and trademarks relating to the DJIA.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the DJIA or any successor index.

        The leveraged equity index-linked notes are not sponsored, endorsed, sold or promoted by Dow Jones or any of its licensors. Neither Dow Jones nor any of its licensors makes any representation or warranty, express or implied, to the owners of leveraged equity index-linked notes or any member of the public regarding the advisability of investing in securities generally or in the leveraged equity index-linked notes particularly. The only relationship of Dow Jones and its licensors to The Goldman Sachs Group, Inc. is the licensing of certain trademarks, trade names and service marks and of the Dow Jones Industrial Average IndexSM, which is determined, composed and calculated without regard to The Goldman Sachs Group, Inc. or the leveraged equity index-linked notes. Neither Dow Jones nor any of its licensors has any obligation to take the needs of The Goldman Sachs Group, Inc. or the owners of leveraged equity index-linked notes into consideration in determining, composing or calculating the Dow Jones Industrial Average IndexSM. Neither Dow Jones nor any of its licensors is responsible for or has participated in the determination of the timing of, prices at, or quantities of the leveraged equity index-linked notes to be issued or in the determination or calculation of the equation by which leveraged equity index-linked notes are to be converted into cash. None of Dow Jones or any of its licensors has any obligation or liability in connection with the administration, marketing or trading of leveraged equity index-linked notes.

        DOW JONES AND ITS LICENSORS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGE INDEXSM OR ANY DATA RELATED THERETO AND NONE OF DOW JONES NOR ANY OF ITS LICENSORS SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES AND ITS LICENSORS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE GOLDMAN SACHS GROUP, INC., OWNERS OF LEVERAGED EQUITY INDEX-LINKED NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGE INDEXSM OR ANY DATA RELATED THERETO. NONE OF DOW JONES OR ITS LICENSORS MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EACH EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGE INDEXSM OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES OR ANY OF ITS LICENSORS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. EXCEPT FOR THE LICENSORS, THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND THE GOLDMAN SACHS GROUP, INC.

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FTSETM 100 Index

        The FTSETM 100 Index, which we refer to as the FTSE 100 Index, is a capitalization-weighted index of the 100 most highly capitalized companies traded on the London Stock Exchange, calculated, published and disseminated by FTSE International Limited, which we refer to as FTSE, a company owned equally by the London Stock Exchange Plc, which we refer to as the LSE, and the Financial Times Limited, which we refer to as the FT, in association with the Institute and the Faculty of Actuaries. FTSE is under no obligation to continue to publish the FTSE 100 Index and may discontinue publication of the FTSE 100 Index at any time. Additional information about the index is available on the following website: http://www.ftse.com.

        The FTSE 100 Index was first calculated on January 3, 1984 with an initial base level index value of 1,000 points. Publication of the FTSE 100 Index began in February 1984. Real-time FTSE indices are calculated on systems managed by Reuters. Prices and FX rates used are supplied by Reuters.

        The FTSE 100 Index is a free float adjusted index which measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the LSE. The 100 index stocks included in the FTSE 100 Index are selected from a reference group of stocks trading on the LSE which are in turn selected by excluding certain stocks that have low liquidity based on public float, accuracy and reliability of prices, size and number of trading days. The index stocks are selected from this reference group by selecting 100 stocks with the largest market value.

        FTSE, the sponsor of the FTSE 100 Index, is responsible for calculating, publishing and disseminating the FTSE 100 Index. The FTSE 100 Index is overseen by the FTSE’s Europe/Middle East/Africa Committee, which we refer to as the FTSE EMEA Committee, which is made up of independent senior industry representatives, which is responsible for the index review process.

        FTSE can add, delete or substitute the stocks underlying the FTSE 100 Index or make other methodological changes that could change the value of the FTSE 100 Index. FTSE may discontinue or suspend calculation or dissemination of the FTSE 100 Index. The FTSE EMEA Committee reviews the index stocks quarterly in March, June, September and December in order to maintain continuity in the index level. FTSE prepares information regarding possible companies to be included or excluded from the FTSE 100 Index using the close of business figures from the Tuesday before a review. The review is then presented to the FTSE EMEA Committee for approval.

        Changes to the index stocks can be prompted by new listings on the exchange, corporate actions (e.g., mergers and acquisitions) or an increase or decrease in a market capitalization. The index stocks may be replaced, if necessary, in accordance with deletion/addition rules which provide generally for the removal and replacement of a stock from the FTSE 100 Index if such stock is delisted or its issuer is subject to a takeover offer that has been declared unconditional or it has ceased, in the opinion of the FTSE EMEA Committee, to be a viable component of the FTSE 100 Index. To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market capitalization. Where a greater number of companies qualify to be inserted in the FTSE 100 Index than those qualifying to be deleted, the lowest ranking constituents presently included in the FTSE 100 Index will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review. Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted, the securities of the highest ranking companies which are presently not included in the index will be inserted to match the number of companies being deleted at the periodic review.

        The FTSE 100 Index is obtained by: (i) calculating the sum of the products of the per share price of each stock included in the FTSE 100 Index by the number of their respective outstanding shares (we refer to such sum as the FTSE Aggregate Market Value) as of the relevant current date and (ii) dividing the FTSE Aggregate Market Value as of the relevant current date by a divisor which represents the

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adjustments to the FTSE Aggregate Market Value as of the base date. The divisor is continuously adjusted to reflect changes, without distorting the FTSE 100 Index, in the issued share capital of individual index stocks, including the deletion and addition of stocks, the substitution of stocks, stock dividends and stock splits.

        All rights to the FTSE 100 Index are owned by FTSE, the sponsor of the FTSE 100 Index. The Goldman Sachs Group Inc. and the calculation agent disclaim all responsibility for the calculation or other maintenance of or any adjustments to the FTSE 100 Index. In addition, none of the LSE, the FT and FTSE has any relationship to The Goldman Sachs Group Inc. or leveraged equity index-linked notes. None of the LSE, the FT and FTSE sponsors, endorses, authorizes, sells or promotes leveraged equity index-linked notes, or has any obligation or liability in connection with the administration, marketing or trading of leveraged equity index-linked notes or with the calculation of the payment at maturity or redemption.

        License Agreement between FTSE International Limited and The Goldman Sachs Group, Inc.

        The FTSE 100 Index is calculated by FTSE. The license agreement between FTSE International Limited and Goldman Sachs provides that the following language must be set forth in the prospectus supplement:

        The leveraged equity index-linked notes are not in any way sponsored, endorsed, sold or promoted by FTSE International Limited (“FTSE”) or by The London Stock Exchange Plc (the “Exchange”) or by The Financial Times Limited (“FT”) and neither FTSE or Exchange or FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE 100 Index and/or the figure at which the FTSE 100 Index stands at any particular time on any particular day or otherwise. The FTSE 100 Index is compiled and calculated solely by FTSE. However, neither FTSE or Exchange or FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE 100 Index and neither FTSE or Exchange or FT shall be under any obligation to advise any person of any error therein.

        “FTSETM” and “FootsieTM” are trade marks of London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited under license.

Hang Seng Index®

        The Hang Seng Index®, which we refer to as the Hang Seng Index, is compiled, published and managed by HSI Services Limited, a wholly owned subsidiary of the Hang Seng Bank, and was first calculated and published on November 24, 1969. The Hang Seng Index is a market capitalization weighted stock market index in the Stock Exchange of Hong Kong Ltd. (which we refer to as the SEHK) and purports to be an indicator of the performance of the Hong Kong stock market.

        Only companies with a primary listing on the main board of the SEHK are eligible as constituents of the Hang Seng Index. Mainland China enterprises that have an H-share listing in Hong Kong are eligible for inclusion in the Hang Seng Index when they meet any one of the following conditions: (1) the H-share company has 100% of its ordinary share capital in the form of H-shares which are listed on the SEHK; (2) the H-share company has completed the process of share reform, with the result that there is no unlisted share capital in the company; or (3) for new H-share initial public offerings, the company has no unlisted share capital. For any H-share company included in the Hang Seng Index, only the H-share portion of the share capital of the company will be used for index calculation, subject to free float adjustment. H-shares are shares of mainland China companies listed on SEHK.

        To be eligible for selection in the Hang Seng Index, a company: (1) must be among those that constitute the top 90% of the total market value of all primary shares listed on the SEHK (market value is expressed as an average of the past 12 months); (2) must be among those that constitute the top 90% of

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the total turnover of all primary listed shares on the SEHK (turnover is aggregated and individually assessed for eight quarterly sub-periods for the past 24 months); and (3) should normally have a listing history of 24 months. From the candidates, final selections are based on the following: (1) the market value and turnover rankings of the companies; (2) the representation of the sub-sectors within the Hang Seng Index directly reflecting that of the market; and (3) the financial performance of the companies.

        Calculation Methodology. From September 11, 2006, and phased in over a period of 12 months from September 2006 to September 2007, the calculation methodology of the Hang Seng Index has been changed from a full market capitalization weighting to a free float-adjusted market capitalization weighting. Under this calculation methodology, the following shareholdings are viewed as strategic in nature and excluded for calculation: shares held by strategic shareholders who individually or collectively control more than 30% of the shareholdings; shares held by directors who individually control more than 5% of the shareholdings; shares held by a Hong Kong-listed company which controls more than 5% of the shareholdings as investments; and shares held by a shareholders who individually or collectively represent more than 5% of the shareholdings in the company and with a publicly disclosed lock-up management. A free float adjustment factor representing the proportion of shares that is free floated as a percentage of the issued shares, is rounded up to the nearest multiple of 5% for the calculation of the Hang Seng Index and is updated half-yearly.

        A cap of 15% on individual stock weightings is applied. A cap factor is calculated half-yearly to coincide with the regular update of the free float adjustment factor. Additional re-capping is performed upon constituent changes.

        License Agreement between HSI Services Limited and The Goldman Sachs Group, Inc.

        We, or Goldman, Sachs & Co., expect to enter into non-exclusive license agreements with HSI Services Limited, whereby we and our affiliates, in exchange for a fee, will be permitted to use the Hang Seng Index in connection with the offer and sale of leveraged equity index-linked notes. We are not affiliated with HSI Services Limited; the only relationship between HSI Services Limited and us is the licensing of the use of the Hang Seng Index and trademarks relating to the Hang Seng Index.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the Hang Seng Index or any successor index.

        The Hang Seng Index is published and compiled by HSI Services Limited pursuant to a licence from Hang Seng Data Services Limited. The mark and name “Hang Seng Index” are proprietary to Hang Seng Data Services Limited. HSI Services Limited and Hang Seng Data Services Limited have agreed to the use of, and reference to, the Hang Seng Index by Goldman Sachs in connection with the leveraged equity index-linked notes, BUT NEITHER HSI SERVICES LIMITED NOR HANG SENG DATA SERVICES LIMITED WARRANTS OR REPRESENTS OR GUARANTEES TO ANY BROKER OR HOLDER OF LEVERAGED EQUITY INDEX-LINKED NOTES OR ANY OTHER PERSON (i) THE ACCURACY OR COMPLETENESS OF ANY OF THE HANG SENG INDEX AND ITS COMPUTATION OR ANY INFORMATION RELATED THERETO; OR (ii) THE FITNESS OR SUITABILITY FOR ANY PURPOSE OF ANY OF THE HANG SENG INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT; OR (iii) THE RESULTS WHICH MAY BE OBTAINED BY ANY PERSON FROM THE USE OF ANY OF THE HANG SENG INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT FOR ANY PURPOSE, AND NO WARRANTY OR REPRESENTATION OR GUARANTEE OF ANY KIND WHATSOEVER RELATING TO ANY OF THE HANG SENG INDEX IS GIVEN OR MAY BE IMPLIED. The process and basis of computation and compilation of any of the Hang Seng Index and any of the related formula or formulae, constituent stocks and factors may at any time be changed or altered by HSI Services Limited without notice. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO RESPONSIBILITY OR LIABILITY IS ACCEPTED BY HSI SERVICES LIMITED OR HANG SENG DATA SERVICES LIMITED (i) IN RESPECT OF THE USE OF AND/OR REFERENCE TO ANY OF THE HANG SENG INDEX BY GOLDMAN SACHS IN CONNECTION WITH LEVERAGED EQUITY INDEX-LINKED NOTES; OR (ii) FOR ANY

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INACCURACIES, OMISSIONS, MISTAKES OR ERRORS OF HSI SERVICES LIMITED IN THE COMPUTATION OF ANY OF THE HANG SENG INDEX; OR (iii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES, ERRORS OR INCOMPLETENESS OF ANY INFORMATION USED IN CONNECTION WITH THE COMPUTATION OF ANY OF THE HANG SENG INDEX WHICH IS SUPPLIED BY ANY OTHER PERSON; OR (iv) FOR ANY ECONOMIC OR OTHER LOSS WHICH MAY BE DIRECTLY OR INDIRECTLY SUSTAINED BY ANY BROKER OR HOLDER OF LEVERAGED EQUITY INDEX-LINKED NOTES OR ANY OTHER PERSON DEALING WITH LEVERAGED EQUITY INDEX-LINKED NOTES AS A RESULT OF ANY OF THE AFORESAID, AND NO CLAIMS, ACTIONS OR LEGAL PROCEEDINGS MAY BE BROUGHT AGAINST HSI SERVICES LIMITED AND/OR HANG SENG DATA SERVICES LIMITED IN CONNECTION WITH LEVERAGED EQUITY INDEX-LINKED NOTES IN ANY MANNER WHATSOEVER BY ANY BROKER, HOLDER OR OTHER PERSON DEALING WITH LEVERAGED EQUITY INDEX-LINKED NOTES. ANY BROKER, HOLDER OR OTHER PERSON DEALING WITH LEVERAGED EQUITY INDEX-LINKED NOTES DOES SO THEREFORE IN FULL KNOWLEDGE OF THIS DISCLAIMER AND CAN PLACE NO RELIANCE WHATSOEVER ON HSI SERVICES LIMITED AND HANG SENG DATA SERVICES LIMITED. FOR THE AVOIDANCE OF DOUBT, THIS DISCLAIMER DOES NOT CREATE ANY CONTRACTUAL OR QUASI-CONTRACTUAL RELATIONSHIP BETWEEN ANY BROKER, HOLDER OR OTHER PERSON AND HSI SERVICES LIMITED AND/OR HANG SENG DATA SERVICES LIMITED AND MUST NOT BE CONSTRUED TO HAVE CREATED SUCH RELATIONSHIP.

MSCI® EAFE Index

        The MSCI® EAFE Index is a stock index calculated, published and disseminated daily by Morgan Stanley Capital International Inc., which we refer to as MSCI®, a majority-owned subsidiary of Morgan Stanley, through numerous data vendors, on the MSCI® website and in real time on Bloomberg Financial Markets and Reuters Limited.

        The MSCI® EAFE Index is intended to provide performance benchmarks for the developed equity markets in Australia and New Zealand and in Europe and Asia, which are Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom.

        Index Calculation. The performance of the MSCI® EAFE Index is a free float weighted average of the U.S. dollar values of all of the equity securities (which we refer to as the Component Securities) constituting the MSCI® indexes for the 21 selected countries (which we refer to as the Component Country Indices). Each Component Country Index is a sampling of equity securities across industry groups in such country’s equity markets. See “—Maintenance of the MSCI®EAFE Index and the Component Country Indices” below.

        Prices used to calculate the Component Securities are the official exchange closing prices or prices accepted as such in the relevant market. In general, all prices are taken from the main stock exchange in each market. Closing prices are converted into U.S. dollars using the closing exchange rates calculated by The WM Company at 5:00 P.M. Central Europe Time. The U.S. dollar value of the MSCI® EAFE Index is calculated based on the free float-adjusted market capitalization in U.S. dollars of the Component Securities. The MSCI® EAFE Index was launched on December 31, 1969 at an initial value of 100.

        Maintenance of the MSCI® EAFE Index and the Component Country Indices. In order to maintain the representativeness of the MSCI® EAFE Index, structural changes to the MSCI® EAFE Index as a whole may be made by adding or deleting Component Country Indices and the related Component Securities. Currently, such changes in the MSCI® EAFE Index may only be made on four dates throughout the year: after the last scheduled index close of each February, May, August and November.

        MSCI® may add additional Component Country Indices to the MSCI® EAFE Index or subtract one or more of its current Component Country Indices. Any such adjustments are made to the MSCI® EAFE Index so that the value of the MSCI® EAFE Index at the effective date of such change is the same as it was immediately prior to such change.

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        Each Component Country Index is maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets. In maintaining each Component Country Index, emphasis is also placed on its continuity, replicability and on minimizing turnover in the MSCI® EAFE Index.

        MSCI® classifies index maintenance in three broad categories. The first consists of ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the indices in which they occur. The second category consists of quarterly index reviews, aimed at promptly reflecting other significant market events. The third category consists of full Component Country Index reviews that systematically re-assess the various dimensions of the equity universe for all countries simultaneously and are conducted on a fixed annual timetable.

        Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes are reflected in the indices at the time of the event. All changes resulting from corporate events are announced prior to their implementation, provided all necessary information on the event is available.

        The quarterly index review process is designed to ensure that the indices continue to be an accurate reflection of evolving equity markets. This goal is achieved by rapidly reflecting significant market driven changes that were not captured in the MSCI® EAFE Index at the time of their actual occurrence and that should not wait until the annual full Component Country Index review due to their importance. These quarterly index reviews may result in additions and deletions of Component Securities from a Component Country Index and changes in “foreign inclusion factors” and in number of shares. Additions and deletions to Component Securities may result from: the addition or deletion of securities due to the significant over- or under-representation of one or more industry groups as a result of mergers, acquisitions, restructurings or other major market events affecting the industry group; the addition or deletion of securities resulting from changes in industry classification, significant increases or decreases in free float or relaxation/removal or decreases of foreign ownership limits not implemented immediately; the additions of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the deletion of securities that have become very small or illiquid; the replacement of securities resulting from the review of price source for Component Securities with both domestic and foreign board quotations; and the addition or deletion of securities as a result of other market events. Significant changes in free float estimates and corresponding changes in the foreign inclusion factor for Component Securities may result from: large market transactions involving strategic shareholders that are publicly announced; secondary offerings that, given lack of sufficient notice, were not reflected immediately; increases in foreign ownership limits; decreases in foreign ownership limits not applied earlier; corrections resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa; updates to foreign inclusion factors following the public disclosure of new shareholder structures for companies involved in mergers, acquisitions or spin-offs, where different from MSCI’s pro forma free float estimate at the time of the event; large conversions of exchangeable bonds and other similar securities into already existing shares; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and changes in the foreign inclusion factor as a result of other events of similar nature. Changes in the number of shares are generally small and result from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments or share buybacks. The implementation of changes resulting from quarterly index reviews occurs on only three dates throughout the year: as of the close of the last business day of February, August and November. The results of the quarterly index reviews are announced at least two weeks prior to their implementation. Any country may be impacted at the quarterly index review.

        The annual full Component Country Index review includes a re-appraisal of the free float-adjusted industry group representation within a country relative to the 85% target, a detailed review of the

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shareholder information used to estimate free float for Component and non-Component Securities, updating the minimum size guidelines for new and existing Component Securities, as well as changes typically considered for quarterly index reviews. During a full Component Country Index review, securities may be added or deleted from a Component Country Index for a range of reasons, including the reasons discussed in the preceding sentence and the reasons for Component Securities changes during quarterly index reviews as discussed above. The results of the annual full Component Country Index reviews are announced at least two weeks in advance of their effective implementation date as of the close of the last business day in May.

        Index maintenance also includes monitoring and completing the adjustments for share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs. Index maintenance of the Component Country Indices is reflected in the MSCI® EAFE Index.

        Selection of Component Securities and Calculating and Adjusting for Free Float. The selection of the Component Securities for each Component Country Index is based on the following guidelines:

•	Define the universe of listed securities within each country;
•	Adjust the total market capitalization for each security for its respective free float available to foreign investors;
•	Classify securities into industry groups under the Global Industry Classification Standard (GICS); and
•	Select securities for inclusion according to MSCI’s index construction rules and guidelines.

        To determine the free float of a security, MSCI® considers the proportion of shares of such security available for purchase in the public equity markets by international investors. In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.

        MSCI® will then derive a “foreign inclusion factor” for the company that reflects the percentage of the total number of shares of the company that are not subject to strategic shareholdings and/or foreign shareholder ownership or investment limits. MSCI® will then “float-adjust” the weight of each constituent company in an index by the company’s foreign inclusion factor. Typically, securities with a free float adjustment ratio of .15 or less will not be eligible for inclusion in MSCI®’s indices.

        Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.

        These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI®.

        The MSCI® EAFE Index is subject to Currency Exchange Risk. Because the closing prices of the Component Securities are converted into U.S. dollars for purposes of calculating the value of the MSCI® EAFE Index, investors in leveraged equity index-linked notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the Component Securities trade. Exposure to currency changes will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the Component Securities in the MSCI® EAFE Index denominated in each such currency. The devaluation of the U.S. dollar against the currencies in which the Component

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Securities trade will result in an increase in the value of the MSCI® EAFE Index. Conversely, if the U.S. dollar strengthens against such currencies, the value of the MSCI® EAFE Index will be adversely affected and may reduce or eliminate any return on your investment. Fluctuations in currency exchange rates can have a continuing impact on the value of the MSCI® EAFE Index, and any negative currency impact on the MSCI® EAFE Index may significantly decrease the value of the notes. The return on an index composed of the Component Securities where the closing price is not converted into U.S. dollars can be significantly different than the return on the MSCI® EAFE Index, which is converted into U.S. dollars.

        License Agreement between MSCI® and The Goldman Sachs Group, Inc.

        We expect to enter into a non-exclusive license agreement with MSCI®, whereby The Goldman Sachs Group, Inc., in exchange for a fee, will be permitted to use the MSCI® EAFE Index in connection with the offer and sale of leveraged equity index-linked notes. We are not affiliated with MSCI® and the only relationship between MSCI® and The Goldman Sachs Group, Inc. is the licensing of the use of the MSCI® EAFE Index and trademarks relating to the MSCI® EAFE Index.

        The MSCI® indexes are the exclusive property of MSCI®. MSCI® and the MSCI® index names are service mark(s) of MSCI® or its affiliates and have been licensed for use for certain purposes by The Goldman Sachs Group, Inc. Leveraged equity index-linked notes referred to herein are not sponsored, endorsed, or promoted by MSCI®, and MSCI® bears no liability with respect to any such notes. This prospectus supplement no. 656 contains a more detailed description of the limited relationship MSCI® has with The Goldman Sachs Group, Inc. and any related notes. No purchaser, seller or holder of leveraged equity index-linked notes, or any other person or entity, should use or refer to any MSCI® trade name, trademark or service mark to sponsor, endorse, market or promote leveraged equity index-linked notes without first contacting MSCI® to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI® without the prior written permission of MSCI®.

        LEVERAGED EQUITY INDEX-LINKED NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI®, ANY AFFILIATE OF MSCI® OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI® INDEX. THE MSCI® INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI®. MSCI® AND THE MSCI® INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY THE GOLDMAN SACHS GROUP, INC. NEITHER MSCI®, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI® INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF LEVERAGED EQUITY INDEX-LINKED NOTES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN LEVERAGED EQUITY INDEX-LINKED NOTES PARTICULARLY OR THE ABILITY OF ANY MSCI® INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI® OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI® INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI®WITHOUT REGARD TO LEVERAGED EQUITY INDEX-LINKED NOTES OR THE ISSUER OR OWNER OF LEVERAGED EQUITY INDEX-LINKED NOTES. NEITHER MSCI®, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI® INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF LEVERAGED EQUITY INDEX-LINKED NOTES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI® INDEXES. NEITHER MSCI®, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI® INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF LEVERAGED EQUITY INDEX-LINKED NOTES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH LEVERAGED EQUITY INDEX-LINKED NOTES ARE REDEEMABLE FOR CASH. NEITHER MSCI®, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI® INDEX HAS ANY

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OBLIGATION OR LIABILITY TO THE OWNERS OF LEVERAGED EQUITY INDEX-LINKED NOTES IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF LEVERAGED EQUITY INDEX-LINKED NOTES.

        ALTHOUGH MSCI® SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI® INDEXES FROM SOURCES WHICH MSCI® CONSIDERS RELIABLE, NEITHER MSCI®, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI® INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI® INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI®, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI® INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF LEVERAGED EQUITY INDEX-LINKED NOTES OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI® INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI®, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI® INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI® INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI®, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI® INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI®, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI® INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI® INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI®, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI® INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

        No purchaser, seller or holder of leveraged equity index-linked notes, or any other person or entity, should use or refer to any MSCI® trade name, trademark or service mark to sponsor, endorse, market or promote leveraged equity index-linked notes without first contacting MSCI® to determine whether MSCI®’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI® without the prior written permission of MSCI®.

MSCI Taiwan IndexSM

        The MSCI Taiwan IndexSM, which we refer to as the MSCI Taiwan Index, is a stock index owned, calculated, and published by MSCI®, a majority-owned subsidiary of Morgan Stanley.

        The MSCI Taiwan Index is a free float adjusted market capitalization index of securities listed on the Taiwan Stock Exchange. MSCI® targets an 85% free float adjusted market representation level within each industry group in Taiwan.

        Selection Criteria. The security selection process within each industry group is based on analysis of the following: (i) each company’s business activities and the diversification that its securities would bring to the index; (ii) all other things being equal, MSCI® targets for inclusion the most sizable securities in an industry group. Securities that do not meet the minimum size guidelines are not considered for inclusion; and (iii) MSCI targets for inclusion the most liquid securities in an industry group. MSCI® does not define absolute minimum or maximum liquidity levels for stock inclusion or exclusion from the MSCI Taiwan Index but considers each stock’s relative standing within Taiwan and between cycles. Only securities of companies with an estimated overall or security free float greater than 15% are generally considered for inclusion in the MSCI Taiwan Index. For more information on the selection criteria, see the discussion regarding the Component Country Indices in “— MSCI® EAFE Index — Selection of

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Component Securities and Calculating and Adjusting for Free Float,” which apply to the MSCI Taiwan Index as well as the Component Country Indices of the MSCI® EAFE Index.

        Index Calculation. The MSCI Taiwan Index is computed generally by multiplying the previous day’s index level by the free float adjusted market capitalization level of each share in the MSCI Taiwan Index on the prior day divided by the free float market capitalization level of each share in the MSCI Taiwan Index on the current day. The numerator is adjusted market capitalization, but the denominator is unadjusted, meaning that the price adjustment factor is applied to the numerator, but not the denominator.

        Maintenance of the MSCI Taiwan Index. There are three broad categories of MSCI Taiwan Index maintenance: an annual full country index review that reassesses the various dimensions of the equity universe in Taiwan; quarterly index reviews, aimed at promptly reflecting other significant market events; and ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the index rapidly as they occur. For more information on the maintenance standards, see the discussion regarding the Component Country Indices in “— MSCI® EAFE Index — Maintenance of the MSCI® EAFE Index and the Component Country Indices,” which apply to the MSCI Taiwan Index as well as the Component Country Indices of the MSCI® EAFE Index.

        License Agreement between MSCI and The Goldman Sachs Group, Inc.

        We, or Goldman, Sachs & Co., expect to enter into non-exclusive license agreements with MSCI, whereby we and our affiliates, in exchange for a fee, will be permitted to use the MSCI Taiwan Index in connection with the offer and sale of leveraged equity index-linked notes. We are not affiliated with MSCI®; the only relationship between MSCI® and us is the licensing of the use of the index and trademarks relating to the MSCI Taiwan Index.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the MSCI Taiwan Index or any successor index.

        MSCI® is under no obligation to continue the calculation and dissemination of the MSCI Taiwan Index. Leveraged equity index-linked notes are not sponsored, endorsed or promoted by MSCI®. No inference should be drawn from the information contained in this prospectus supplement no. 656 that MSCI® makes any representation or warranty, implied or express, to The Goldman Sachs Group, Inc., any holder of leveraged equity index-linked notes or any member of the public regarding the advisability of investing in securities generally or in leveraged equity index-linked notes in particular or the ability of the MSCI Taiwan Index to track general stock market performance.

        MSCI® determines, composes and calculates the MSCI Taiwan Index without regard to leveraged equity index-linked note. MSCI® has no obligation to take into account your interest, or that of anyone else having an interest, in leveraged equity index-linked notes in determining, composing or calculating the MSCI Taiwan Index. MSCI® is not responsible for and has not participated in the determination of the terms, prices or amount of leveraged equity index-linked notes and will not be responsible for or participate in any determination or calculation regarding the principal amount of leveraged equity index-linked notes payable at the stated maturity date or upon redemption. MSCI®has no obligation or liability in connection with the administration, marketing or trading of leveraged equity index-linked notes.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the MSCI Taiwan Index or any successor index. MSCI® disclaims all responsibility for any errors or omissions in the calculation and dissemination of the MSCI Taiwan Index or the manner in which the MSCI Taiwan Index is applied in determining any initial index level or final index level or any amount payable upon maturity or redemption of leveraged equity index-linked notes.

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        THE MSCI TAIWAN INDEXSM VALUE AND THE MSCI® TRADEMARKS ARE SUBJECT TO THE INTELLECTUAL PROPERTY RIGHTS OWNED BY MSCI® AND MSCI® OWNS ALL RIGHTS RELATING TO THE MSCI TAIWAN INDEXSM SUCH AS CALCULATION, PUBLICATION AND USE OF THE MSCI TAIWAN INDEXSM VALUE AND RELATING TO THE MSCI® TRADEMARKS.

        MSCI® SHALL RESERVE THE RIGHTS TO CHANGE THE METHODS OF CALCULATION OR PUBLICATION, TO CEASE THE CALCULATION OR PUBLICATION OF THE MSCI TAIWAN INDEXSM VALUE OR TO CHANGE THE MSCI TAIWAN TRADEMARKS OR CEASE THE USE THEREOF.

        MSCI® MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EITHER AS TO THE RESULTS STEMMING FROM THE USE OF THE MSCI TAIWAN INDEXSM VALUE AND THE MSCI® TRADEMARKS OR AS TO THE FIGURE AT WHICH THE MSCI TAIWAN INDEXSM VALUE STANDS ON ANY PARTICULAR DAY.

        MSCI® GIVES NO ASSURANCE REGARDING ACCURACY OR COMPLETENESS OF THE MSCI TAIWAN INDEXSM VALUE AND DATA CONTAINED THEREIN. FURTHER, MSCI® SHALL NOT BE LIABLE FOR THE MISCALCULATION, INCORRECT PUBLICATION, DELAYED OR INTERRUPTED PUBLICATION OF THE MSCI TAIWAN INDEXSM VALUE.

        LEVERAGED EQUITY INDEX-LINKED NOTES ARE NOT IN ANY WAY SPONSORED, ENDORSED OR PROMOTED BY MSCI®.

        MSCI® SHALL NOT BEAR ANY OBLIGATION TO GIVE ANY EXPLANATION OF LEVERAGED EQUITY INDEX-LINKED NOTES OR ANY ADVICE ON INVESTMENTS TO ANY PURCHASER OF LEVERAGED EQUITY INDEX-LINKED NOTES OR TO THE PUBLIC.

        MSCI® NEITHER SELECTS SPECIFIC STOCKS OR GROUPS THEREOF NOR TAKES INTO ACCOUNT ANY OF THE ISSUING COMPANIES OR ANY PURCHASER OF LEVERAGED EQUITY INDEX-LINKED NOTES, FOR CALCULATION OF THE MSCI TAIWAN INDEXSM VALUE.

        INCLUDING BUT NOT LIMITED TO THE FOREGOING, MSCI® SHALL NOT BE RESPONSIBLE FOR ANY DAMAGE RESULTING FROM THE ISSUE AND SALE OF LEVERAGED EQUITY INDEX-LINKED NOTES.

NASDAQ-100 Index®

        The NASDAQ-100 Index®, which we refer to as the NASDAQ-100 Index, was developed by The Nasdaq Stock Market, Inc., which we refer to as The Nasdaq. The NASDAQ-100 Index is determined and calculated by The Nasdaq and was first published in January 1985.

        The NASDAQ-100 Index is a modified capitalization-weighted index of 100 of the largest non-financial companies listed on The NASDAQ Stock Market LLC. The NASDAQ-100 Index constitutes a broadly diversified segment of the largest securities listed on The NASDAQ Stock Market LLC and includes companies across a variety of major industry groups. At any moment in time, the value of the NASDAQ-100 Index equals the aggregate value of the then-current NASDAQ-100 Index share weights of each of the index stocks included in the NASDAQ-100 Index, which is based on the total shares outstanding of each such index stock, multiplied by each such security’s respective last sale price on The NASDAQ Stock Market LLC (which may be the official closing price published by The NASDAQ Stock Market LLC), and divided by a scaling factor (which we refer to as the divisor), which becomes the basis for the reported NASDAQ-100 Index value. The divisor serves the purpose of scaling such aggregate value (otherwise in the trillions) to a lower order of magnitude which is more desirable for NASDAQ-100 Index reporting purposes.

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        To be eligible for inclusion in the NASDAQ-100 Index, a security must be traded on The NASDAQ Stock Market LLC and meet the other eligibility criteria, including the following: the security’s U.S. listing must be exclusively on the NASDAQ Global Select Market or the NASDAQ Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing), the security must be of a non-financial company; only one class of security per issuer is allowed; the security may not be issued by an issuer currently in bankruptcy proceedings; the security must have an average daily trading volume of at least 200,000 shares; the security must have “seasoned” on The NASDAQ Stock Market LLC or another recognized market (generally a company is considered to be seasoned by The Nasdaq if it has been listed on a market for at least two years; in the case of spin-offs, the operating history of the spin-off will be considered); if the security would otherwise qualify to be in the top 25% of the securities included in the NASDAQ-100 Index by market capitalization for the six prior consecutive month ends, then a one-year “seasoning” criteria would apply; if the security is of a foreign issuer, it must have listed options or be eligible for listed-options trading; the issuer of the security may not have annual financial statements with an audit opinion which the auditor or the company have indicated cannot be currently relied upon; and the issuer of the security may not have entered into a definitive agreement or other arrangement which would result in the security no longer being listed on The NASDAQ Stock Market LLC within the next six months.

        In addition, to be eligible for continued inclusion in the NASDAQ-100 Index, the following criteria apply: the security’s U.S. listing must be exclusively on the NASDAQ Global Select Market or the NASDAQ Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing); the security must be of a non-financial company; the security may not be issued by an issuer currently in bankruptcy proceedings; the security must have an average daily trading volume of at least 200,000 shares; if the security is of a foreign issuer, it must have listed options or be eligible for listed-options trading; the issuer of the security may not have annual financial statements with an audit opinion which the auditor or the company have indicated cannot be currently relied upon; and the security must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the NASDAQ-100 Index at each month end. In the event a company does not meet this criterion for two consecutive month ends, it will be removed from the NASDAQ-100 Index effective after the close of trading on the third Friday of the following month.

        The securities in the NASDAQ-100 Index are monitored every day by The Nasdaq with respect to changes in total shares outstanding arising from secondary offerings, stock repurchases, conversions or other corporate actions. The Nasdaq has adopted the following quarterly scheduled weight adjustment procedures with respect to such changes. If the change in total shares outstanding arising from such corporate action is greater than or equal to 5.0%, such change is made to the NASDAQ-100 Index on the evening prior to the effective date of such corporate action or as soon as practical thereafter. Otherwise, if the change in total shares outstanding is less than 5.0%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December. In either case, the NASDAQ-100 Index share weights for such index stocks are adjusted by the same percentage amount by which the total shares outstanding have changed in such index stocks.

        Additionally, The Nasdaq may periodically (ordinarily, several times per quarter) replace one or more component securities in the NASDAQ-100 Index due to mergers, acquisitions, bankruptcies or other market conditions, or due to delisting if an issuer chooses to list its securities on another marketplace, or if the issuers of such component securities fail to meet the criteria for continued inclusion in the NASDAQ-100 Index.

        The NASDAQ-100 Index share weights are also subject, in certain cases, to a rebalancing (see “— Rebalancing of the NASDAQ-100 Index for Modified Capitalization-Weighted Methodology” below). Ordinarily, whenever there is a change in the NASDAQ-100 Index share weights or a change in a component security included in the NASDAQ-100 Index, The Nasdaq adjusts the divisor to assure that

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there is no discontinuity in the value of the NASDAQ-100 Index which might otherwise be caused by such change.

        Annual Ranking Review. The index stocks are evaluated on an annual basis, except under extraordinary circumstances which may result in an interim evaluation, which we refer to as the Annual Ranking Review, as described below. Securities listed on The NASDAQ Stock Market LLC which meet the eligibility criteria described above are ranked by market value using closing prices as of the end of October and publicly available total shares outstanding as of the end of November. NASDAQ-100 Index-eligible securities which are already in the NASDAQ-100 Index and which are in the top 150 eligible securities (based on market value) are retained in the NASDAQ-100 Index provided that such security was ranked in the top 100 eligible securities as of the previous year’s ranking review. Securities not meeting such criteria are replaced. The replacement securities chosen are the largest market capitalization NASDAQ-100 Index-eligible securities not currently in the NASDAQ-100 Index. Generally, the list of annual additions and deletions is publicly announced via a press release in the early part of December. Replacements are made effective after the close of trading on the third Friday in December. Moreover, if at any time during the year an index stock is no longer traded on The Nasdaq, or is otherwise determined by The Nasdaq to become ineligible for continued inclusion in the NASDAQ-100 Index, the security will be replaced with the largest market capitalization security not currently in the NASDAQ-100 Index and meeting the NASDAQ-100 Index eligibility criteria listed above.

        Rebalancing of the NASDAQ-100 Index for Modified Capitalization-Weighted Methodology. Effective after the close of trading on December 18, 1998, the NASDAQ-100 Index has been calculated under a “modified capitalization-weighted”methodology, which is a hybrid between equal weighting and conventional capitalization weighting. This methodology is expected to: (1) retain in general the economic attributes of capitalization weighting; (2) promote portfolio weight diversification (thereby limiting domination of the NASDAQ-100 Index by a few large stocks); (3) reduce NASDAQ-100 Index performance distortion by preserving the capitalization ranking of companies; and (4) reduce market impact on the smallest NASDAQ-100 Index component securities from necessary weight rebalancings.

        Under the methodology employed, on a quarterly basis coinciding with The Nasdaq’s quarterly scheduled weight adjustment procedures described above, the index stocks are categorized as either “Large Stocks” or “Small Stocks”depending on whether their current percentage weights (after taking into account such scheduled weight adjustments due to stock repurchases, secondary offerings or other corporate actions) are greater than, or less than or equal to, the average percentage weight in the NASDAQ-100 Index (i.e., as a 100-stock index, the average percentage weight in the NASDAQ-100 Index is 1.0%).

        Such quarterly examination will result in a NASDAQ-100 Index rebalancing if either one or both of the following two weight distribution requirements are not met: (1) the current weight of the single largest market capitalization index stock must be less than or equal to 24.0% and (2) the “collective weight” of those index stocks whose individual current weights are in excess of 4.5%, when added together, must be less than or equal to 48.0%. In addition, The Nasdaq may conduct a special rebalancing if it is determined necessary to maintain the integrity of the NASDAQ-100 Index.

        If either one or both of these weight distribution requirements are not met upon quarterly review or The Nasdaq determines that a special rebalancing is required, a weight rebalancing will be performed in accordance with the following plan. First, relating to weight distribution requirement (1) above, if the current weight of the single largest index stock exceeds 24.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by enough for the adjusted weight of the single largest index stock to be set to 20.0%. Second, relating to weight distribution requirement (2) above, for those index stocks whose individual current weights or adjusted weights in accordance with the preceding step are in excess of 4.5%, if their “collective weight” exceeds 48.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by just enough for the “collective weight,” so adjusted, to be set to 40.0%.

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        The aggregate weight reduction among the Large Stocks resulting from either or both of the above rescalings will then be redistributed to the Small Stocks in the following iterative manner. In the first iteration, the weight of the largest Small Stock will be scaled upwards by a factor which sets it equal to the average NASDAQ-100 Index weight of 1.0%. The weights of each of the smaller remaining Small Stocks will be scaled up by the same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that the smaller the NASDAQ-100 Index component security in the ranking, the less the scale-up of its weight. This is intended to reduce the market impact of the weight rebalancing on the smallest component securities in the NASDAQ-100 Index.

        In the second iteration, the weight of the second largest Small Stock, already adjusted in the first iteration, will be scaled upwards by a factor which sets it equal to the average index weight of 1.0%. The weights of each of the smaller remaining Small Stocks will be scaled up by this same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that, once again, the smaller the stock in the ranking, the less the scale-up of its weight.

        Additional iterations will be performed until the accumulated increase in weight among the Small Stocks exactly equals the aggregate weight reduction among the Large Stocks from rebalancing in accordance with weight distribution requirement (1) and/or weight distribution requirement (2).

        Then, to complete the rebalancing procedure, once the final percent weights of each index stock are set, the NASDAQ-100 Index share weights will be determined anew based upon the last sale prices and aggregate capitalization of the NASDAQ-100 Index at the close of trading on the Thursday in the week immediately preceding the week of the third Friday in March, June, September, and December. Changes to the NASDAQ-100 Index share weights will be made effective after the close of trading on the third Friday in March, June, September, and December and an adjustment to the NASDAQ-100 Index divisor will be made to ensure continuity of the NASDAQ-100 Index. Ordinarily, new rebalanced weights will be determined by applying the above procedures to the current NASDAQ-100 Index share weights. However, The Nasdaq may from time to time determine rebalanced weights, if necessary, by instead applying the above procedure to the actual current market capitalization of the NASDAQ-100 Index components. In such instances, The Nasdaq would announce the different basis for rebalancing prior to its implementation.

        License Agreement between The Nasdaq Stock Market, Inc. and The Goldman Sachs Group, Inc.

        We, or Goldman, Sachs & Co., expect to enter into non-exclusive license agreements with The Nasdaq, whereby we and our affiliates, in exchange for a fee, will be permitted to use the NASDAQ-100 Index in connection with the offer and sale of leveraged equity index-linked notes. We are not affiliated with The Nasdaq; the only relationship between The Nasdaq and us is the licensing of the use of the NASDAQ-100 Index and trademarks relating to the NASDAQ-100 Index.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the NASDAQ-100 Index or any successor index.

        The leveraged equity index-linked notes is not sponsored, endorsed, sold or promoted by The Nasdaq Stock Market, Inc. or its affiliates) (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, leveraged equity index-linked notes. The Corporations make no representation or warranty, express or implied to the owners of leveraged equity index-linked notes or any member of the public regarding the advisability of investing in securities generally or in leveraged equity index-linked notes particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Corporations' only relationship to The Goldman Sachs Group, Inc. (“Licensee”) is in the licensing of the Nasdaq®, Nasdaq-100 Index® trademarks, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed

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and calculated by Nasdaq without regard to Licensee or the leveraged equity index-linked notes. Nasdaq has no obligation to take the needs of the Licensee or the owners of leveraged equity index-linked notes into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of leveraged equity index-linked notes to be issued or in the determination or calculation of the equation by which leveraged equity index-linked notes are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of leveraged equity index-linked notes.

        THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF LEVERAGED EQUITY INDEX-LINKED NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Nikkei 225 Index

        The Nikkei 225 Index is a stock index calculated, published and disseminated by Nihon Keizai Shimbun, Inc., which we refer to as NIKKEI, that measures the composite price performance of selected Japanese stocks.

        The Nikkei 225 Index currently is based on 225 index stocks trading on the Tokyo Stock Exchange, which we refer to as the TSE, representing a broad cross-section of Japanese industries. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. All 225 index stocks are stocks listed in the First Section of the TSE. NIKKEI rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index. NIKKEI first calculated and published the Nikkei 225 Index in 1970.

        The 225 companies included in the Nikkei 225 Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

•	Technology—Pharmaceuticals, Electrical machinery, Automobiles, Precision machinery, Telecommunications
•	Financials—Banks, Miscellaneous finance, Securities, Insurance
•	Consumer Goods—Marine products, Food, Retail, Services
•	Materials—Mining, Textiles, Paper & pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous metals, Trading House
•	Capital Goods/Others—Construction, Machinery, Shipbuilding, Transportation equipment, Miscellaneous manufacturing, Real estate
•	Transportation and Utilities—Railroads & Buses, Trucking, Shipping, Airlines, Warehousing, Electric power, Gas

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        The Nikkei 225 Index is a modified, price-weighted index (i.e., an index stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each index stock by the corresponding weighting factor for such index stock, which we refer to as a Weight Factor, (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor, which we refer to as the Nikkei Divisor. The Nikkei Divisor was initially set at 225 for the date of May 16, 1949 using historical numbers from May 16, 1949, the date on which the Tokyo Stock Exchange was reopened. The Nikkei Divisor is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing ¥50 by the par value of the relevant index stock, so that the share price of each index stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the index stocks (currently the TSE). The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

        In order to maintain continuity in the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the index stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Nikkei Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. Thereafter, the Nikkei Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any index stock, the Nikkei Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Nikkei Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

        An index stock may be deleted or added by NIKKEI. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the index stocks: (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the “Seiri-Post” because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section. In addition, an index stock transferred to the “Kanri-Post” (Posts for stocks under supervision) is in principle a candidate for deletion. Index stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by NIKKEI. Upon deletion of a stock from the index stocks, NIKKEI will select a replacement for such deleted index stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by NIKKEI to be representative of a market may be added to the index stocks. In such a case, an existing index stock with low trading volume and deemed not to be representative of a market will be deleted by NIKKEI.

        A list of the issuers of the index stocks constituting Nikkei 225 Index is available from the Nikkei Economic Electronic Databank System and from the Stock Market Indices Data Book published by NIKKEI. NIKKEI may delete, add or substitute any stock underlying the Nikkei 225 Index.

        License Agreement between NIKKEI and The Goldman Sachs Group, Inc.

        We, or Goldman, Sachs & Co., expect to enter into non-exclusive license agreements with NIKKEI, whereby we and our affiliates, in exchange for a fee, will be permitted to use the Nikkei 225 Index in connection with the offer and sale of leveraged equity index-linked notes. We are not affiliated with NIKKEI; the only relationship between NIKKEI and us is the licensing of the use of the Nikkei 225 Index and trademarks relating to the Nikkei 225 Index.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the Nikkei 225 Index or any successor index.

        NIKKEI is under no obligation to continue the calculation and dissemination of the Nikkei 225 Index. Leveraged equity index-linked notes are not sponsored, endorsed or promoted by NIKKEI. No

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inference should be drawn from the information contained in this prospectus supplement no. 656 that NIKKEI makes any representation or warranty, implied or express, to The Goldman Sachs Group, Inc., any holder of leveraged equity index-linked notes or any member of the public regarding the advisability of investing in securities generally or in leveraged equity index-linked notes in particular or the ability of the Nikkei 225 Index to track general stock market performance.

        NIKKEI determines, composes and calculates the Nikkei 225 Index without regard to leveraged equity index-linked note. NIKKEI has no obligation to take into account your interest, or that of anyone else having an interest, in leveraged equity index-linked notes in determining, composing or calculating the Nikkei 225 Index. NIKKEI is not responsible for and has not participated in the determination of the terms, prices or amount of leveraged equity index-linked notes and will not be responsible for or participate in any determination or calculation regarding the principal amount of leveraged equity index-linked notes payable at the stated maturity date or upon redemption. NIKKEI has no obligation or liability in connection with the administration, marketing or trading of leveraged equity index-linked notes.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the Nikkei 225 Index or any successor index. NIKKEI disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei 225 Index or the manner in which the Nikkei 225 Index is applied in determining any initial index level or final index level or any amount payable upon maturity or redemption of leveraged equity index-linked notes.

        THE NIKKEI 225® INDEX VALUE AND THE NIKKEI 225 TRADEMARKS ARE SUBJECT TO THE INTELLECTUAL PROPERTY RIGHTS OWNED BY NIHON KEIZAI SHIMBUN, INC. AND NIHON KEIZAI SHIMBUN, INC. OWNS ALL RIGHTS RELATING TO THE NIKKEI 225® INDEX SUCH AS CALCULATION, PUBLICATION AND USE OF THE NIKKEI 225® INDEX VALUE AND RELATING TO THE NIKKEI 225 TRADEMARKS.

        NIHON KEIZAI SHIMBUN, INC. SHALL RESERVE THE RIGHTS TO CHANGE THE METHODS OF CALCULATION OR PUBLICATION, TO CEASE THE CALCULATION OR PUBLICATION OF THE NIKKEI 225® INDEX VALUE OR TO CHANGE THE NIKKEI 225 TRADEMARKS OR CEASE THE USE THEREOF.

        NIHON KEIZAI SHIMBUN, INC. MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EITHER AS TO THE RESULTS STEMMING FROM THE USE OF THE NIKKEI 225® INDEX VALUE AND THE NIKKEI 225 TRADEMARKS OR AS TO THE FIGURE AT WHICH THE NIKKEI 225® INDEX VALUE STANDS ON ANY PARTICULAR DAY.

        NIHON KEIZAI SHIMBUN, INC. GIVES NO ASSURANCE REGARDING ACCURACY OR COMPLETENESS OF THE NIKKEI 225® INDEX VALUE AND DATA CONTAINED THEREIN. FURTHER, NIHON KEIZAI SHIMBUN, INC. SHALL NOT BE LIABLE FOR THE MISCALCULATION, INCORRECT PUBLICATION, DELAYED OR INTERRUPTED PUBLICATION OF THE NIKKEI 225® INDEX VALUE.

        LEVERAGED EQUITY INDEX-LINKED NOTES ARE NOT IN ANY WAY SPONSORED, ENDORSED OR PROMOTED BY NIHON KEIZAI SHIMBUN, INC. NIHON KEIZAI SHIMBUN, INC. SHALL NOT BEAR ANY OBLIGATION TO GIVE ANY EXPLANATION OF LEVERAGED EQUITY INDEX-LINKED NOTES OR ANY ADVICE ON INVESTMENTS TO ANY PURCHASER OF LEVERAGED EQUITY INDEX-LINKED NOTES OR TO THE PUBLIC.

        NIHON KEIZAI SHIMBUN, INC. NEITHER SELECTS SPECIFIC STOCKS OR GROUPS THEREOF NOR TAKES INTO ACCOUNT ANY OF THE ISSUING COMPANIES OR ANY PURCHASER

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OF LEVERAGED EQUITY INDEX-LINKED NOTES, FOR CALCULATION OF THE NIKKEI 225® INDEX VALUE.

        INCLUDING BUT NOT LIMITED TO THE FOREGOING, NIHON KEIZAI SHIMBUN, INC. SHALL NOT BE RESPONSIBLE FOR ANY DAMAGE RESULTING FROM THE ISSUE AND SALE OF LEVERAGED EQUITY INDEX-LINKED NOTES.

PHLX Housing SectorSM Index

        The PHLX Housing SectorSM Index, which we refer to as the PHLX Housing Index, was developed by the Philadelphia Stock Exchange, Inc., which we refer to as PHLX, and is calculated, maintained and published by PHLX.

        The PHLX Housing Index is a modified capitalization weighted index composed of twenty index stocks issued by companies whose primary lines of business are directly associated with the United States housing construction market. The PHLX Housing Index composition encompasses residential builders, suppliers of aggregate, lumber and other construction materials, manufactured housing and mortgage insurers. The PHLX Housing Index was set to an initial value of 250 on January 2, 2002. Options commenced trading on the PHLX Housing Index on July 17, 2002. The PHLX split the level of the PHLX Housing Index in half on February 1, 2006. Modified capitalization weighting is intended to maintain as closely as possible the proportional capitalization distribution of the portfolio of index stocks, while limiting the maximum weight of a single stock or group of stocks to a predetermined maximum (normally 25% for a single stock, and 50% to 60% for the top five or an aggregation of all stocks weighing 5% or more). This rebalancing is accomplished by occasionally artificially reducing the capitalization of higher weighted stocks and redistributing the weight to lower weighted stocks without changing the total capitalization of the portfolio. The net result is a weight distribution that is less skewed toward the larger stocks, but still does not approach equal weighting. The PHLX Housing Index value calculation is described by the following formula:

Modified Market Capitalization of the PHLX Housing Index
Base Market Divisor

        Modified Capitalization Weighting Methodology for the PHLX Housing Index. The index stocks are first defined as small stocks (current market capitalization less than or equal to 50% of the average market capitalization of all index stocks), medium stocks (current market capitalization greater than 50% and less than 150% of the average market capitalization of all index stocks), or large stocks (current market capitalization greater than or equal to 150% of the average market capitalization of all index stocks).

        A determination is then made, based on the current (true) market capitalization if:

1.	Any single index stock represents 25% or more of the current market capitalization of the basket; and/or

2.	All index stocks that individually represent 5% or more of the total current market capitalization of the basket in aggregate represent 50% or more of the total current market capitalization of the basket.

        If 1 is true, then:

3.	The weight of all qualifying index stocks is set to 22.5%;

4.	The weight that represents the aggregate difference between the original weight and the new weight of 22.5% for each qualifying index stock is redistributed as follows:

a)	The weight of any index stock that represents less than 1% of the total current market capitalization of the basket is increased to exactly 1%,

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beginning with the highest weighted, sub 1% index stock and continuing until either all index stocks are equal to or above 1% or until no excess weight remains to be distributed;

b)	Beginning with the largest small index stock, its weight is increased to the nearest whole percentage weight, and in one half percentage increments thereafter until the last iteration causes its weight to exceed the weight of the second largest small index stock by 100%, and continuing until no excess weight remains to be distributed, except that:

If the next iteration would cause the subject stock to have a higher weight than the stock ranked immediately above it, the larger stock’s weight is increased to the nearest whole percentage weight and in one half percents increments thereafter until the paused iteration would no longer cause the original subject stock to have a higher weight than the stock ranked immediately above it, until no excess weight remains to be distributed, or until the larger stock’s weight exceeds the stock ranked immediately above it, in which case the step is repeated for the next higher weighted stock.

If 2 is true after steps 3 and 4, then:

5.	The weight of each qualifying index stock is proportionally reduced such that the aggregate weight of the qualifying index stocks components is exactly 45%, as follows:

a)	For qualifying index stocks 1 through n, (a) the difference between 45% and the aggregate weight of all the qualifying index stocks prior to this reduction and (b) the percent of the total capitalization of the qualifying index stock that each qualifying index stock represents, is calculated. The weight of each qualifying index stock is reduced by an amount that equals a *b(1- n), except that the proportional reduction shall not cause any index stock to have a lesser weight than the index stock ranked immediately beneath it. If such a situation should occur, then the next largest index stock or securities that would not have otherwise qualified for inclusion in the proportional reduction shall then be included.

6.	The weight that represents the difference between the original aggregate weight and the new weight of 45% for the group of qualifying index stocks is redistributed as follows:

a)	Beginning with the largest small index stock, its weight is increased to the nearest whole percentage weight, and in one half percentage increments thereafter until the last iteration causes its weight to exceed the weight of the second largest small index stock by 100%, and continuing until no excess weight remains to be distributed, except that:

i.	If the next iteration would cause the subject index stock to have a higher weight than the index stock ranked immediately above it, the larger index stock’s weight is increased to the nearest one half percentage weight and in half percent increments thereafter until the paused iteration would no longer cause the original subject index stock to have a higher weight than the stock ranked immediately above it, until no excess weight remains to be distributed, or until the larger index stock’s weight exceeds the index stock ranked immediately above it, in which case this step is repeated for the next higher weighted index stock; and

ii.	Excess weight distributed to the smallest index stock will increase its weight to no more than that of the adjusted weight of the second smallest index stock; and

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iii.	If the smallest index stock has been increased to the level of the second smallest index stock and excess weight remains to be distributed, then beginning with the largest small index stock and continuing downward, the weight of each index stock is increased by half percentage increments until no excess weight remains, subject to the conditions and remedies of (i) above, except that if insufficient excess weight remains to solve the conditions and remedies of paragraph (i) above, than paragraph (iii) is started with the smallest index stock whose weight exceeds the next smallest index stock by at least one half percent.

        New share values will be assigned to each component security by calculating the dollar value of each component security’s new percent weight of the original total current market capitalization of the basket, divided by the last sale price of each respective component security.

        This process will be repeated at least semi-annually for implementation at the end of the January and July option expiration if the modified capitalization of a single component or group of components exceed the concentration thresholds stated above as of the last trading day of the previous month, and such rebalancing will be based on actual market capitalizations of the index stocks as determined by actual share amounts and closing prices on the last trading day of the previous month.

        Adjustments for corporate actions are as follows:

•	Stock splits – modified share amounts will be adjusted proportionally to the stock price adjustment using the announced split ratio on the effective date of the split. No divisor change should be necessary except for rounding.
•	Share changes greater than 5% – due to mergers, acquisitions, or stock repurchase, modified share amounts will be adjusted in proportion to the announced share change. Divisor changes will be necessary.

        Adjustments for stock addition or removal are as follows:

•	Stock removal – no adjustments to the remaining component modified shares made. Divisor changes will be necessary.
•	Stock addition – the modified share weight of a stock addition will be determined in a 4 step process: (i) Determine the relative weight rank of the new index stock’s true capitalization compared to the true capitalization of the current component list (e.g., 14th out of 25); (ii) Assign a modified capitalization to the new index stock that is midway between the modified capitalization of the two current index stocks that ranked immediately above and below the new component (e.g., midway between the modified cap of numbers 13 and 14); (iii) Determine a number of modified shares required to achieve the modified capitalization based on the closing price of the new index stock on the day immediately prior to its addition; and (iv) Divisor changes will be necessary.

        In this prospectus supplement no. 656, unless the context requires otherwise, references to the PHLX Housing Index will include any successor index and references to PHLX will include any successor to PHLX.

        License Agreement between PHLX and The Goldman Sachs Group, Inc.

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        We, or Goldman, Sachs & Co., expect to enter into non-exclusive license agreements with PHLX, whereby we and our affiliates, in exchange for a fee, will be permitted to use the PHLX Housing Index in connection with the offer and sale of leveraged equity index-linked notes. We are not affiliated with PHLX; the only relationship between PHLX and us is the licensing of the use of the PHLX Housing Index, trademarks and service marks relating to the PHLX Housing Index.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the PHLX Housing Index or any successor index.

        PHLX Housing SectorSM (HGX) is not sponsored, endorsed, sold or promoted by Philadelphia Stock Exchange, Inc. (“PHLX”). PHLX makes no representation or warranty, express or implied, to the owners of the index or any member of the public regarding the advisability of investing in securities generally or in leveraged equity index-linked notes particularly or the ability of the index to track market performance. PHLX’s only relationship to The Goldman Sachs Group, Inc. is the licensing of certain names and marks and of the index, which is determined, composed and calculated without regard to The Goldman Sachs Group, Inc. PHLX has no obligation to take the needs of The Goldman Sachs Group, Inc. or the owners of leveraged equity index-linked notes into consideration in determining, composing or calculating the index. PHLX is not responsible for and has not participated in any determination or calculation made with respect to the issuance or redemption of leveraged equity index-linked notes. PHLX has no obligation or liability in connection with the administration, purchase, sale, marketing, promotion or trading of leveraged equity index-linked notes.

PHLX Oil Service SectorSM Index

        The PHLX Oil Service SectorSM Index, which we refer to as the PHLX Oil Index, is a price-weighted index composed of index stocks issued by 15 companies that provide oil drilling and production services, oil field equipment, support services and geophysical/reservoir services. The PHLX Oil Index was set to an initial value of 75 on December 31, 1996 and options commenced trading on the PHLX Oil Index on February 24, 1997.

        The PHLX Oil Index is calculated by adding the prices of the index stocks and dividing by the base market divisor, without any regard to capitalization. Typically, the higher priced and more volatile constituent issues will exert a greater influence over the movement of a price-weighted index. The PHLX Oil Index value calculation is described by the following formula:

Sum of All Component Prices
Base Market Divisor

        To maintain the continuity of the PHLX Oil Index, the divisor is adjusted to reflect non-market changes in the price of the component securities as well as changes in the composition of the PHLX Oil Index. Changes which may result in divisor adjustments include but are not limited to stock splits, dividends, spin offs, certain rights issuances and mergers and acquisitions.

        License Agreement between the PHLX and The Goldman Sachs Group, Inc.

        We, or Goldman, Sachs & Co., expect to enter into non-exclusive license agreements with PHLX, whereby we and our affiliates, in exchange for a fee, will be permitted to use the PHLX Oil Index in connection with the offer and sale of leveraged equity index-linked notes. We are not affiliated with PHLX; the only relationship between PHLX and us is the licensing of the use of the PHLX Oil Index and trademarks relating to the PHLX Oil Index.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the PHLX Oil Index or any successor index.

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        PHLX is under no obligation to continue the calculation and dissemination of the PHLX Oil Index. Leveraged equity index-linked notes are not sponsored, endorsed or promoted by PHLX. No inference should be drawn from the information contained in this prospectus supplement no. 656 that PHLX makes any representation or warranty, implied or express, to The Goldman Sachs Group, Inc., any holder of leveraged equity index-linked notes or any member of the public regarding the advisability of investing in securities generally or in leveraged equity index-linked notes in particular or the ability of the PHLX Oil Index to track general stock market performance.

        PHLX determines, composes and calculates the PHLX Oil Index without regard to leveraged equity index-linked note. PHLX has no obligation to take into account your interest, or that of anyone else having an interest, in leveraged equity index-linked notes in determining, composing or calculating the PHLX Oil Index. PHLX is not responsible for and has not participated in the determination of the terms, prices or amount of leveraged equity index-linked notes and will not be responsible for or participate in any determination or calculation regarding the principal amount of leveraged equity index-linked notes payable at the stated maturity date or upon redemption. PHLX has no obligation or liability in connection with the administration, marketing or trading of leveraged equity index-linked notes.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the PHLX Oil Index or any successor index. PHLX disclaims all responsibility for any errors or omissions in the calculation and dissemination of the PHLX Oil Index or the manner in which the PHLX Oil Index is applied in determining any initial index level or final index level or any amount payable upon maturity or redemption of leveraged equity index-linked notes.

        THE PHLX OIL INDEX VALUE AND THE PHLX TRADEMARKS ARE SUBJECT TO THE INTELLECTUAL PROPERTY RIGHTS OWNED BY THE PHILADELPHIA STOCK EXCHANGE, INC., AND THE PHILADELPHIA STOCK EXCHANGE, INC. OWNS ALL RIGHTS RELATING TO THE PHLX OIL INDEX SUCH AS CALCULATION, PUBLICATION AND USE OF THE PHLX OIL INDEX VALUE AND RELATING TO THE PHLX TRADEMARKS.

        THE PHILADELPHIA STOCK EXCHANGE, INC. SHALL RESERVE THE RIGHTS TO CHANGE THE METHODS OF CALCULATION OR PUBLICATION, TO CEASE THE CALCULATION OR PUBLICATION OF THE PHLX OIL INDEX VALUE OR TO CHANGE THE PHLX TRADEMARKS OR CEASE THE USE THEREOF.

        THE PHILADELPHIA STOCK EXCHANGE, INC. MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EITHER AS TO THE RESULTS STEMMING FROM THE USE OF THE PHLX OIL INDEX AND THE PHLX TRADEMARKS OR AS TO THE FIGURE AT WHICH THE PHLX OIL INDEX VALUE STANDS ON ANY PARTICULAR DAY.

        THE PHILADELPHIA STOCK EXCHANGE, INC. GIVES NO ASSURANCE REGARDING ACCURACY OR COMPLETENESS OF THE PHLX OIL INDEX VALUE AND DATA CONTAINED THEREIN. FURTHER, THE PHILADELPHIA STOCK EXCHANGE, INC. SHALL NOT BE LIABLE FOR THE MISCALCULATION, INCORRECT PUBLICATION, DELAYED OR INTERRUPTED PUBLICATION OF THE PHLX OIL INDEX VALUE.

        LEVERAGED EQUITY INDEX-LINKED NOTES ARE NOT IN ANY WAY SPONSORED, ENDORSED OR PROMOTED BY THE PHILADELPHIA STOCK EXCHANGE, INC.

        THE PHILADELPHIA STOCK EXCHANGE, INC. SHALL NOT BEAR ANY OBLIGATION TO GIVE ANY EXPLANATION OF LEVERAGED EQUITY INDEX-LINKED NOTES OR ANY ADVICE ON INVESTMENTS TO ANY PURCHASER OF LEVERAGED EQUITY INDEX-LINKED NOTES OR TO THE PUBLIC.

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        THE PHILADELPHIA STOCK EXCHANGE, INC. NEITHER SELECTS SPECIFIC STOCKS OR GROUPS THEREOF NOR TAKES INTO ACCOUNT ANY OF THE ISSUING COMPANIES OR ANY PURCHASER OF LEVERAGED EQUITY INDEX-LINKED NOTES, FOR CALCULATION OF THE PHLX OIL INDEX VALUE.

        INCLUDING BUT NOT LIMITED TO THE FOREGOING, THE PHILADELPHIA STOCK EXCHANGE, INC. SHALL NOT BE RESPONSIBLE FOR ANY DAMAGE RESULTING FROM THE ISSUE AND SALE OF LEVERAGED EQUITY INDEX-LINKED NOTES.

Russell 2000® Index

        The Russell 2000® Index, which we refer to as the Russell 2000 Index, is an index calculated, published and disseminated by Frank Russell Company, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories.

        All 2,000 index stocks are traded on either the NYSE or the AMEX or in the over-the-counter market and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000 Index represents a small portion of the total market capitalization of the Russell 3000® Index. The Russell 2000 Index is designed to track the performance of the small capitalization segment of the U.S. equity market.

        Selection of stocks underlying the Russell 2000 Index. The Russell 2000 Index is a sub-group of the Russell 3000® Index. To be eligible for inclusion in the Russell 3000® Index, and, consequently, the Russell 2000 Index, a company’s stocks must be listed on May 31 of a given year and Frank Russell Company must have access to documentation verifying the company’s eligibility for inclusion. Beginning September 2004, eligible initial public offerings are added to Russell U.S. Indices at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

        Only common stocks belonging to corporations incorporated in the U.S. and its territories are eligible for inclusion in the Russell 3000® Index and, consequently, the Russell 2000 Index. The following securities are specifically excluded from the Russell 2000 Index: (i) stocks traded on U.S. exchanges but incorporated in other countries; (ii) preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts; (iii) royalty trusts, limited liability companies, closed-end investment companies and limited partnerships and (iv) bulletin board, pink sheets or over-the-counter traded securities. In addition, Berkshire Hathaway is excluded as a special exception due to its similarity to a mutual fund and lack of liquidity.

        The primary criterion used to determine the initial list of securities eligible for the Russell 3000® Index is total market capitalization, which is defined as the price of the shares times the total number of available shares. All common stock share classes are combined in determining market capitalization. If multiple share classes have been combined, the price of the primary vehicle (usually the most liquid) is used in the calculations. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. Stocks must trade at or above $1.00 on May 31 of each year to be eligible for inclusion in the Russell 2000 Index. However, if a stock falls below $1.00 intra-year, it will not be removed until the next reconstitution if it is still trading below $1.00.

        The Russell 2000 Index is reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June each year. Changes in the constituents

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are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

        Capitalization Adjustments. As a capitalization-weighted index, the Russell 2000 Index reflects changes in the capitalization, or market value, of the index stocks relative to the capitalization on a base date. The current Russell 2000 Index value is calculated by adding the market values of the index stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks. The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 2000 Index on the base date of December 31, 1986. To calculate the Russell 2000 Index, last sale prices will be used for exchange-traded stocks. If an index stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 2000 Index. In order to provide continuity for the Russell 2000 Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for index stocks, company additions or deletions, corporate restructurings and other capitalization changes.

        Available shares are assumed to be shares available for trading. Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in corporate filings with the Securities and Exchange Commission. Other sources are used in cases of missing or questionable data.

        The following types of shares are considered unavailable for the purposes of capitalization determinations:

•	ESOP or LESOP shares – corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;
•	Corporate cross-owned shares – when shares of a company in the index are held by another company also in the index, this is considered corporate cross-ownership. Any percentage held in this class will be adjusted;
•	Large private and corporate shares – large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the index that own 10% or more of the shares outstanding. However, not to be included in this class are institutional holdings, which are: investment companies, partnerships, insurance companies, mutual funds, banks or venture capitals;
•	Unlisted share classes – classes of common stock that are not traded on a U.S. securities exchange; and
•	Initial public offering lock-ups – shares locked-up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the index.

        Corporate Actions Affecting the Russell 2000 Index. The following summarizes the types of Russell 2000 Index maintenance adjustments and indicates whether or not an index adjustment is required:

•	“No Replacement” Rule – Securities that leave the Russell 2000 Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 2000 Index over the past year will fluctuate according to corporate activity.
•	Rule for Deletions – When a stock is acquired, delisted, or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the index at the close on the effective date or when the stock is no longer trading on the exchange. When deleting stocks from the Russell 2000 Index as a result of exchange de-listing or reconstitution, the price used will be the market price on the day of deletion, including potentially the OTC bulletin board price. Previously, prices used to reflect de-

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listed stocks were the last traded price on the primary exchange. Exceptions exist for certain corporate events, like mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.
•	When acquisitions or mergers take place within the Russell 2000 Index, the stock’s capitalization moves to the acquiring stock, hence, mergers have no effect on the index total capitalization. Shares are updated for the acquiring stock at the time the transaction is final.
•	Rule for Additions – The only additions between reconstitution dates are as a result of spin-offs and initial public offerings. Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off is large enough. To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 2000 Index at the latest reconstitution.
•	Rule for Corporate Action-Driven Changes – Beginning April 1, 2003 changes resulting from corporate actions generally are applied at the open of the ex-date using the previous day’s closing prices. For reclassification of shares, mergers and acquisitions, spin-offs or reorganizations, adjustments will be made at the open of the ex-date using previous day closing prices. For re-incorporations and exchange delisting, deleted entities will be removed at the open on the day following re-incorporation or delisting using previous day closing prices (including OTC prices for delisted stocks).

        Updates to Share Capital Affecting the Russell 2000 Index. Each month, the Russell 2000 Index is updated for changes to shares outstanding as companies report changes in share capital to the Securities and Exchange Commission. Effective April 30, 2002, only cumulative changes to shares outstanding greater than 5% will be reflected in the Russell 2000 Index. This does not affect treatment of major corporate events, which are effective on the ex-date.

        Pricing of Securities Included in the Russell 2000 Index. Effective on January 1, 2002, primary exchange closing prices are used in the daily index calculations. FT Interactive data is used as the primary source for U.S. security prices, income, and total shares outstanding. Prior to January 1, 2002, composite closing prices, which are the last trade price on any U.S. exchange, were used in the daily index calculations.

        License Agreement between Frank Russell Company and The Goldman Sachs Group, Inc.

        We, or Goldman, Sachs & Co., expect to enter into non-exclusive license agreements with Frank Russell Company, whereby we and our affiliates, in exchange for a fee, will be permitted to use the Russell 2000 Index in connection with the offer and sale of leveraged equity index-linked notes. We are not affiliated with Frank Russell Company; the only relationship between Frank Russell Company and us is the licensing of the use of the Russell 2000 Index and trademarks relating to the Russell 2000 Index.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the Russell 2000 Index or any successor index.

        The leveraged equity index-linked notes are not sponsored, endorsed, sold or promoted by Frank Russell Company ("Russell"). Russell makes no representation or warranty, express or implied, to the owners of leveraged equity index-linked notes or any member of the public regarding the advisability of investing in securities generally or in leveraged equity index-linked notes particularly or the ability of the Russell 2000® Index to track general stock market performance or a segment of the same. Russell's publication of the Russell 2000® Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000®Index is based. Russell's only relationship to The Goldman Sachs Group, Inc. and any of its affiliates is the licensing of certain trademarks and trade names of Russell and of the Russell 2000® Index which is determined,

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composed and calculated by Russell without regard to The Goldman Sachs Group, Inc. and any of its affiliates or leveraged equity index-linked notes. Russell is not responsible for and has not reviewed the leveraged equity index-linked notes nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000® Index. Russell has no obligation or liability in connection with the administration, marketing or trading of leveraged equity index-linked notes.

        RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE RUSSELL 2000® INDEX, INVESTORS, OWNERS OF LEVERAGED EQUITY INDEX-LINKED NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

S&P 500® Index

        The S&P 500® Index, which we refer to as the S&P 500 Index, includes a representative sample of 500 leading companies in leading industries of the U.S. economy. The S&P 500 Index is calculated, maintained and published by Standard & Poor’s® (“S&P”), a division of the McGraw-Hill Companies, Inc. Additional information is available on the following website: http://www.standardandpoors.com.

        The S&P 500 Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. The “Market Value” of any index stock is the product of the market price per share times the number of the then outstanding shares of such index stock. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500 Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely held and the Market Value and trading activity of the common stock of that company.

        The S&P 500 Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500 Index reflects the total Market Value of all 500 S&P 500 Index Stocks relative to the S&P 500 Index’s base period of 1941-43, which we refer to as the Base Period.

        An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

        The actual total Market Value of the index stocks during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the S&P 500 Index is computed by dividing the total Market Value of the S&P 500 Index

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Stocks by a number called the “S&P 500 Index Divisor.”By itself, the S&P 500 Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P 500 Index, it is the only link to the original base period value of the S&P 500 Index. The S&P 500 Index Divisor keeps the S&P 500 Index comparable over time and is the manipulation point for all adjustments to the S&P 500 Index, which we refer to as “S&P 500 Index Maintenance”.

        S&P 500 Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs.

        To prevent the value of the S&P 500 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500 Index require a S&P 500 Index Divisor adjustment. By adjusting the S&P 500 Index Divisor for the change in total Market Value, the value of the S&P 500 Index remains constant. This helps maintain the value of the S&P 500 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500 Index does not reflect the corporate actions of individual companies in the S&P 500 Index. All S&P 500 Index Divisor adjustments are made after the close of trading and after the calculation of the closing value of the S&P 500 Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500 Index and do not require S&P 500 Index Divisor adjustments.

        The table below summarizes the types of S&P 500 Index maintenance adjustments and indicates whether or not a S&P 500 Index Divisor adjustment is required:

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required
Stock split	Shares Outstanding multiplied by 2;	No
(i.e., 2-for-1)	Stock Price divided by 2

Share issuance	Shares Outstanding plus newly	Yes
(i.e., change ≥ 5%)	issued Shares

Share repurchase	Shares Outstanding minus	Yes
(i.e., change ≥ 5%)	Repurchased Shares

Special cash dividends	Share Price minus Special Dividend	Yes

Company Change	Add new company Market Value	Yes
minus old company Market Value

Rights Offering	Price of parent company minus	Yes

Price of Rights Right Ratio

Spin-Off	Price of parent company minus	Yes

Price of Spin-off Co. Share Exchange Ratio

        Stock splits and stock dividends do not affect the S&P 500 Index Divisor of the S&P 500 Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted

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by S&P so that there is no change in the Market Value of the S&P 500 Index Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

        Each of the corporate events exemplified in the table requiring an adjustment to the S&P 500 Index Divisor has the effect of altering the Market Value of the S&P 500 Index Stock and consequently of altering the aggregate Market Value of the S&P 500 Index Stocks, which we refer to as the Post-Event Aggregate Market Value. In order that the level of the S&P 500 Index, which we refer to as the Pre-Event Index Value, not be affected by the altered Market Value (whether increase or decrease) of the affected S&P 500 Index Stock, a new S&P 500 Index Divisor, which we refer to as the New S&P 500 Divisor, is derived as follows:

Post-Event Aggregate Market Value New S&P 500 Divisor	= Pre-Event Index Value

New S&P 500 Divisor =	Post-Event Market Value Pre-Event Index Value

        A large part of the S&P 500 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500 Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500 Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the S&P 500 Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500 Index. In addition, any changes over 5% in the current common shares outstanding for the S&P 500 Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the S&P 500 Index Divisor.

        The S&P 500 Index and S&P’s other U.S. indices moved to a float adjustment methodology in 2005 so that the indices will reflect only those shares that are generally available to investors in the market rather than all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by other publicly traded companies, venture capital firms, private equity firms, strategic partners or leveraged buyout groups; government entities; or other control groups, such as a company’s own current or former officers, board members, founders, employee stock ownership plans or other investment vehicles controlled by the company or such other persons. In March 2005 the official S&P U.S. indices moved half way to float adjustment and in September 2005 the indices will move to full float adjustment.

        License Agreement between S&P and The Goldman Sachs Group, Inc.

        S&P and Goldman, Sachs & Co. have entered into a nontransferable, non-exclusive license agreement granting Goldman, Sachs & Co. and its affiliates, in exchange for a fee, the right to use the S&P 500 Index in connection with the issuance of certain securities, including leveraged equity index-linked notes. The Goldman Sachs Group, Inc. is also a party to the license agreement.

        The leveraged equity index-linked notes are not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (“S&P'') or its third party licensors. Neither S&P nor its third party licensors make any representation or warranty, express or implied, to the owners of leveraged equity index-linked notes or any member of the public regarding the advisability of investing in securities generally or in leveraged equity index-linked notes particularly or the ability of the S&P 500® Index to track general stock market performance. S&P and its third party licensor's only relationship to The Goldman Sachs Group, Inc. is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the S&P 500® Index which is determined, composed and calculated by S&P or its third party licensors without regard to The Goldman Sachs Group, Inc. or the leveraged equity index-linked notes. S&P and its third party licensors have no obligation to take the needs of The Goldman Sachs Group, Inc. or the owners of leveraged equity index-linked notes into

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consideration in determining, composing or calculating the S&P 500®Index. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of leveraged equity index-linked notes or the timing of the issuance or sale of leveraged equity index-linked notes or in the determination or calculation of the equation by which leveraged equity index-linked notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of leveraged equity index-linked notes.

        NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE LICENSED MARKS, THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

TOPIX® Index

        The TOPIX® Index, also known as the Tokyo Price Index, is a capitalization weighted index of all the companies listed on the First Section of the Tokyo Stock Exchange, Inc., which we refer to as the TSE. Domestic stocks admitted to the TSE are assigned either to the First Section or the Second Section. Stocks listed in the First Section, which number approximately 1,500, are among the most actively traded stocks on the TSE. The TOPIX® Index is supplemented by the subbasket components of the 33 industry sectors and developed with a base index value of 100 as of January 4, 1968. The TOPIX® Index calculation excludes temporary issues and preferred stocks. Additional information about the TOPIX® Index is available on the following website: http://www.tse.or.jp/english/topix/topix/index.html.

        License Agreement between TSE and The Goldman Sachs Group, Inc.

        We, or Goldman, Sachs & Co., expect to enter into non-exclusive license agreements with TSE, whereby we, in exchange for a fee, will be permitted to use the TOPIX® Index in connection with the offer and sale of leveraged equity index-linked notes. We are not affiliated with TSE; the only relationship between TSE and us is the licensing of the use of the TOPIX® Index and trademarks relating to the TOPIX® Index.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the TOPIX® Index or any successor index.

        TSE is under no obligation to continue the calculation and dissemination of the TOPIX® Index. Leveraged equity index-linked notes are not sponsored, endorsed or promoted by TSE. No inference should be drawn from the information contained in this prospectus supplement no. 656 that TSE makes any representation or warranty, implied or express, to The Goldman Sachs Group, Inc., any holder of leveraged equity index-linked notes or any member of the public regarding the advisability of investing in securities generally or in leveraged equity index-linked notes in particular or the ability of the TOPIX® Index to track general stock market performance.

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        TSE determines, composes and calculates the TOPIX® Index without regard to leveraged equity index-linked notes. TSE has no obligation to take into account your interest, or that of anyone else having an interest, in leveraged equity index-linked notes in determining, composing or calculating the TOPIX® Index. TSE is not responsible for and has not participated in the determination of the terms, prices or amount of leveraged equity index-linked notes and will not be responsible for or participate in any determination or calculation regarding the principal amount of leveraged equity index-linked notes payable at the stated maturity date or upon redemption. TSE has no obligation or liability in connection with the administration, marketing or trading of leveraged equity index-linked notes.

        Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the TOPIX® Index or any successor index. TSE disclaims all responsibility for any errors or omissions in the calculation and dissemination of the TOPIX® Index or the manner in which the TOPIX® Index is applied in determining any initial index level or final index level or any amount payable upon maturity or redemption of leveraged equity index-linked notes.

        THE TOPIX® INDEX VALUE AND THE TOPIX TRADEMARKS ARE SUBJECT TO THE INTELLECTUAL PROPERTY RIGHTS OWNED BY THE TOKYO STOCK EXCHANGE, INC. AND THE TOKYO STOCK EXCHANGE, INC. OWNS ALL RIGHTS RELATING TO THE TOPIX® INDEX SUCH AS CALCULATION, PUBLICATION AND USE OF THE TOPIX® INDEX VALUE AND RELATING TO THE TOPIX TRADEMARKS.

        THE TOKYO STOCK EXCHANGE, INC. SHALL RESERVE THE RIGHTS TO CHANGE THE METHODS OF CALCULATION OR PUBLICATION, TO CEASE THE CALCULATION OR PUBLICATION OF THE TOPIX® INDEX VALUE OR TO CHANGE THE TOPIX TRADEMARKS OR CEASE THE USE THEREOF.

        THE TOKYO STOCK EXCHANGE, INC. MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EITHER AS TO THE RESULTS STEMMED FROM THE USE OF THE TOPIX® INDEX VALUE AND THE TOPIX TRADEMARKS OR AS TO THE FIGURE AT WHICH THE TOPIX® INDEX VALUE STANDS ON ANY PARTICULAR DAY.

        THE TOKYO STOCK EXCHANGE, INC. GIVES NO ASSURANCE REGARDING ACCURACY OR COMPLETENESS OF THE TOPIX® INDEX VALUE AND DATA CONTAINED THEREIN. FURTHER, THE TOKYO STOCK EXCHANGE, INC. SHALL NOT BE LIABLE FOR THE MISCALCULATION, INCORRECT PUBLICATION, DELAYED OR INTERRUPTED PUBLICATION OF THE TOPIX® INDEX VALUE.

        LEVERAGED EQUITY INDEX-LINKED NOTES ARE NOT IN ANY WAY SPONSORED, ENDORSED OR PROMOTED BY THE TOKYO STOCK EXCHANGE, INC.

        THE TOKYO STOCK EXCHANGE, INC. SHALL NOT BEAR ANY OBLIGATION TO GIVE AN EXPLANATION OF LEVERAGED EQUITY INDEX-LINKED NOTES OR AN ADVISE ON INVESTMENTS TO ANY PURCHASER OF LEVERAGED EQUITY INDEX-LINKED NOTES OR TO THE PUBLIC.

        THE TOKYO STOCK EXCHANGE, INC. NEITHER SELECTS SPECIFIC STOCKS OR GROUPS THEREOF NOR TAKES INTO ACCOUNT ANY NEEDS OF THE ISSUING COMPANY OR ANY PURCHASER OF LEVERAGED EQUITY INDEX-LINKED NOTES, FOR CALCULATION OF THE TOPIX® INDEX VALUE.

        INCLUDING BUT NOT LIMITED TO THE FOREGOING, THE TOKYO STOCK EXCHANGE, INC. SHALL NOT BE RESPONSIBLE FOR ANY DAMAGE RESULTING FROM THE ISSUE AND SALE OF LEVERAGED EQUITY INDEX-LINKED NOTES.

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        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Prospectus Supplement

Page
Summary Information	S-3
Hypothetical Returns on the Leveraged Equity Index-Linked Notes	S-10
Additional Risk Factors Specific to the Leveraged Equity Index-Linked Notes	S-25
General Terms of the Leveraged Equity Index-Linked notes	S-33
Use of Proceeds and Hedging	S-45
Supplemental Discussion of Federal Income Tax Consequences	S-47
Employee Retirement Income Security Act	S-51
Supplemental Plan of Distribution	S-52
The Indices	A-1
Dow Jones Euro STOXX 50® Index	A-1
Dow Jones Industrial AverageSM	A-5
FTSETM 100 Index	A-7
Hang Seng Index®	A-8
MSCI® EAFE Index	A-10
MSCI Taiwan IndexSM	A-14
NASDAQ-100 Index®	A-16
Nikkei 225 Index	A-20
PHLX Housing SectorSM Index	A-23
PHLX Oil Service SectorSM Index	A-26
Russell 2000® Index	A-28
S&P 500® Index	A-31
TOPIX® Index	A-34

Prospectus Supplement dated December 5, 2006
Use of Proceeds	S-2
Description of Notes We May Offer	S-3
United States Taxation	S-20
Employee Retirement Income Security Act	S-20
Supplemental Plan of Distribution	S-21
Validity of the Notes	S-23

Prospectus dated December 5, 2006
Available Information	2
Prospectus Summary	4
Use of Proceeds	8
Description of Debt Securities We May Offer	9
Description of Warrants We May Offer	31
Description of Purchase Contracts We May Offer	47
Description of Units We May Offer	52
Description of Preferred Stock We May Offer	57
The Issuer Trusts	66
Description of Capital Securities and Related Instruments	66
Description of Capital Stock of The Goldman Sachs Group, Inc.	88
Legal Ownership and Book-Entry Issuance	93
Considerations Relating to Securities Issued in Bearer Form	99
Considerations Relating to Indexed Securities	103
Considerations Relating to Securities Denominated or Payable
in or Linked to a Non-U.S. Dollar Currency	106
Considerations Relating to Capital Securities	109
United States Taxation	112
Plan of Distribution	135
Employee Retirement Income Security Act	138
Validity of the Securities	139
Experts	139
Cautionary Statement Pursuant to the Private Securities
Litigation Reform Act of 1995	140

The Goldman Sachs Group, Inc.

Leveraged Equity Index-Linked Notes

Linked to an Index or a Basket of Indices

Medium-Term Notes, Series B

Goldman, Sachs & Co.